As filed with the Securities and Exchange Commission on November 14, 2008

Registration No. 333-

Post-Effective Amendment No. 2 to Registration Statement No. 333-112708

Post-Effective Amendment No. 3 to Registration Statement No. 333-97197

Post-Effective Amendment No. 4 to Registration Statement No. 333-83503

Post-Effective Amendment No. 5 to Registration Statement No. 333-51367

Post-Effective Amendment No. 5 to Registration Statement No. 333-13811

Post-Effective Amendment No. 5 to Registration Statement No. 333-07229

Post-Effective Amendment No. 6 to Registration Statement No. 33-63097

Post-Effective Amendment No. 6 to Registration Statement No. 33-57533

Post-Effective Amendment No. 6 to Registration Statement No. 33-49881

Post-Effective Amendment No. 4 to Registration Statement No. 33-30717

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of America Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-0906609 (I.R.S. Employer Identification No.)

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TIMOTHY J. MAYOPOULOS

Executive Vice President and General Counsel

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-7484

(Name, address, including zip code, and telephone number, including area code, of agent for service)

BOYD C. CAMPBELL, JR. McGuireWoods LLP 201 North Tryon Street Charlotte, North Carolina 28202	Copies to:	JAMES R. TANENBAUM Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104

Approximate date of commencement of the proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Senior Debt Securities	(1)(2)(3)
Subordinated Debt Securities
Guarantees

(1)	Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement covers and contains a prospectus that relates to an indeterminable amount of the Registrant’s debt securities that previously were registered and sold under the Registration Statements listed below and that may be reoffered or resold in market-making transactions by affiliates of the Registrant, including Banc of America Securities LLC. Accordingly, this Registration Statement will constitute Post-Effective Amendment No. 2 to Registration Statement No. 333-112708 for purposes of the market-maker prospectus contained therein only; Post-Effective Amendment No. 3 to Registration Statement No. 333-97197; Post-Effective Amendment No. 4 to Registration Statement No. 333-83503; Post-Effective Amendment No. 5 to Registration Statement No. 333-51367; Post-Effective Amendment No. 5 to Registration Statement No. 333-13811; Post-Effective Amendment No. 5 to Registration Statement No. 333-07229; Post-Effective Amendment No. 6 to Registration Statement No. 33-63097; Post-Effective Amendment No. 6 to Registration Statement No. 33-57533; Post-Effective Amendment No. 6 to Registration Statement No. 33-49881; and Post-Effective Amendment No. 4 to Registration Statement No. 33-30717. These Post-Effective Amendments shall become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933. This Registration Statement and the prospectus contained herein do not substitute or replace the Registration Statements listed above or the prospectuses contained in these Registration Statements.
(2)	This Registration Statement also relates to an indeterminable amount of debt securities and related guarantees that previously were registered and sold by the Registrant’s predecessors under the Registration Statements listed below and that may be reoffered or resold in market-making transactions by affiliates of the Registrant, including Banc of America Securities LLC, including pursuant to the Registration Statements filed by Countrywide Financial Corporation and Countrywide Home Loans, Inc. designated by Registration Statement Nos. 333-131707, 333-114270, 333-103623, 333-74042, 333-66467 and 333-31529; by MBNA Corporation designated by Registration Statement No. 333-45814; by FleetBoston Financial Corporation and its predecessors designated by Registration Statement Nos. 333-62905 and 333-37231; and by BankAmerica Corporation designated by Registration Statement No. 33-54385.
(3)	Pursuant to Rule 457(q) under the Securities Act of 1933, no filing fee is required for the registration of an indeterminable amount of debt securities to be offered in market-making transactions by affiliates of the Registrant as described in Notes (1) and (2) above.

EXPLANATORY NOTE

The prospectus contained in this Registration Statement is a market-maker prospectus intended for use by our direct or indirect wholly-owned subsidiaries, including Banc of America Securities LLC, in connection with offers and sales related to secondary market transactions in debt securities that we or our predecessors previously registered under the Securities Act of 1933. The market-maker prospectus does not substitute or replace our prospectuses relating to Registration Statements currently on file with the Securities and Exchange Commission.

PROSPECTUS

Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255 (704) 386-5681

Debt Securities

Affiliates of Bank of America Corporation, including Banc of America Securities LLC, may use this prospectus in connection with offers and sales in the secondary market of senior or subordinated debt securities of Bank of America Corporation. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to market prices at the time of sale.

The following debt securities that may be offered using this prospectus are listed on the American Stock Exchange LLC (the “AMEX”):

Title of Securities	Ticker Symbol
Minimum Return Index EAGLESSM, due June 1, 2010, Linked to the Nasdaq-100 Index®	BOA.D
Minimum Return Index EAGLES®, due June 28, 2010, Linked to the S&P 500® Index	BOA.E
Minimum Return—Return Linked Notes, due June 24, 2010, Linked to the Nikkei 225 Index	BOA.F
Minimum Return Basket EAGLESSM, due August 2, 2010, Linked to a Basket of Energy Stocks	BOA.G
Minimum Return Index EAGLES®, due August 28, 2009, Linked to the Russell 2000® Index	BOA.H
Minimum Return Index EAGLES®, due September 25, 2009, Linked to the Dow Jones Industrial AverageSM	BOA.I
Minimum Return Index EAGLES®, due October 29, 2010, Linked to the Nasdaq-100 Index®	BOA.J
1.50% Index CYCLES™, due November 26, 2010, Linked to the S&P 500® Index	BOA.K
1.00% Index CYCLES™, due December 28, 2010, Linked to the S&P MidCap 400 Index	BOA.L
Return Linked Notes due June 28, 2010, Linked to the Nikkei 225 Index	BOA.M
1.00% Basket CYCLES™, due January 28, 2011, Linked to a Basket of Health Care Stocks	BOA.N
Minimum Return Index EAGLES®, due January 28, 2011, Linked to the Russell 2000® Index	BOA.O
1.25% Index CYCLES™, due February 24, 2010, Linked to the S&P 500® Index	BOA.Q
Minimum Return Index EAGLES®, due March 27, 2009, Linked to the Nasdaq-100 Index®	BOA.R
1.75% Basket CYCLES™, due April 30, 2009, Linked to a Basket of Three Indices	BOA.S
1.00% Basket CYCLES™, due May 27, 2010, Linked to a “70/30” Basket of Four Indices and an Exchange Traded Fund	BOA.T
Minimum Return Index EAGLES®, due June 25, 2010, Linked to the Dow Jones Industrial AverageSM	BOA.U
1.50% Basket CYCLES™, due July 29, 2011, Linked to an “80/20” Basket of Four Indices and an Exchange Traded Fund	BOA.V
Minimum Return Index EAGLES®, due August 28, 2009, Linked to the AMEX Biotechnology IndexSM	BOA.W
1.25% Index CYCLES™, due August 25, 2010, Linked to the Dow Jones Industrial AverageSM	BOA.X
1.25% Basket CYCLES™, due September 27, 2011, Linked to a Basket of Four Indices	BOA.Y
Minimum Return Basket EAGLESSM, due September 29, 2010, Linked to a Basket of Energy Stocks	BOA.Z
Minimum Return Index EAGLES®, due October 29, 2010, Linked to the S&P 500® Index	BOR.A
Minimum Return Index EAGLES®, due November 23, 2010, Linked to the Nasdaq-100 Index®	BOR.B
Minimum Return Index EAGLES®, due November 24, 2010, Linked to the CBOE China Index	BOR.C
1.25% Basket CYCLES™, due December 27, 2010, Linked to a “70/30” Basket of Four Indices and an Exchange Traded Fund	BOR.D
1.50% Basket CYCLES™, due December 28, 2011, Linked to a Basket of Health Care Stocks	BOR.E

Our debt securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our securities are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks. Potential purchasers of our debt securities denominated in a currency other than U.S. dollars or our indexed debt securities should consider the information in “Risk Factors Related to Some of the Debt Securities” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be offered under this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 14, 2008

“Index EAGLES®” is our federal service mark registration. “Basket EAGLESSM,” “Index CYCLES™,” and “Basket CYCLES™” are our trademarks or service marks.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500,” “500,” “S&P MidCap 400 Index,” and “Standard & Poor’s MidCap 400 Index” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by us. The notes included in this prospectus that are linked to any of the above are not sponsored, endorsed, sold, or promoted by Standard & Poor’s® and Standard & Poor’s® makes no representation regarding the advisability of investing in any of these notes.

“Dow Jones,” “Dow Jones Industrial AverageSM,” and “DJIASM” are service marks of Dow Jones & Company, Inc. (“Dow Jones”) and have been licensed by us for use for certain purposes. The notes included in this prospectus that are linked to the Dow Jones Industrial AverageSM are not sponsored, endorsed, sold, or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in any of these notes.

“Nasdaq®,” “Nasdaq-100 Index®,” and “Nasdaq-100®” are trademarks or service marks of The Nasdaq Stock Market, Inc. (with its affiliates, “Nasdaq®”) and are licensed for use by us. The notes included in this prospectus that are linked to any of the above have not been passed on by Nasdaq® as to their legality or suitability. These notes are not issued, endorsed, sold or promoted by Nasdaq®. NASDAQ® MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO ANY OF THESE NOTES.

The Dow Jones EURO STOXX 50SM Index is proprietary and copyrighted material. The Dow Jones EURO STOXX 50SM Index and the related trademarks have been licensed for certain purposes by us. Neither STOXX Limited (“STOXX”) nor Dow Jones sponsors, endorses, or promotes any of the notes included in this prospectus that are linked to the Dow Jones EURO STOXX 50SM Index.

The “Russell 2000® Index” is a trademark of Frank Russell Company and has been licensed for our use. The notes included in this prospectus that are linked to this trademark are not sponsored, endorsed, sold, or promoted by Frank Russell Company, and Frank Russell Company makes no representation regarding the advisability of investing in any of these notes. The “Russell 3000® Index” also is a trademark of Frank Russell Company.

The Lehman Brothers U.S. Aggregate Index is proprietary material. The Lehman Brothers U.S. Aggregate Index and the proprietary data contained herein have been licensed for certain purposes by us. Lehman Brothers Inc. does not sponsor, endorse, sell, or promote any of the notes included in this prospectus that are linked to the Lehman Brothers U.S. Aggregate Index.

iShares® is a registered mark of Barclays Global Investors, N.A. (“BGI”). BGI has licensed certain trademarks and trade names of BGI to us. The notes included in this prospectus that are linked to iShares® are not sponsored, endorsed, sold, or promoted by BGI, its affiliate, Barclays Global Fund Advisors (“BGFA”), or the iShares® Funds. Neither BGI, BGFA, nor the iShares® Funds make any representations or warranties to the owner of these notes or any member of the public regarding the advisability of investing in these notes. Neither BGI, BGFA, nor the iShares® Funds shall have any obligation or liability in connection with the registration, operation, marketing, trading, or sale of these notes or in connection with our use of information about the iShares® Funds.

“AMEX Biotechnology Index” is sponsored by, and is a service mark of, the AMEX. The AMEX Biotechnology Index is being used with the permission of the AMEX.

“Dow Jones,” “AIG®,” “Dow Jones – AIG Commodity IndexSM,” and “DJ-AIGCISM” are service marks of Dow Jones and American International Group, Inc. (“American International Group”), as the case may be, and have been licensed for use for certain purposes by us. The notes included in this prospectus that are linked to any of the above are not sponsored, endorsed, sold, or promoted by Dow Jones, AIG International Inc. (“AIGI”), American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIGI, American International Group, or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in these notes.

“CBOE China Index” is sponsored by the Chicago Board Options Exchange, Incorporated (the “CBOE”). The CBOE China Index is being used with the permission of the CBOE.

Nikkei 225 Index is a trade or service mark of Nihon Keizai Shimbun, Inc. (“NKS”) and is licensed for use by us. The notes included in this prospectus that are linked to the Nikkei 225 Index have not been passed on by NKS as to their legality or suitability. These notes are not issued, endorsed, sold, or promoted by NKS. NKS MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THESE NOTES.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, and is intended to describe certain outstanding senior and subordinated debt securities previously issued by us and our predecessor companies. Those predecessor companies are:

•	NCNB Corporation
•	NationsBank Corporation
•	Countrywide Financial Corporation
•	Countrywide Home Loans, Inc.
•	MBNA Corporation
•	FleetBoston Financial Corporation
•	Fleet Boston Corporation
•	Fleet Financial Group, Inc.
•	BankAmerica Corporation

This prospectus will be used by our affiliates, including Banc of America Securities LLC, in connection with offers and sales in the secondary market of the debt securities we describe in this prospectus. Any of our affiliates, including Banc of America Securities LLC, may act as a principal or agent in these transactions. Any affiliate that is a member of the Financial Industry Regulatory Authority, Inc., including Banc of America Securities LLC, will conduct these offers and sales in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. The transactions in the secondary market by our affiliates, including Banc of America Securities LLC, may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale.

We will not receive any proceeds from the sale of debt securities offered by this prospectus.

In considering an investment in the debt securities offered by this prospectus, you should rely only on the information included or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The delivery of this prospectus, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

We are offering to sell these debt securities only in places where sales are permitted. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy these debt securities in any jurisdiction in which such offer or solicitation is unlawful.

References in this prospectus to “$” and “dollars” are to the currency of the United States of America. References in this prospectus to “€” and “euro” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Communities, as amended by the Treaty on European Union, as amended by the Treaty of Amsterdam. References in this prospectus to “CAD” and “Canadian dollars” are to the currency of Canada.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Bank of America Corporation.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. Our principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

Business Segment Information

Through our banking subsidiaries and various non-banking subsidiaries throughout the United States and in selected international markets, we provide a diversified range of banking and non-banking financial services and products through three business segments: (1) Global Consumer and Small Business Banking, (2) Global Corporate and Investment Banking, and (3) Global Wealth and Investment Management.

Countrywide Merger

On July 1, 2008, we completed our acquisition of Countrywide Financial Corporation, or “Countrywide,” and its subsidiaries. In connection with this acquisition, Countrywide merged into our wholly-owned merger subsidiary (the “Countrywide acquisition”), with our subsidiary continuing in existence as the surviving entity and changing its name to Countrywide Financial Corporation. Effective November 7, 2008, Bank of America Corporation assumed debt securities and related guarantees of Countrywide and its wholly-owned subsidiary Countrywide Home Loans, Inc., or “CHL,” in an aggregate amount of approximately $16.6 billion (the “Countrywide assumption”) as part of the consideration for the transfer of substantially all of the assets and operations of Countrywide and CHL to other subsidiaries of Bank of America.

Merger Agreement with Merrill Lynch

On September 15, 2008, we announced that we had entered into an Agreement and Plan of Merger, dated as of September 15, 2008, with Merrill Lynch & Co., Inc., or “Merrill Lynch.” Under the merger agreement, our newly-formed wholly-owned merger subsidiary will, subject to the terms and conditions of the merger agreement, merge into Merrill Lynch (the “Merrill Lynch merger”), with Merrill Lynch continuing as the surviving entity and our wholly-owned subsidiary. Under the terms of the merger agreement, if the Merrill Lynch merger is completed, each share of Merrill Lynch common stock will be converted into 0.8595 (the “exchange ratio”) of a share of our common stock, each share of non-convertible preferred stock of Merrill Lynch will be exchanged for preferred stock issued by us having substantially identical terms, and convertible preferred stock of Merrill Lynch will remain outstanding after the Merrill Lynch merger and will thereafter be convertible in accordance with its terms into shares of our common stock based on the exchange ratio. Completion of the Merrill Lynch merger is subject to certain customary conditions, including, among others, approval of the stockholders of both Bank of America and Merrill Lynch and receipt of regulatory approvals.

Information about the Merrill Lynch merger, including a copy of the merger agreement, certain historical financial statements of Merrill Lynch, and unaudited pro forma condensed financial statements giving effect to the Merrill Lynch merger, is included in our Current Reports on Form 8-K filed with the SEC on September 15, 2008, September 18, 2008, October 3, 2008, and November 12, 2008. See “Where You Can Find More Information” below for information on how to obtain copies of these reports.

Regulatory Considerations

As a financial holding company and a bank holding company, we are supervised and regulated by The Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” In addition, our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities, including the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, or the “FDIC,” the Office of Thrift Supervision, and the SEC. For a discussion of the material elements of the extensive regulatory framework applicable to financial holding companies, bank holding companies, and banks, as well as specific information about us and our subsidiaries, please refer to the section “Government Supervision and Regulations” under the caption “Item 1. Business” in our annual report on Form 10-K for the fiscal year ended December 31, 2007, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” below for information on how to obtain a copy of our annual report and any subsequent reports. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders and creditors.

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC – either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default – the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

Outstanding Debt

The following table sets forth: (1) our outstanding long-term debt as of September 30, 2008, and (2) the pro forma outstanding long-term debt of Bank of America as of September 30, 2008 as adjusted for the Countrywide assumption and the issuance, maturity, and repayment of some of our long-term debt during the period beginning October 1, 2008 through November 13, 2008.

	Bank of America Actual	Unaudited Pro Forma As Adjusted Bank of America(1)
	(Amounts in millions)
Senior debt
Parent company	$94,960	$105,018
Subsidiaries (2)	42,646	25,786

Total senior debt	$137,606	$130,804
Subordinated debt
Parent company	28,532	28,891
Subsidiaries (2)	8,576	7,650

Total subordinated debt	$37,108	$36,541
Junior subordinated debt
Parent company	17,198	18,772
Subsidiaries (2)	3,305	1,689

Total junior subordinated debt	$20,503	$20,461
Asset-backed notes
Subsidiaries (2)	$9,686	$9,673
Advances from Federal Home Loan Banks & Other	$52,807	$52,186

Total long-term debt	$257,710	$249,665

(1)	Has not been adjusted to reflect the pro forma effect of the Merrill Lynch merger. As of September 26, 2008, Merrill Lynch had outstanding consolidated long-term debt in an aggregate principal amount of approximately $232.5 billion.
(2)	Because these obligations are direct obligations of our subsidiaries, they constitute claims against those subsidiaries prior to our equity interest in those subsidiaries.

As of September 30, 2008, there was approximately $145.8 billion of Bank of America Corporation commercial paper and other short-term notes payable outstanding.

DESCRIPTION OF DEBT SECURITIES

Introduction

Our outstanding senior and subordinated debt securities offered by this prospectus (the “Debt Securities”) were issued under a number of indentures. Some of these indentures were executed by our predecessor companies, and we assumed the obligations under these indentures when we acquired each of these predecessor companies.

The Debt Securities are our direct unsecured obligations and are not obligations of our subsidiaries.

Trustees

Each trustee under the respective indentures has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent the trustee may act on your behalf.

•	Second, the trustee performs administrative duties for us, including sending you notices.

Covenants

None of our indentures limits the amount of debt securities that we may issue. Each indenture allows us to issue debt securities up to the principal amount we authorize from time to time. In addition, none of our subordinated indentures limits the amount of senior debt we may incur.

None of our indentures contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructurings. If our credit quality declines as a result of an event of this type, or otherwise, the ratings of any Debt Securities then outstanding may be withdrawn or downgraded.

Limitations on Payments

As a holding company, we own most of our assets and conduct substantially all of our operations through subsidiaries. Our ability to make payments of principal, any premium, interest, and any other amounts on the Debt Securities may be affected by the ability of our banking and nonbanking subsidiaries to pay dividends. Their ability, as well as our ability, to pay dividends in the future is and could be influenced by bank regulatory requirements and capital guidelines. See “Bank of America Corporation – Regulatory Considerations.”

In addition, claims of holders of debt securities generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

Tax Considerations

In connection with any payment on a Debt Security, we may require the holder to certify information to us. In the absence of that certification, we may rely on any legal presumption to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

Some of our Debt Securities are deemed to be issued with original issue discount (“OID”) for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.” If you are considering the purchase, ownership, or disposition of Debt Securities issued with OID, you should consult your own tax advisors concerning the U.S. federal income tax consequences with regard to the purchase, ownership, or disposition of those securities in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.

Form, Registration, and Payment

Unless otherwise indicated in this prospectus, we have issued the Debt Securities only in fully registered form without coupons. We have issued some of the Debt Securities only as global securities and not as certificated securities. For a discussion of the exchange, registration, transfer, and payment of both global and certificated Debt Securities, see “Registration and Settlement.”

Repurchase

We, or our affiliates, may repurchase Debt Securities from investors who are willing to sell them from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. We, or our affiliates, have the discretion to hold or resell any repurchased Debt Securities. We also have the discretion to cancel any Debt Securities we repurchase.

No Sinking Fund

Unless otherwise indicated in this prospectus, no series of the Debt Securities is entitled to the benefits of a sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay any of the Debt Securities.

Reopenings

We have the ability to “reopen” the offering of some of our Debt Securities. This means that we can increase the principal amount of that series of Debt Securities by selling additional Debt Securities with the same terms. We may do so without notice to the existing holders of securities of that series. However, any new securities of this kind may begin to bear interest at a different date.

RISK FACTORS RELATED TO SOME OF THE DEBT SECURITIES

Risks of Indexed Debt Securities

We have issued certain Debt Securities where the principal, interest, and/or other amounts payable on the Debt Securities are indexed to the price or level of one or more stocks or stock indices, interest rates, or other indices. We refer to these securities as “Indexed Debt Securities,” and we refer to these stocks or stock indices, interest rates, or other indices as “indexed items.”

If you invest in our Indexed Debt Securities, you will be subject to significant risks not associated with conventional fixed rate or floating rate debt securities. In recent years, values of some indexed items have been volatile, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of matters, including economic, financial, and political events that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or payments made on, the Indexed Debt Securities.

• Principal amount. Our Indexed Debt Securities may or may not be “principal protected,” so the principal amount you will receive at maturity may be greater than, equal to, or less than the original purchase price of the Indexed Debt Security. It also is possible that principal will not be repaid. Unless otherwise indicated in this prospectus, each of the Indexed Debt Securities is “principal protected.” In addition, at maturity or upon earlier redemption or exchange, for some of our Indexed Debt Securities you may receive shares of stock of one or more companies, instead of a cash payment. These shares may have an aggregate value at that time that is less than the face amount of the Indexed Debt Security.

• Interest payments. If the interest rate of an Indexed Debt Security is indexed (whether or not the principal amount is indexed), then you may receive interest payments that are less than what you would have received had you purchased at the same time a conventional debt security having the same maturity date. It also is possible that no interest will be paid on the Indexed Debt Security.

•  Multiplier or leverage factor. Our Indexed Debt Securities may have interest and principal payments that increase or decrease at a rate that is greater than the rate of a favorable or unfavorable movement in the indexed item, which is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid at all.

•  Early payment. The terms of an Indexed Debt Security may require that the Indexed Debt Security be paid prior to its scheduled maturity date. That early payment could result in a reduction in your anticipated return on your investment. In addition, you may not be able to invest the funds you receive on repayment in a new investment that yields a similar return.

•  Limited return. Amounts payable at maturity of some of our Indexed Debt Securities may be determined, in part, by reference to the periodic return or level of an indexed item or the levels of components of a basket during the term of the Indexed Debt Securities. The supplemental amount payable at maturity may be limited to the stated minimum amount, which may be zero, even if (1) the level of the applicable indexed item or the basket increases during one or more reference or valuation periods during the term of the Indexed Debt Securities or (2) the final level of the applicable indexed item or the basket exceeds the initial level of that indexed item or basket, as applicable. In that case, at maturity you would receive only the principal amount of the Indexed Debt Securities and any applicable minimum supplemental amount. In addition, if the periodic return during any reference period during the term of the Indexed Debt Securities is subject to a cap, the return on your investment in the Indexed Debt Securities may not fully reflect any increase in the market values of the component stocks included in the applicable indexed item or the basket. A direct investment in the applicable indexed item or the component stocks of an indexed item or basket would allow you to receive the full benefit on any appreciation in the price of those securities or shares, as well as in any dividends paid by or distributions made on those securities or shares.

•  Use of average levels. The return on certain of the Indexed Debt Securities may be based on the average closing levels of the applicable index or basket on various valuation dates. Therefore, a high level of the applicable index or basket on one or more of the valuation dates may be substantially or entirely offset by a low level of the applicable index or basket on one or more other valuation dates. In addition, the market value of these Indexed Debt Securities and the amount payable at maturity may be less sensitive to fluctuations in the value of the applicable index or basket as the time remaining to maturity lessens.

•  Investments in foreign markets. The return on certain of the Indexed Debt Securities may depend on indices based on the stocks of issuers organized or operating in foreign markets. As a result, an investment in these Indexed Debt Securities involves considerations that may not be associated with a security linked to indices based solely on the stocks of U.S. issuers. The considerations relate to foreign market factors generally, and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions, political and military uncertainties, the levels of governmental involvement in the applicable financial markets, and different and, in some cases, more adverse economic environments.

•  Trading in the commodity and related futures markets. The return on certain of the Indexed Debt Securities may depend on indices based on commodities. The commodities markets are subject to temporary distortions and other disruptions due to a variety of factors. These factors include the lack of liquidity in the markets, the participation of speculators in these markets, and government regulation and intervention. In addition, futures exchanges in the United States and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. In addition, commodity prices may change unpredictably, affecting the level of the applicable index and the value of the applicable Indexed Debt Securities in unforeseeable ways. These circumstances could adversely affect the level of the applicable indexed items and, therefore, the relevant Indexed Debt Securities.

•  Value of underlying securities. Some of our Indexed Debt Securities may be linked to the performance of a basket of stocks. A change in the level of a basket component may not correlate with changes in other basket components, and increases in the level of one or more basket components may be moderated, or wholly offset, by lesser increases or decreases in the level of one or more of the other basket components. In addition, the basket composition, and in some circumstances the process of determining the basket level, may be subject to adjustment for events arising out of stock splits and combinations, stock dividends, and a number of other transactions involving the companies whose stock is included in the applicable basket, including the liquidation, dissolution, or winding up of an issuer. The applicable basket composition and the process of determining the basket level will not be adjusted for other events that may adversely affect the price of the stock of a company included in the basket, such as offerings of common stock for cash or in connection with acquisitions.

•  Companies included in an index. While we currently, or in the future, may engage in business with companies represented by the constituent securities of an indexed item, neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of any publicly available information about any companies represented by the constituent securities of any indexed item or the calculation of any indexed item. You should make your own investigation into the applicable indexed item and the companies represented by its constituent securities.

None of the companies represented by constituent securities of any indexed item, nor the publisher of any indexed item, has any obligation of any sort with respect to any Indexed Debt Securities. Thus, none of these entities has any obligation to take your interests into consideration for any reason, including taking any corporate actions that might affect the value of your Indexed Debt Securities.

•  Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates may engage in trading activities related to any indexed item or the securities included in the indexed item that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell the securities included in an indexed item or futures or options contracts on the indexed item for our own accounts, for business reasons, or in connection with hedging our obligations under the Indexed Debt Securities.

These trading activities may present a conflict of interest between your interest in your Indexed Debt Securities and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the level of an indexed item, could be adverse to your interests as a beneficial owner of the Indexed Debt Securities.

•  Our business activities may create conflicts of interest with you. We and our affiliates, at present or in the future, may engage in business with companies represented by constituent securities of an indexed item, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of the companies included in an indexed item. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Indexed Debt Securities. Any of these activities may affect the market value of the Indexed Debt Securities.

•  No shareholder rights. The Indexed Debt Securities are our debt securities. They are not equity instruments or shares of stock, nor are they debt securities of any other company. Investing in the Indexed Debt Securities will not make you a holder of any of the constituent securities of the applicable indexed item. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to these securities. As a result, the return on your Indexed Debt Securities may not reflect the return you would realize if you actually owned these securities and received the dividends paid or other distributions made in connection with such securities. Your Indexed Debt Securities will be paid in cash and you have no right to receive delivery of any of these securities, unless otherwise provided in the description of the applicable Indexed Debt Security.

•  Tax consequences. You should consider the tax consequences of investing in Indexed Debt Securities. You should assume that there is no statutory, judicial, or administrative authority that addresses directly the characterization of the Indexed Debt Securities or similar instruments for U.S. federal or other income tax purposes. As a result, the income tax consequences of an investment in Indexed Debt Securities are not certain. We have not requested a ruling from the Internal Revenue Service, or the IRS, for any of the outstanding Indexed Debt Securities. See “Certain U.S. Federal Income Tax Considerations – U.S. Holders – Principal Protected Indexed Notes” and “– U.S. Holders – Non-Principal Protected Indexed Notes.”

•  There may be potential conflicts of interest between you and the calculation agent for some of our Indexed Debt Securities. We have the right to appoint and remove a calculation agent for each series of Indexed Debt Securities. Either Banc of America Securities LLC or Bank of America, N.A., each a subsidiary of ours, is the calculation agent for each of these Indexed Debt Securities and will calculate the amounts payable, if any, with respect to these Indexed Debt Securities. The status of either Banc of America Securities LLC or Bank of America, N.A. as our subsidiary and its responsibilities as calculation agent for the Indexed Debt Securities could give rise to conflicts of interest.

•  There may be no liquid secondary market for Indexed Debt Securities. We cannot assure you that a trading market for your Indexed Debt Securities exists, will develop, or will be maintained if developed.

•  Trading value. The trading market for, and trading value of, your Indexed Debt Securities may be affected by a number of factors. Often, the more specific the investment objective or strategy of the Indexed Debt Securities, the more limited the trading market and the more volatile the price of that Indexed Debt Security. These factors include:

•	the value, price, or level of the applicable indexed item or the component stocks of an indexed item;

•	the complexity of the formula and volatility of the indexed item or the component stocks of an indexed item applicable to your Indexed Debt Securities;

•	the general economic conditions of the U.S. and international capital markets;

•	the earnings results and creditworthiness of the companies whose stocks may be included in the applicable indexed item;

•	the dividend yield on the stocks included in the applicable indexed item;

•	the method of calculating the principal, any premium, interest, and any other amounts of your Indexed Debt Securities;

•	the volatility of foreign currency exchange rates;

•	the time remaining to maturity of your Indexed Debt Securities;

•	the aggregate amount of Indexed Debt Securities outstanding for the particular series of Indexed Debt Securities;

•	any redemption features of your Indexed Debt Securities; and

•	the level, direction, and volatility of market U.S. and foreign interest rates generally.

• Our hedging activities may affect the redemption amount, if any, and the market value of your Indexed Debt Securities. Hedging activities we or our affiliates may engage in may affect the value of the applicable index or a component of the index or formula applicable to your Indexed Debt Securities. This hedging activity, in turn, may increase or decrease the market value of your Indexed Debt Securities or the amount, if any, payable at maturity. In addition, we or our affiliates may acquire a long or short position in your Indexed Debt Securities from time to time. All or a portion of these positions may be liquidated at or about the time of the maturity date of your Indexed Debt Securities. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on your Indexed Debt Securities, either directly or indirectly, by impacting the value of an indexed item or a component of the index or formula. However, we cannot assure you that our activities or our affiliates’ activities will not affect the value.

Risks of Debt Securities Denominated in Foreign Currencies

We have issued some Debt Securities whose principal and interest is payable in euros or Canadian dollars, and not U.S. dollars. We refer to these securities as “Non-U.S. Dollar-Denominated Debt Securities.” If you intend to invest in any Non-U.S. Dollar-Denominated Debt Securities, you should consult your own financial and legal advisors as to the currency risks related to your investment. The Non-U.S. Dollar-Denominated Debt Securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of the Non-U.S. Dollar-Denominated Debt Securities or financial matters in general. The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

Non-U.S. Dollar-Denominated Debt Securities have significant risks that are not associated with a similar investment in a conventional debt security that is payable solely in U.S. dollars. These risks include possible significant changes in rates of exchange between the U.S. dollar and the applicable foreign currency and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally are influenced by factors over which we have no control, such as economic and political events and the supply of, and demand for, the relevant currencies in the global markets.

• Currency exchange rates. Exchange rates between the U.S. dollar and other currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in the Non-U.S. Dollar-Denominated Debt Securities. Depreciation of the applicable foreign currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the

Non-U.S. Dollar-Denominated Debt Securities, including the principal payable at maturity. That in turn could cause the market value of the Non-U.S. Dollar-Denominated Debt Securities to fall. Depreciation of the applicable foreign currency against the U.S. dollar could result in a loss to you on a U.S. dollar basis.

• Government policy. Currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency. As a result, the yield or payout of a Non-U.S. Dollar-Denominated Debt Security could be affected significantly and unpredictably by governmental actions. Changes in exchange rates could affect the value of the Non-U.S. Dollar-Denominated Debt Securities as participants in the global currency markets move to buy or sell the applicable foreign currency or U.S. dollars in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the transfer of the applicable foreign currency, there may be limited availability of the applicable foreign currency for payment on the Non-U.S. Dollar-Denominated Debt Securities at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

• Payments in U.S. dollars. Under the terms of the Non-U.S. Dollar-Denominated Debt Securities, if at or about the time when a payment on the Non-U.S. Dollar-Denominated Debt Securities comes due, the applicable foreign currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control, we may make the payment in U.S. dollars instead of the applicable foreign currency. These circumstances could include the imposition of exchange controls or our inability to obtain the applicable foreign currency because of a disruption in the currency markets for the applicable foreign currency. The exchange rate used to make payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of our exchange agent. As a result, the value of the payment in U.S. dollars may be less than the value of the payment you would have received in the applicable foreign currency if the applicable foreign currency had been available.

• Changes in currency exchange rates. Except as described above, we will not make any adjustment in or change to the terms of the Non-U.S. Dollar-Denominated Debt Securities for changes in the exchange rate for the applicable foreign currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting the applicable foreign currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

• Court judgments. The Non-U.S. Dollar-Denominated Debt Securities are governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the Non-U.S. Dollar-Denominated Debt Securities would be required to render the judgment in the applicable foreign currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Non-U.S. Dollar-Denominated Debt Securities, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on the Non-U.S.

Dollar-Denominated Debt Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the applicable foreign currency into U.S. dollars will depend on various factors, including which court renders the judgment.

LICENSE AGREEMENTS RELATED TO SOME OF THE INDEXED DEBT SECURITIES

Standard & Poor’s®

We have entered into a non-exclusive license agreement with S&P® providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by S&P® (including the S&P 500® Index and the S&P MidCap 400 Index) in connection with certain securities, including certain of the Indexed Debt Securities described in this prospectus.

The license agreement between us and S&P® requires that the following language be stated in this prospectus:

The Indexed Debt Securities linked to the S&P 500® Index or the S&P MidCap 400 Index are not sponsored, endorsed, sold, or promoted by S&P® . S&P® makes no representation or warranty, express or implied, to owners of these Indexed Debt Securities or any member of the public regarding the advisability of investing in securities generally or in these Indexed Debt Securities particularly or the ability of the S&P 500® Index and the S&P MidCap 400 Index to track general stock market performance. S&P®’s only relationship to us is the licensing of certain trademarks and trade names of S&P® and of the S&P 500® Index and of the S&P MidCap 400 Index, which are determined, composed, and calculated by S&P® without regard to us or these Indexed Debt Securities. S&P® has no obligation to take our needs or the needs of owners of these Indexed Debt Securities into consideration in determining, composing, or calculating the S&P 500® Index or the S&P MidCap 400 Index. S&P® is not responsible for and did not participate in the determination of the timing of, prices at, or quantities of these Indexed Debt Securities when issued, or in the determination or calculation of any amounts payable with respect to these Indexed Debt Securities. S&P® has no obligation or liability in connection with the administration, marketing, or trading of these Indexed Debt Securities.

S&P® DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN AND S&P® SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THESE INDEXED DEBT SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. S&P® MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P® HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Dow Jones

We have entered into a non-exclusive license agreement with Dow Jones providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by Dow Jones (including the DJIASM ) in connection with certain securities, including certain of the Indexed Debt Securities described in this prospectus.

The license agreement between us and Dow Jones requires that the following language be stated in this prospectus:

The Indexed Debt Securities linked to the DJIASM are not sponsored, endorsed, sold, or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of these Indexed Debt Securities or any member of the public regarding the advisability of investing in securities generally or in these Indexed Debt Securities particularly. Dow Jones’ only relationship to us is the licensing of certain trademarks, trade names, and service marks of Dow Jones and of the DJIASM, which is determined, composed, and calculated by Dow Jones without regard to us or these Indexed Debt Securities. Dow Jones has no obligation to take our needs or the needs of holders of these Indexed Debt Securities into consideration in determining, composing, or calculating the DJIASM. Dow Jones is not responsible for and did not participate in the determination of the timing of, prices at, or quantities of these Indexed Debt Securities when issued or in the determination of the amount to be paid on these Indexed Debt Securities. Dow Jones has no obligation or liability in connection with the administration, marketing, or trading of these Indexed Debt Securities.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DJIASM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE INDEXED DEBT SECURITIES LINKED TO THE DJIASM, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJIASM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJIASM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND US.

Nasdaq®

We have entered into an agreement with Nasdaq® providing us with a non-exclusive license and, in exchange for a fee, with the right to use the Nasdaq-100 Index®, which is owned and published by the Nasdaq®, in connection with certain securities, including certain of the Indexed Debt Securities described in this prospectus.

The license agreement between Nasdaq® and us requires that the following language must be stated in this prospectus:

The Indexed Debt Securities linked to the Nasdaq-100 Index® are not sponsored, endorsed, sold, or promoted by Nasdaq®. Nasdaq® has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, these Indexed Debt Securities. Nasdaq® makes no representation or warranty, express or implied, to the owners of these Indexed Debt Securities or any member of the public regarding the advisability of investing in securities generally or in these Indexed Debt Securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. Nasdaq®’s only relationship to us is in the licensing of the Nasdaq-100®, Nasdaq-100 Index®, and Nasdaq® trademarks or service marks, and certain trade names of Nasdaq® and the use of the Nasdaq-100 Index®, which is determined, composed, and calculated by Nasdaq® without regard to us or these Indexed Debt Securities. Nasdaq® has no obligation to take our needs or your needs into consideration in determining, composing, or calculating the Nasdaq-100 Index®. Nasdaq® is not responsible for and did not participate in the determination of the timing of, prices at, or quantities of these Indexed Debt Securities when issued or in the determination of amounts to be paid on these Indexed Debt Securities. Nasdaq® has no liability in connection with the administration, marketing, or trading of these Indexed Debt Securities.

NASDAQ® DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. NASDAQ® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE INDEXED DEBT SECURITIES LINKED TO THE NASDAQ-100 INDEX®, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. NASDAQ® MAKES NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ® HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

STOXX

We have entered into a non-exclusive license agreement with STOXX providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by STOXX (including the Dow Jones EURO STOXX 50SM Index) in connection with certain securities, including certain of the Indexed Debt Securities described in this prospectus.

The license agreement between us and STOXX requires that the following language be stated in this prospectus:

STOXX and Dow Jones have no relationship to us, other than the licensing of the Dow Jones EURO STOXX 50SM Index and the related trademarks for use in connection with the Indexed Debt Securities linked to the Dow Jones EURO STOXX 50SM Index. STOXX and Dow Jones do not:

•	sponsor, endorse, sell, or promote these Indexed Debt Securities;

•	recommend that any person invest in these Indexed Debt Securities or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount, or pricing of these Indexed Debt Securities;

•	have any responsibility or liability for the administration, management, or marketing of these Indexed Debt Securities; or

•

consider the needs of these Indexed Debt Securities or the holders of these Indexed Debt Securities in determining, composing, or calculating the Dow Jones EURO STOXX 50SM Index, or have any obligation to do so.

STOXX and Dow Jones will not have any liability in connection with the Indexed Debt Securities linked to the Dow Jones EURO STOXX 50SM Index. Specifically:

•	STOXX and Dow Jones do not make any warranty, express or implied, and disclaim any and all warranty concerning:

•

the results to be obtained by these Indexed Debt Securities, the holders of these Indexed Debt Securities or any other person in connection with the use of the Dow Jones EURO STOXX 50SM Index and the data included in that index;

•	the accuracy or completeness of the Dow Jones EURO STOXX 50SM Index and its data;

•	the merchantability and the fitness for a particular purpose or use of the Dow Jones EURO STOXX 50SM Index and its data;

•	STOXX and Dow Jones will have no liability for any errors, omissions, or interruptions in the Dow Jones EURO STOXX 50SM Index or its data; and

•	Under no circumstances will STOXX or Dow Jones be liable for any lost profits or indirect, punitive, special, or consequential damages or losses, even if STOXX or Dow Jones knows they might occur.

The license agreement between us and STOXX is solely for their benefit and our benefit, and not for the benefit of the holders of any Indexed Debt Securities linked to the Dow Jones EURO STOXX 50SM Index or any other third parties.

CBOE

We have entered into a non-exclusive license agreement with the CBOE providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by the CBOE (including the CBOE China Index) in connection with certain securities, including certain of the Indexed Debt Securities described in this prospectus.

The license agreement between us and the CBOE requires that the following language be stated in this prospectus:

The Indexed Debt Securities linked to the CBOE China Index are not sponsored, endorsed, sold, or promoted by the CBOE. The CBOE makes no representation or warranty, express, or implied, to you or any member of the public regarding the advisability of investing in securities generally or in those Indexed Debt Securities particularly or in the ability of the CBOE China Index to track the performance of any market segment. The CBOE has no obligation to take our needs or your needs into consideration in determining, composing, or calculating the CBOE China Index. The CBOE is not responsible for, and did not participate in the determination of the timing of the sale of these Indexed Debt Securities, prices at which these Indexed Debt Securities initially were sold, or quantities of these Indexed Debt Securities when issued, or in the determination or calculation of the equation by which these Indexed Debt Securities are to be converted into cash. The CBOE has no obligation or liability to you in connection with the administration or marketing of these Indexed Debt Securities.

THE CBOE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE CBOE CHINA INDEX OR ANY DATA INCLUDED THEREIN. THE CBOE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, YOU, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CBOE CHINA INDEX OR ANY DATA INCLUDED THEREIN. THE CBOE MAKES NO EXPRESS OR

IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE CBOE CHINA INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL THE CBOE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Dow Jones—AIGI

We have entered into a non-exclusive license agreement with Dow Jones and AIGI providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones—AIG Commodity IndexSM, which is owned and published by Dow Jones and AIGI, in connection with certain products, including certain of the Indexed Debt Securities described in this prospectus.

The license agreement between Dow Jones, AIGI and us provides that the following language must be set forth in this prospectus:

The Indexed Debt Securities linked to the Dow Jones—AIG Commodity IndexSM are not sponsored, endorsed, sold, or promoted by Dow Jones, American International Group, AIGI, or any of their subsidiaries or affiliates. None of Dow Jones, American International Group, AIGI, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to these Indexed Debt Securities or any member of the public regarding the advisability of investing in securities or commodities generally or in these Indexed Debt Securities particularly. The only relationship of Dow Jones, American International Group, AIGI, or any of their subsidiaries or affiliates to us is the licensing of certain trademarks, trade names and service marks and of the Dow Jones—AIG Commodity IndexSM which is determined, composed, and calculated by Dow Jones in conjunction with AIGI without regard to us or these Indexed Debt Securities. Dow Jones and AIG have no obligation to take our needs or the needs of the owners of these Indexed Debt Securities into consideration in determining, composing, or calculating the Dow Jones—AIG Commodity IndexSM. None of Dow Jones, American International Group, AIGI, or any of their respective subsidiaries or affiliates is responsible for or participated in the determination of the timing of, prices at, or quantities of these Indexed Debt Securities issued or in the determination or calculation of the equation by which these Indexed Debt Securities are to be converted into cash. None of Dow Jones, American International Group, AIGI, or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to the holders of these Indexed Debt Securities, in connection with the administration, marketing, or trading of these Indexed Debt Securities. Notwithstanding the foregoing, AIGI, American International Group, and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to these Indexed Debt Securities, but which may be similar to and competitive with these Indexed Debt Securities. In addition, American International Group, AIGI, and their subsidiaries and affiliates actively trade commodities, commodity indexes, and commodity futures (including the Dow Jones—AIG Commodity IndexSM and Dow Jones—AIG Commodity Index Total ReturnSM), as well as swaps, options, and derivatives which are linked to the performance of such commodities, commodity indexes, and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones—AIG Commodity IndexSM and the Indexed Debt Securities linked to the Dow Jones—AIG Commodity IndexSM.

This prospectus relates only to the Indexed Debt Securities linked to the Dow Jones—AIG Commodity IndexSM and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones—AIG Commodity IndexSM components. Purchasers of these Indexed Debt Securities should not conclude that the inclusion of a futures contract in the Dow Jones—AIG Commodity IndexSM is any form of investment recommendation of the future contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIGI, or any of their subsidiaries or affiliates. The information in this prospectus regarding the Dow Jones—AIG Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIGI, or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones—AIG Commodity IndexSM components in connection with these Indexed Debt Securities. None of Dow Jones, American International Group, AIGI, or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones – AIG Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI, OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES – AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI, OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI, OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE INDEXED DEBT SECURITIES LINKED TO THE DOW JONES – AIG COMMODITY INDEXSM, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES – AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI, OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES – AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI, OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIGI, AND US, OTHER THAN AMERICAN INTERNATIONAL GROUP.

Russell 2000® Index

We have entered into a non-exclusive license agreement with Frank Russell Company providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by Frank Russell Company (including the Russell 2000® Index) in connection with certain securities, including certain of the Indexed Debt Securities described in this prospectus.

The license agreement between us and Frank Russell Company requires that the following language be stated in this prospectus:

The Indexed Debt Securities linked to the Russell 2000® Index are not sponsored, endorsed, sold, or promoted by Frank Russell Company. Frank Russell Company makes no representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or in these Indexed Debt Securities particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Frank Russell Company’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Frank Russell Company as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Frank Russell Company’s only relationship to us is the licensing of certain trademarks and trade names of Frank Russell Company and of the Russell 2000® Index which is determined, composed, and calculated by Frank Russell Company without regard to us or these Indexed Debt Securities. Frank Russell Company is not responsible for and has not reviewed these Indexed Debt Securities nor any associated literature or publications and Frank Russell Company makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the Russell 2000® Index. Frank Russell Company has no obligation or liability in connection with the administration, marketing, or trading of these Indexed Debt Securities.

FRANK RUSSELL COMPANY DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL COMPANY SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FRANK RUSSELL COMPANY MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, INVESTORS, HOLDERS OF THE INDEXED DEBT SECURITIES LINKED TO THE RUSSELL 2000® INDEX, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. FRANK RUSSELL COMPANY MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL COMPANY HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

AMEX

We have entered into a non-exclusive license agreement with the AMEX providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by the AMEX (including the AMEX Biotechnology Index) in connection with certain securities, including the certain of the Indexed Debt Securities described in this prospectus.

The license agreement between us and the AMEX requires that the following language be stated in this prospectus:

The AMEX in no way sponsors, endorses, or is otherwise involved in the offering of Indexed Debt Securities linked to the AMEX Biotechnology Index described in this prospectus, and the AMEX disclaims any liability to any party for any inaccuracy in the data on which the AMEX Biotechnology Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the AMEX Biotechnology Index, or for the manner in which it is applied in connection with the offering contemplated by this prospectus.

iShares®

We have entered into a non-exclusive license agreement with BGI pursuant to which BGI has licensed to us, solely in connection with the Indexed Debt Securities linked to the iShares® Lehman Aggregate Bond Fund, the right to use the iShares® mark in connection with the iShares® Lehman Aggregate Bond Fund.

The license agreement between us and BGI requires that the following language be stated in this prospectus:

iShares® is a registered mark of BGI. BGI has licensed certain trademarks and trade names of BGI to us. The Indexed Debt Securities linked to the iShares® Lehman Aggregate Bond Fund are not sponsored, endorsed, sold, or promoted by BGI, its affiliate, BGFA, or the iShares® Funds. Neither BGI, BGFA, nor the iShares® Funds make any representations or warranties to the owners of these Indexed Debt Securities or any member of the public regarding the advisability of investing in these Indexed Debt Securities. Neither BGI, BGFA, nor the iShares® Funds shall have any obligation or liability in connection with the registration, operation, marketing, trading, or sale of these Indexed Debt Securities or in connection with our use of information about the iShares® Funds.

Lehman Brothers Inc.

We have entered into a non-exclusive license agreement with Lehman Brothers Inc. providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by Lehman Brothers Inc. (including the Lehman Brothers U.S. Aggregate Index) in connection with certain securities, including certain of the Indexed Debt Securities described in this prospectus.

The license agreement between us and Lehman Brothers Inc. requires that the following language be stated in this prospectus:

The Indexed Debt Securities directly or indirectly linked to the Lehman Brothers U.S. Aggregate Index are not sponsored, endorsed, sold, or promoted by Lehman Brothers Inc. Lehman Brothers Inc. makes no representations or warranty, express or implied, to the owners of these Indexed Debt Securities or any member of the public regarding the advisability of investing in securities generally or in these Indexed Debt Securities particularly or the ability of the Lehman Brothers U.S. Aggregate Index to track general bond market performance. Lehman Brothers Inc.’s only relationship to us is the licensing of the Lehman Brothers U.S. Aggregate Index which is determined, composed, and calculated by Lehman Brothers Inc. without regard to us or these Indexed Debt Securities. Lehman Brothers Inc. has no obligation to take the needs of us or the owners of these Indexed Debt Securities into consideration in determining, composing or calculating the Lehman Brothers U.S. Aggregate Index. Lehman Brothers Inc. is not responsible for and did not participate in the determination of the timing of, prices at, or quantities of these Indexed Debt Securities when issued or in the determination or calculation of the equation by which these Indexed Debt Securities are to be converted into cash. Lehman Brothers Inc. has no obligation or liability in connection with the administration, marketing or trading of these Indexed Debt Securities.

LEHMAN BROTHERS INC. DOES NOT GUARANTEE THE QUALITY, ACCURACY, AND/OR THE COMPLETENESS OF THE LEHMAN BROTHERS U.S. AGGREGATE INDEX OR ANY DATA INCLUDED THEREIN, OR OTHERWISE OBTAINED BY US, OWNERS OF THE INDEXED DEBT SECURITIES LINKED TO THE LEHMAN BROTHERS U.S. AGGREGATE INDEX, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE

LEHMAN BROTHERS U.S. AGGREGATE INDEX IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. LEHMAN BROTHERS INC. MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE LEHMAN BROTHERS U.S. AGGREGATE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LEHMAN BROTHERS INC. HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Nikkei 225 Index

We have entered into an agreement with NKS providing us and any of our affiliated or subsidiary companies identified in that agreement with a non-exclusive license and, in exchange for a fee, with the right to use the Nikkei 225 Index, which is owned and published by the NKS, in connection with certain securities, including certain of the Indexed Debt Securities described in this prospectus.

Our license agreement with NKS provides that NKS will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

COMPANY DEBT SECURITIES

Bank of America Corporation (which, for purposes only of this section of the prospectus entitled “Company Debt Securities”, includes NationsBank Corporation prior to its merger with BankAmerica Corporation in 1998 and NCNB Corporation prior to its merger with C&S/Sovran Corporation in 1991) has issued certain senior debt securities described below (the “Company Senior Securities”) and certain subordinated debt securities described below (the “Company Subordinated Securities,” and together with the Company Senior Securities, the “Company Debt Securities”). The Company Debt Securities were issued under the indentures referred to in the following paragraphs (the “Company Indentures”). The following summary of the provisions of the Company Debt Securities and the Company Indentures is not complete and is qualified in its entirety by the provisions of the applicable Company Indenture. These Company Indentures are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

We issued the Company Senior Securities under an Indenture dated January 1, 1995 (as supplemented, the “Company Senior Indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee.

We issued the Company Subordinated Securities under three separate indentures (collectively referred to as the “Company Subordinated Indentures”). We refer to the Company Subordinated Securities issued under the Indenture dated January 1, 1995 (as supplemented, the “1995 Company Subordinated Indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as the “1995 Company Subordinated Securities.” We refer to the Company Subordinated Securities issued under the Indenture dated November 1, 1992 (as supplemented, the “1992 Company Subordinated Indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as the “1992 Company Subordinated Securities.” We refer to the Company Subordinated Securities issued under the Indenture dated September 1, 1989 (as supplemented, the “1989 Company Subordinated Indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as the “1989 Company Subordinated Securities.”

Company Senior Securities

Sale or Issuance of Capital Stock of Banks. The Company Senior Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales of directors’ qualifying shares;

•	sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•	any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Company Senior Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is our only Principal Subsidiary Bank.

Waiver of Covenants. The holders of a majority in principal amount of the Company Senior Securities of all affected series then outstanding may waive compliance with some of the covenants or conditions of the Company Senior Indenture, including the covenant described above.

Modification of the Indenture. We and the trustee may modify the Company Senior Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of Company Senior Securities affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of, or extend the time of payment of, interest on, any security without the consent of each holder affected by the modification. No modification may reduce the percentage of securities that is required to consent to modification without the consent of all holders of the securities outstanding.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Company Senior Securities.

For purposes of determining the aggregate principal amount of the Company Senior Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the Company Senior Indenture, (1) the principal amount of any Company Senior Security issued with OID is that amount that would be due and payable at that time upon an event of default, and (2) the principal amount of a Company Senior Security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of that security.

Defaults and Rights of Acceleration. The Company Senior Indenture defines an event of default with respect to a series of Company Senior Securities as any one of the following events:

•	our failure to pay principal or any premium when due on any Company Senior Securities of that series;

•	our failure to pay interest on any Company Senior Securities of that series, within 30 calendar days after the interest becomes due;

•	our breach of any of our other covenants contained in the Company Senior Securities of that series or in the Company Senior Indenture, that is not cured within 90 calendar days after written notice to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of all Company Senior Securities then outstanding under the Company Senior Indenture and affected by the breach; and

•	specified events involving our bankruptcy, insolvency, or liquidation.

If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding Company Senior Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all Company Senior Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the Company Senior Securities of all series affected, in some circumstances, may annul the declaration of acceleration and waive past defaults.

Collection of Indebtedness. If we fail to pay the principal of, or any premium on, any Company Senior Securities, or if we are over 30 calendar days late on an interest payment on any Company Senior Securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of our failure to make that payment and the costs and expenses of collection. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any Company Senior Security also may file suit to enforce our obligation to pay principal, any premium, interest, or any other amounts due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of Company Senior Securities then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the Company Senior Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the Company Senior Indenture.

Paying Agent. We have designated the principal corporate trust offices of The Bank of New York Mellon Trust Company, N.A. in New York City as the place in the United States where the Company Senior Securities that are denominated in U.S. dollars may be presented for payment. We have designated the office of The Bank of New York Mellon in the City of London as the place where the Company Senior Securities that are denominated in euro may be presented for payment. Payments of principal and interest on Company Senior Securities denominated in euro normally will be made in euro, unless the euro is not available to us due to circumstances beyond our control, in which case we may make the payment in U.S. dollars using an exchange rate determined by the exchange rate agent in its sole discretion.

Outstanding Company Senior Securities

The principal terms of certain series of Company Senior Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series (or, with respect to medium-term notes, in the description of each issue) and is payable on the indicated interest payment dates to the registered holders on the preceding record date. Our outstanding series of Company Senior Securities are subject to increase in certain circumstances, depending on market conditions and the date on which such series originally was issued.

Where we indicate below that some of the Company Senior Securities may be redeemed “for tax reasons,” we mean that we may redeem 100% of the principal amount plus accrued interest up to the redemption date, in whole but not in part, at any time upon not less than 30 calendar nor more than 60 calendar days’ notice, if we have or will become obligated to pay “additional amounts” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of these laws or regulations, on or after the date we agreed to issue the securities. An obligation to pay additional amounts means we must pay the beneficial owner of any security that is a non-United States person an additional amount in order to ensure that every net payment on that security will be not less, due to payment of U.S. withholding tax, than the amount then due and payable.

4 1/2% senior notes, due 2010
• Principal amount of series:	$1,250,000,000
• Maturity date:	August 1, 2010
• Interest payment dates:	February 1 and August 1
• Record dates:	January 15 and July 15
• Issuance date:	July 26, 2005
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

4 3/4% senior notes, due 2015
• Principal amount of series:	$1,250,000,000
• Maturity date:	August 1, 2015
• Interest payment dates:	February 1 and August 1
• Record dates:	January 15 and July 15
• Issuance date:	July 26, 2005
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Floating rate senior notes, due 2010
• Principal amount of series:	$500,000,000
• Interest rate:	3-month LIBOR reset quarterly plus a spread equal to 0.10%
• Maturity date:	August 2, 2010
• Interest payment dates:	February 2, May 2, August 2 and November 2
• Record dates:	January 15, April 15, July 15 and October 15
• Issuance date:	July 26, 2005
• Redemption:	Not applicable
• Listing:	Not listed on any exchange
• Calculation agent:	The Bank of New York

4% senior notes, due 2015
• Principal amount of series:	€750,000,000
• Maturity date:	March 23, 2015
• Interest payment date:	March 23
• Record date:	March 15
• Issuance date:	March 23, 2005
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 1/4% senior notes, due October 2010
• Principal amount of series:	$750,000,000
• Maturity date:	October 1, 2010
• Interest payment dates:	April 1 and October 1
• Record dates:	March 15 and September 15
• Issuance date:	August 26, 2004
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

5 3/8% senior notes, due June 2014
• Initial principal amount of series:	$750,000,000
• Additional principal amount of series issued November 16, 2004:	$250,000,000
• Aggregate principal amount of series:	$1,000,000,000
• Maturity date:	June 15, 2014
• Interest payment dates:	June 15 and December 15
• Record dates:	May 31 and November 30
• Issuance date:	June 8, 2004
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 5/8% senior notes, due 2014
• Principal amount of series:	€1,250,000,000
• Maturity date:	February 18, 2014
• Interest payment date:	February 18
• Record date:	January 31
• Issuance date:	February 18, 2004
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

3 3/8% senior notes, due 2009
• Principal amount of series:	$1,000,000,000
• Maturity date:	February 17, 2009
• Interest payment dates:	February 17 and August 17
• Record dates:	January 31 and July 31
• Issuance date:	January 29, 2004
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 3/8% senior notes, due 2010
• Principal amount of series:	$1,000,000,000
• Maturity date:	December 1, 2010
• Interest payment dates:	June 1 and December 1
• Record dates:	May 15 and November 15
• Issuance date:	November 18, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 1/4% senior notes, due 2010
• Principal amount of series:	€1,500,000,000
• Maturity date:	October 21, 2010
• Interest payment date:	October 21
• Record date:	September 30
• Issuance date:	October 21, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 7/8% senior notes, due 2013
• Principal amount of series:	$1,000,000,000
• Maturity date:	January 15, 2013
• Interest payment dates:	January 15 and July 15
• Record dates:	December 31 and June 30
• Issuance date:	January 23, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

5 1/8% senior notes, due 2014
• Initial principal amount of series:	$500,000,000
• Additional principal amount of series issued March 31, 2003:	$500,000,000
• Aggregate principal amount of series currently outstanding:	$1,000,000,000
• Maturity date:	November 15, 2014
• Interest payment dates:	May 15 and November 15
• Record dates:	April 30 and October 31
• Initial issuance date:	November 7, 2002
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 7/8% senior notes, due 2012
• Principal amount of series:	$1,000,000,000
• Maturity date:	September 15, 2012
• Interest payment dates:	March 15 and September 15
• Record dates:	February 28/29 and August 31
• Issuance date:	September 25, 2002
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

6 1/4% senior notes, due 2012
• Principal amount of series:	$1,000,000,000
• Maturity date:	April 15, 2012
• Interest payment dates:	April 15 and October 15
• Record dates:	March 31 and September 30
• Issuance date:	April 22, 2002
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

5 7/8% senior notes, due 2009
• Principal amount of series:	$1,500,000,000
• Maturity date:	February 15, 2009
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	February 8, 1999
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

Senior Medium Term Notes

As of the date of this prospectus, several series of the Company’s Senior Medium-Term Notes are outstanding under the Company Senior Indenture, including various tranches of fixed-rate notes, floating-rate notes, and Indexed Debt Securities, some of which are described below. As used in this prospectus, “bps” means basis points. One basis point equals 0.01%. For example, 25.0 bps is equal to 0.25%. Except as indicated otherwise on the cover of this prospectus, none of the fixed-rate notes, floating-rate notes, or Indexed Debt Securities are listed on any stock exchange.

Of the Company Senior Medium-Term Notes described below, the following aggregate principal amounts of the different series are outstanding as of the date of this prospectus: (1) $60.0 million aggregate principal amount of Senior Medium-Term Notes, Series F; (2) $103.5 million aggregate principal amount of our Senior Medium- Term Notes, Series G; (3) $180.8 million aggregate principal amount of our Senior Medium-Term Notes, Series H; (4) $25.0 million aggregate principal amount of our Senior Medium-Term Notes, Series I; (5) $713.7 million aggregate principal amount of our Senior Medium-Term Notes, Series J; and (6) $3.42 billion aggregate principal amount of our Senior Medium-Term Notes, Series K (including issuances not described in this prospectus).

Fixed Rate Notes

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS
August 15, 1997	$50,000,000 Series F	August 15, 2012	7.230%	None

December 15, 1997	$10,000,000 Series F	February 25, 2010	6.710%	None

July 17, 1998	$51,772,186 Series G	July 17, 2028	OID Debt Security, 7.000% yield to maturity	Redeemable by us in whole on 07/17/08 and on semiannual redemption dates thereafter, at prices varying with the redemption date[1]

July 23, 1998	$40,477,421 Series G	August 15, 2013	OID Debt Security, 6.100% yield to maturity	None

December 5, 2003	$84,000,000 Series J	March 17, 2019	5.600%	None

December 17, 2003	$169,000,000 Series J	March 23, 2019	5.430%	None

September 2, 2004	$248,000,000 Series K	January 5, 2020	5.450%	None

September 2, 2004	$82,000,000 Series K	January 5, 2020	5.450%	None

September 2, 2004	$32,000,000 Series K	January 5, 2020	5.450%	None

May 23, 2005	$50,890,531 Series K	November 5, 2020	5.040%	None

[1] The redemption dates and the corresponding redemption prices, expressed as a percentage of the principal amount, are as follows: 07/17/08 (25.256%); 01/17/09 (26.140%); 07/17/09 (27.055%); 01/17/10 (28.002%); 07/17/10 (28.982%); 01/17/11 (29.997%); 07/17/11 (31.047%); 01/17/12 (32.133%); 07/17/12 (33.258%); 01/17/13 (34.422%); 07/17/13 (35.627%); 01/17/14 (36.874%); 07/17/14 (38.164%); 01/17/15 (39.500%); 07/17/15 (40.822%); 01/17/16 (42.313%); 07/17/16 (43.794%); 01/17/17 (45.327%); 07/17/17 (46.913%); 01/17/18 (48.555%); 07/17/18 (50.255%); 01/17/19 (52.014%); 07/17/19 (53.834%); 01/17/20 (55.718%); 07/17/20 (57.669%); 01/17/21 (59.687%); 07/17/21 (61.776%); 01/17/22 (63.938%); 07/17/22 (66.176%); 01/17/23 (68.492%); 07/17/23 (70.889%); 01/17/24 (73.371%); 07/17/24 (75.939%); 01/17/25 (78.596%); 07/17/25 (81.347%); 01/17/26 (84.194%); 07/17/26 (87.141%); 01/17/27 (90.191%); 07/17/27 (93.348%); 01/17/28 (96.615%); and 07/17/28 (100.00%).

Floating Rate Notes

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS
March 23, 1998	$11,221,000 Series G	March 23, 2038	LIBOR minus 5.0 bps; reset monthly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 03/23/08 (99.00%); 03/23/11 (99.50%); 03/23/14 (99.75%); and 03/23/17 and on each third anniversary thereafter (100.00%)

February 10, 1999	$19,910,000 Series H	February 10, 2039	LIBOR minus 5.0 bps; reset monthly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 02/10/09 (99.00%); 02/10/12 (99.50%); 02/10/15 (99.75%); and 02/10/18 and on each third anniversary thereafter (100.00%)

May 21, 1999	$20,000,000 Series H	May 21, 2039	LIBOR minus 5.0 bps; reset quarterly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 05/21/09 (99.00%); 05/21/12 (99.25%); 05/21/15 (99.50%); 05/21/18 (99.75%); and 05/21/21 and on each third anniversary thereafter (100.00%)

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS

June 30, 1999	$19,940,000 Series H	June 30, 2039	LIBOR minus 5.0 bps; reset monthly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 06/30/09 (99.00%); 06/30/12 (99.50%); 06/30/15 (99.75%); and 06/30/18 and on each third anniversary thereafter (100.00%)

October 26, 1999	$55,947,000 Series H	October 26, 2039	LIBOR minus 10.0 bps; reset quarterly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 10/26/09 (99.00%); 10/26/12 (99.25%); 10/26/15 (99.50%); 10/26/18 (99.75%); and 10/26/21 and on each third anniversary thereafter (100.00%)

December 17, 1999	$20,000,000 Series H	December 17, 2039	LIBOR minus 10.0 bps; reset quarterly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 12/17/09 (99.00%); 12/17/12 (99.25%); 12/17/15 (99.50%); 12/17/18 (99.75%); and 12/17/21 and on each third anniversary thereafter (100.00%)

June 9, 2000	$20,000,000 Series H	June 9, 2010	LIBOR plus 40.0 bps; reset quarterly	None

November 27, 2000	$25,000,000 Series H	November 27, 2040	LIBOR minus 10.0 bps; reset quarterly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 11/27/10 (99.00%); 11/27/13 (99.25%); 11/27/16 (99.50%); 11/27/19 (99.75%); and 11/27/22 and on each third anniversary thereafter (100.00%)

December 28, 2001	$25,000,000 Series I	December 28, 2041	LIBOR minus 10.0 bps; reset quarterly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 12/28/11 (99.00%); 12/28/14 (99.25%); 12/28/17 (99.50%); 12/28/20 (99.75%); and 12/28/23 and on each third anniversary thereafter (100.00%)

February 11, 2003	$50,000,000 Series J	February 11, 2009	LIBOR plus 25.0 bps; reset quarterly	None

January 29, 2004[1]	$300,000,000 Series J	February 17, 2009	LIBOR plus 15.0 bps; reset quarterly	None

[1]	$125,000,000 of the principal amount was issued on February 17, 2004.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS
September 15, 2004	$500,000,000 Series K	September 18, 2009	LIBOR reset quarterly plus (1) 9.0 bps through 12/17/07 and (2) 20.0 bps from 12/18/07 to the maturity date or earlier redemption date	Redeemable by us in whole on 12/18/07 and on quarterly redemption dates thereafter at 100.00% of the principal amount plus accrued but unpaid interest

September 23, 2004	$600,000,000 Series K	September 15, 2014	LIBOR plus 33.0 bps; reset quarterly	None

November 15, 2004	$26,000,000 Series K	November 1, 2010	LIBOR plus 15.0 bps; reset quarterly	None

Indexed Debt Securities

Equity Appreciation Growth LinkEd Securities “Index EAGLES®”. Certain issues of our Index EAGLES® outstanding as of the date of this prospectus are described below. This paragraph describes the general terms of each of these issuances. With respect to each issue: There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the applicable index (“Specified Index”). Subject to a minimum supplemental redemption amount in certain cases (“Minimum Return”), the supplemental redemption amount, if any, will be equal to the product of (1) the principal amount of the notes, and (2) the applicable index return (“Index Return”). The Index Return is equal to (1) the product of 1.00 plus the periodic return for each of a specified number of reference periods minus (2) 1.00. The periodic return of the Specified Index for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the Specified Index on the last day of that reference period minus (2) the closing level of the Specified Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, the specified initial closing level of the Specified Index (“Specified Initial Level”)), and the denominator of which is the closing level of the Specified Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, the Specified Initial Level). The periodic return for each reference period may be subject to a return cap (“Return Cap”). The last day of each reference period, or the reset date, and the maturity date may be postponed if specified market disruption events occur. Each issue of our Index EAGLES® described below is principal protected, and in no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount for each issue of Index EAGLES® described below. The Index EAGLES® are not redeemable by us at our option or repayable at the option of the holder prior to maturity.

Index EAGLESSM, due December 23, 2008 (Series J)
• Principal amount outstanding:	$24,584,000
• Issuance date:	December 19, 2003
• Specified Index:	Nasdaq-100® Index
• Applicable reference periods:	12/17-03/17, 03/17-06/17, 06/17-09/17 and 09/17-12/17 of each year, beginning 12/17/03 and ending 12/17/08
• Specified Initial Level:	1,400.00
• Return Cap:	8.65%
• Minimum Return:	5.00% of the principal amount

Index EAGLESSM, due February 3, 2009 (Series J)
• Principal amount outstanding:	$32,001,000
• Issuance date:	January 30, 2004
• Specified Index:	Dow Jones Industrial AverageSM
• Applicable reference periods:	01/28-04/28, 04/28-07/28, 07/28-10/28 and 10/28-01/28 of each year, beginning 01/28/04 and ending 01/28/09
• Specified Initial Level:	10,468.37
• Return Cap:	7.50%
• Minimum Return:	5.00% of the principal amount

Index EAGLESSM, due March 4, 2009 (Series J)
• Principal amount outstanding:	$19,925,000
• Issuance date:	March 2, 2004
• Specified Index:	S&P 500® Index
• Applicable reference periods:	02/26-05/26, 05/26-08/26, 08/26-11/26 and 11/26-02/26 of each year, beginning 02/26/04 and ending 02/26/09
• Specified Initial Level:	1,144.91
• Return Cap:	7.15%
• Minimum Return:	Not applicable

Index EAGLESSM, due March 27, 2009 (Series J)
• Principal amount outstanding:	$26,765,000
• Issuance date:	March 25, 2004
• Specified Index:	Dow Jones Industrial AverageSM
• Applicable reference periods:	03/22-06/22, 06/22-09/22, 09/22-12/22 and 12/22-03/22 of each year, beginning 03/22/04 and ending 03/22/09
• Specified Initial Level:	10,064.75
• Return Cap:	6.75%
• Minimum Return:	Not applicable

Index EAGLESSM, due March 27, 2009 (Series J)
• Principal amount outstanding:	$7,384,000
• Issuance date:	March 26, 2004
• Specified Index:	Dow Jones EURO STOXX 50SM Index
• Applicable reference periods:	03/23-06/23, 06/23-09/23, 09/23-12/23 and 12/23-03/23 of each year, beginning 03/23/04 and ending 03/23/09
• Specified Initial Level:	2,713.68
• Return Cap:	6.50%
• Minimum Return:	Not applicable

Index EAGLESSM, due June 1, 2010 (Series K)
• Principal amount outstanding:	$21,770,000
• Issuance date:	May 28, 2004
• Specified Index:	Nasdaq-100 Index®
• Applicable reference periods:	05/25-08/25, 08/25-11/25, 11/25-02/25, and 02/25-05/25 of each year, beginning 05/25/04 and ending 05/25/10
• Specified Initial Level:	1,447.72
• Return Cap:	11.00%
• Minimum Return:	6.00% of the principal amount

Index EAGLES®, due June 28, 2010 (Series K)
• Principal amount outstanding:	$13,651,000
• Issuance date:	June 25, 2004
• Specified Index:	S&P 500® Index
• Applicable reference periods:	06/22-09/22, 09/22-12/22, 12/22-03/22, and 03/22-06/22 of each year, beginning 06/22/04 and ending 06/22/10
• Specified Initial Level:	1,134.41
• Return Cap:	9.00%
• Minimum Return:	6.00% of the principal amount

Index EAGLES®, due August 28, 2009 (Series K)
• Principal amount outstanding:	$7,926,000
• Issuance date:	August 26, 2004
• Specified Index:	Russell 2000® Index
• Applicable reference periods:	08/23-11/23, 11/23-02/23, 02/23-05/23, and 05/23-08/23 of each year, beginning 08/23/04 and ending 08/23/09
• Specified Initial Level:	543.47
• Return Cap:	7.60%
• Minimum Return:	5.00% of the principal amount

Index EAGLES®, due September 25, 2009 (Series K)
• Principal amount outstanding:	$12,430,000
• Issuance date:	September 23, 2004
• Specified Index:	Dow Jones Industrial AverageSM
• Applicable reference periods:	09/20-12/20, 12/20-03/20, 03/20-06/20, and 06/20-09/20 of each year, beginning 09/20/04 and ending 09/20/09
• Specified Initial Level:	10,204.89
• Return Cap:	8.00%
• Minimum Return:	5.00% of the principal amount

Index EAGLES®, due October 29, 2010 (Series K)
• Principal amount outstanding:	$7,688,000
• Issuance date:	October 28, 2004
• Specified Index:	Nasdaq-100 Index®
• Applicable reference periods:	10/25-01/25, 01/25-04/25, 04/25-07/25, and 07/25-10/25 of each year, beginning 10/25/04 and ending 10/25/10
• Specified Initial Level:	1,432.57
• Return Cap:	9.85%
• Minimum Return:	6.00% of the principal amount

Index EAGLES®, due November 13, 2009 (Series K)
• Principal amount outstanding:	$3,000,000
• Issuance date:	November 15, 2004
• Specified Index:	S&P 500® Index
• Applicable reference periods:	11/09-02/09, 02/09-05/09, 05/09-08/09, and 08/09-11/9 of each year, beginning 11/09/04 and ending 11/09/09
• Specified Initial Level:	1,164.08
• Return Cap:	6.25%
• Minimum Return:	5.00% of the principal amount

Index EAGLES®, due January 28, 2011 (Series K)
• Principal amount outstanding:	$5,191,000
• Issuance date:	January 27, 2005
• Specified Index:	Russell 2000® Index
• Applicable reference periods:	01/24-04/24, 04/24-07/24, 07/24-10/24, and 10/24-01/24 of each year, beginning 01/24/05 and ending 01/24/11
• Specified Initial Level:	604.53
• Return Cap:	11.00%
• Minimum Return:	6.00% of the principal amount

Index EAGLES®, due March 27, 2009 (Series K)
• Principal amount outstanding:	$11,780,000
• Issuance date:	March 24, 2005
• Specified Index:	Nasdaq-100 Index®
• Applicable reference periods:	03/21-06/21, 06/21-09/21, 09/21-12/21, and 12/21-03/21 of each year, beginning 03/21/05 and ending 03/21/09
• Specified Initial Level:	1,484.45
• Return Cap:	7.50%
• Minimum Return:	4.00% of the principal amount

Index EAGLES®, due June 25, 2010 (Series K)
• Principal amount outstanding:	$13,496,000
• Issuance date:	June 24, 2005
• Specified Index:	Dow Jones Industrial AverageSM
• Applicable reference periods:	06/21-09/21, 09/21-12/21, 12/21-03/21, and 03/21-06/21 of each year, beginning 06/21/05 and ending 06/21/10
• Specified Initial Level:	10,599.67
• Return Cap:	8.60%
• Minimum Return:	5.00% of the principal amount

Index EAGLES®, due August 28, 2009 (Series K)
• Principal amount outstanding:	$10,966,000
• Issuance date:	August 26, 2005
• Specified Index:	AMEX Biotechnology IndexSM
• Applicable reference periods:	08/23-11/23, 11/23-02/23, 02/23-05/23, and 05/23-08/23 of each year, beginning 08/23/05 and ending 08/23/09
• Specified Initial Level:	611.78
• Return Cap:	8.00%
• Minimum Return:	4.00% of the principal amount

Index EAGLES®, due October 29, 2010 (Series K)
• Principal amount outstanding:	$8,412,000
• Issuance date:	October 27, 2005
• Specified Index:	S&P 500® Index
• Applicable reference periods:	10/24-01/24, 01/24-04/24, 04/24-07/24, and 07/24-10/24 of each year, beginning 10/24/05 and ending 10/24/10
• Specified Initial Level:	1,199.38
• Return Cap:	7.375%
• Minimum Return:	5.00% of the principal amount

Index EAGLES®, due November 23, 2010 (Series K)
• Principal amount outstanding:	$11,300,000
• Issuance date:	November 22, 2005
• Specified Index:	Nasdaq-100 Index®
• Applicable reference periods:	11/17-02/17, 02/17-05/17, 05/17-08/17, and 08/17-11/17 of each year, beginning 11/17/05 and ending 11/17/10
• Specified Initial Level:	1,676.39
• Return Cap:	7.12%
• Minimum Return:	5.00% of the principal amount

Index EAGLES®, due November 24, 2010 (Series K)
• Principal amount outstanding:	$11,166,000
• Issuance date:	November 22, 2005
• Specified Index:	CBOE China Index
• Applicable reference periods:	11/18-02/18, 02/18-05/18, 05/18-08/18, and 08/18-11/18 of each year, beginning 11/18/05 and ending 11/18/10
• Specified Initial Level:	302
• Return Cap:	6.75%
• Minimum Return:	5.00% of the principal amount

Equity Appreciation Growth LinkEd Securities “Basket EAGLESSM”. Certain issues of our Basket EAGLESSM outstanding as of the date of this prospectus are described below. This paragraph describes the general terms of each of these issuances. With respect to each issue: There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes plus a supplemental redemption amount determined by reference to the performance of the common stock of a group of specified companies over the term of the notes (“Basket Stocks”). Subject to a guaranteed minimum supplemental redemption amount (“Minimum Return”), the supplemental redemption amount will be equal to the product of (1) the principal amount of the notes, and (2) the applicable basket return (“Basket Return”). The Basket Return is equal to (1) the product of 1.00 plus the periodic return of the basket for each of a specified number of reference periods minus (2) 1.00. The periodic return of the basket for each reference period, which is capped quarterly (“Return Cap”), will be equal to a fraction, the numerator of which is equal to (1) the basket level on the last day of that reference period minus (2) the basket level on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 1,000), and the denominator of which is the basket level on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 1,000). The term “basket level” refers to the hypothetical value of the group of Basket Stocks determined at the close of any trading day and equals the sum of the products of the closing price and the share ratio for each basket stock. The share ratio for each Basket Stock is a fixed number of shares of the Basket Stock determined by dividing the initial weight (determined equally among the Basket Stocks) by the closing price of the Basket Stock on the pricing date and is subject to change only if certain extraordinary corporate events affect the applicable Basket Stock. Each issue of our Basket EAGLESSM described below is principal protected, and in no event will the supplemental redemption amount be less than zero. The last day of each reference period, or the reset dates, and the maturity date may be postponed if specified market disruption events occur. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount for each issue of Basket EAGLESSM described below. The Basket EAGLESSM are not redeemable by us at our option or repayable at the option of the holder prior to maturity.

Basket EAGLESSM, due August 2, 2010 (Series K)
• Principal amount outstanding:	$3,343,000
• Issuance date:	July 30, 2004
• Basket Stocks:	16 selected energy companies, as follows: Anadarko Petroleum Corporation, Baker Hughes Incorporated, BJ Services Company, Burlington Resources Inc., ChevronTexaco Corporation, ConocoPhillips, Devon Energy Corporation, Exxon Mobil Corporation, GlobalSantaFe Corporation, Halliburton Company, Marathon Oil Corporation, Nabors Industries Ltd., Noble Corporation, Occidental Petroleum Corporation, Schlumberger Limited, and Transocean Inc.
• Share Ratio:	For each Basket Stock, the number of shares determined by dividing 62.50 by the closing price of the Basket Stock on July 27, 2004
• Applicable reference periods:	07/27-10/27, 10/27-01/27, 01/27-04/27, and 04/27-07/27 of each year, beginning 07/27/04 and ending 07/27/10
• Return Cap:	8.10%
• Minimum Return:	6.00% of the principal amount

Basket EAGLESSM, due September 29, 2010 (Series K)
• Principal amount outstanding:	$16,939,000
• Issuance date:	September 28, 2005
• Basket Stocks:	16 selected energy companies, as follows: Apache Corporation, BJ Services Company, Burlington Resources Inc., Cal Dive International, Inc., Chevron Corporation, ConocoPhillips, Devon Energy Corporation, Diamond Offshore Drilling, Inc., Exxon Mobil Corporation, GlobalSantaFe Corporation, Halliburton Company, Noble Corporation, Occidental Petroleum Corporation, Tidewater Inc., Transocean Inc., and Valero Energy Corporation
• Share Ratio:	For each basket stock, the number of shares determined by dividing 62.50 by the closing price of the Basket Stock on September 23, 2005
• Applicable reference periods:	09/23-12/23, 12/23-03/23, 03/23-06/23, and 06/23-09/23 of each year, beginning 09/23/05 and ending 09/23/10
• Return Cap:	7.10%
• Minimum Return:	5.00% of the principal amount

Return Linked Notes. Certain issues of our return linked notes outstanding as of the date of this prospectus are described below. This paragraph describes the general terms of each of these issuances. With respect to each issue: Unless otherwise described below, there are no periodic payments of interest. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the applicable index (“Specified Index”). Subject to a guaranteed minimum supplemental amount in certain cases (“Minimum Return”), the supplemental redemption amount, if any, will be equal to the product of (1) principal amount of the notes, (2) the index return calculated as described below (“Index Return”), and (3) if applicable, the applicable participation rate (“Participation Rate”). Each issue of our return linked notes described below is principal protected, and in no event will the supplemental redemption amount be less than zero. In each case, the valuation date(s) and the maturity date, as applicable, may be postponed if specified market disruption events occur. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount for each issue of return linked notes described below. The return linked notes are not redeemable by us at our option or repayable at the option of the holder prior to maturity.

Return Linked Notes, due June 24, 2010 (Series K)
• Principal amount outstanding:	$13,300,000
• Issuance date:	June 24, 2004
• Specified Index:	Nikkei 225 Index
• Index Return:	A fraction, the numerator of which is equal to the closing level of the Specified Index on June 18, 2010, minus the Initial Level of the Specified Index, and the denominator of which is the Initial Level.
• Participation Rate:	Not applicable
• Minimum Return:	6.00% of the principal amount
• Initial level:	11,600.16

Return Linked Notes, due June 28, 2010 (Series K)
• Principal amount outstanding:	$5,000,000
• Issuance date:	December 27, 2004
• Specified Index:	Nikkei 225 Index
• Index Return:	A fraction, the numerator of which is equal to the closing level of the Specified Index on June 22, 2010, minus the Initial Level of the Specified Index, and the denominator of which is the Initial Level.
• Participation Rate:	Not applicable
• Minimum Return:	Not applicable
• Initial level:	11,125.92

Capital Protected EquitY PerformanCe LinkEd Securities “Index CYCLES™”. Certain issues of our Index CYCLES™ outstanding as of the date of this prospectus are described below. This paragraph describes the general terms of each of these issuances. With respect to each issue: Interest on the Index CYCLES™ accrues at the specified rate per annum, payable semi-annually. The sum of the semi-annual interest payments paid over the term of the Index CYCLES™ will equal a specified percentage of the principal amount of the notes (“Total Interest Percentage”). At maturity, holders will receive the principal amount of the notes and a final interest payment and may receive a supplemental redemption amount determined by reference to the specified index (“Specified Index”). You only receive a supplemental redemption amount if the Average Index

Return (described below) exceeds the Total Interest Percentage. The supplemental redemption amount, if any, for each $1,000 face amount of Index CYCLES™ will be equal to the product of (1) $1,000 and (2) the Average Index Return minus the Total Interest Percentage. The Average Index Return is equal to a fraction, the numerator of which is equal to (1) the arithmetic average of closing levels of the Specified Index on each of a specified number of annual valuation dates, minus (2) the specified initial closing level of the Specified Index (“Starting Level”), and the denominator of which is the Starting Level. The annual valuation dates and the maturity date may be postponed if specified market disruption events occur. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount and the amount payable at maturity for each issue of Index CYCLES™ described below. The Index CYCLES™ are not redeemable by us at our option or repayable at the option of the holder prior to maturity.

Index CYCLES™, due November 26, 2010 (Series K)
• Principal amount outstanding:	$12,884,000
• Issuance date:	November 26, 2004
• Interest rate:	1.50%
• Interest payment dates:	May 26 and November 26
• Record dates:	First date of the month prior to interest payment date
• Specified Index:	S&P 500® Index
• Total Interest Percentage:	9.00%
• Starting Level:	1,177.24
• Annual valuation dates:	November 22 of each year beginning November 22, 2005 and ending November 22, 2010

Index CYCLES™, due December 28, 2010 (Series K)
• Principal amount outstanding:	$7,528,000
• Issuance date:	December 28, 2004
• Interest rate:	1.00%
• Interest payment dates:	June 28 and December 28
• Record dates:	First date of the month prior to interest payment date
• Specified Index:	S&P MidCap 400 Index
• Total Interest Percentage:	6.00%
• Starting Level:	657.65
• Annual valuation dates:	December 22 of each year beginning December 22, 2005 and ending December 22, 2010

Index CYCLES™, due February 24, 2010 (Series K)
• Principal amount outstanding:	$13,138,000
• Issuance date:	February 24, 2005
• Interest rate:	1.25%
• Interest payment dates:	February 24 and August 24
• Record dates:	15 calendar days prior to interest payment date
• Specified Index:	S&P 500® Index
• Total Interest Percentage:	6.25%
• Starting Level:	1,201.59
• Annual valuation dates:	February 18 of each year beginning February 18, 2006 and ending February 18, 2010

Index CYCLES™, due August 25, 2010 (Series K)
• Principal amount outstanding:	$7,779,000
• Issuance date:	August 25, 2005
• Interest rate:	1.25%
• Interest payment dates:	February 25 and August 25
• Record dates:	15 calendar days prior to interest payment date
• Specified Index:	Dow Jones Industrial AverageSM
• Total Interest Percentage:	6.25%
• Starting Level:	10,569.89
• Annual valuation dates:	August 22 of each year beginning August 22, 2006 and ending August 22, 2010

Index CYCLES™, due October 28, 2010 (Series K)
• Principal amount outstanding:	$17,099,000
• Issuance date:	October 28, 2005
• Interest rate:	2.00%
• Interest payment dates:	April 28 and October 28
• Record dates:	15 calendar days prior to interest payment date
• Specified Index:	Dow Jones—AIG Commodity IndexSM
• Total Interest Percentage:	10.00%
• Starting Level:	175.49
• Annual valuation dates:	October 25 of each year beginning October 25, 2006 and ending October 25, 2010

Capital Protected EquitY PerformanCe LinkEd Securities “Basket CYCLES™”. Certain issues of our Basket CYCLES™ outstanding as of the date of this prospectus are described below. This paragraph describes the general terms of each of these issuances. With respect to each issue: Interest on the Basket CYCLES™ accrues at the specified rate per annum, payable semi- annually. The sum of the semi-annual interest payments paid over the term of the Basket CYCLES™ will equal a specified percentage of the principal amount of the notes (“Total Interest Percentage”). At maturity, holders will receive the principal amount of the notes and a final interest payment and may receive a supplemental redemption amount determined by reference to the performance of a group of specified stock indices, funds, or companies over the term of the notes (“Basket”). You only will receive a supplemental redemption amount if the Average Basket Return (described below) exceeds the Total Interest Percentage. The supplemental redemption amount, if any, for each $1,000 face amount of Basket CYCLES™ will be equal to the product of (1) $1,000 and (2) the Average Basket Return minus the Total Interest Percentage. The Average Basket Return is equal to a fraction, the numerator of which is equal to (1) the arithmetic average of the basket level on each of a specified number of annual valuation dates, minus (2) 1,000 (“Starting Level”), and the denominator of which is the Starting Level. The term “basket level” refers to the hypothetical value of the Basket determined at the close of any business day and equals the sum of the products of the closing level and the specified component ratio for each component of the Basket. The component ratio for each Basket component was determined on the pricing date of the notes and is subject to change only if certain events or adjustments affect the relevant Basket component. Each issue of our Basket CYCLESSM described below is principal protected, and in no event will the supplemental redemption amount be less than zero. The annual valuation dates and the maturity date may be postponed if specified market disruption events occur. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount and the amount payable at maturity for each issue of Basket CYCLES™ described below. The Basket CYCLES™ are not redeemable by us at our option or repayable at the option of the holder prior to maturity.

Basket CYCLESSM, due January 28, 2011 (Series K)
• Principal amount outstanding:	$14,100,000
• Issuance date:	January 28, 2005
• Interest rate:	1.00%
• Interest payment dates:	January 28 and July 28
• Record dates:	First date of the month prior to that interest payment date
• Basket components and component ratios:	Abbott Laboratories (1.08909); Aetna Inc. (0.40222); Amgen Inc. (0.80425); Baxter International Inc. (1.45096); Biogen Idec Inc. (0.79264); Boston Scientific Corporation (1.56838); Cardinal Health, Inc. (0.92610); Caremark Rx, Inc. (1.30141); Eli Lilly and Company (0.91158); Forest Laboratories, Inc. (1.24409); HCA Inc. (1.14077); Johnson & Johnson (0.78518); Medtronic, Inc. (0.96525); Merck & Co., Inc. (1.61551); Pfizer Inc. (2.03335); Schering-Plough Corporation (2.46184); UnitedHealth Group Incorporated (0.56980); WellPoint, Inc. (0.42194); Wyeth (1.15260); and Zimmer Holdings, Inc. (0.62383)
• Total Interest Percentage:	6.00%
• Annual Valuation Dates:	January 25 of each year, beginning January 25, 2006 and ending January 25, 2011

Basket CYCLESSM, due April 30, 2009 (Series K)
• Principal amount outstanding:	$7,840,000
• Issuance date:	April 28, 2005
• Interest rate:	1.75%
• Interest payment dates:	April 30 and October 30
• Record dates:	15 calendar days prior to interest payment date
• Basket components and component ratios:	S&P 500® Index (0.28684); Nikkei 225 Index (0.03010); and Dow Jones EURO STOXX 50SM Index (0.11159)
• Total Interest Percentage:	7.01%
• Annual Valuation Dates:	April 25 of each year, beginning April 25, 2006 and ending April 25, 2009

Basket CYCLESSM, due May 27, 2010 (Series K)
• Principal amount outstanding:	$19,318,000
• Issuance date:	May 27, 2005
• Interest rate:	1.00%
• Interest payment dates:	May 27 and November 27
• Record dates:	15 calendar days prior to interest payment date
• Basket components and component ratios:	S&P 500® Index (0.3769); S&P MidCap 400 Index (0.1200); Russell 2000® Index (0.1142); Dow Jones EURO STOXX 50SM Index (0.0259)[1]; and iShares® Lehman Aggregate Bond Fund (2.9226)[2]
• Total Interest Percentage:	5.00%
• Annual Valuation Dates:	May 24 of each year, beginning May 24, 2006 and ending May 24, 2010

[1]	In the case of the Dow Jones EURO STOXX 50SM Index, its closing level will be multiplied by its component ratio and the U.S. dollar/euro exchange rate at 11:00 a.m., New York time.
[2]

The component ratio for the iShares® Lehman Aggregate Bond Fund is subject to adjustment, based on the amount of dividends paid by the fund, as described below. Upon each dividend payment by the fund, its component ratio will be adjusted by multiplying the then applicable component ratio by the dividend adjustment factor. The dividend adjustment factor is equal to (1) 1 plus (2) a fraction, the numerator of which is the actual dividend and the denominator of which is equal to (a) the closing level of the fund on the trading day prior to the ex-dividend date, minus (b) the actual dividend.

Basket CYCLESSM, due July 29, 2011 (Series K)
• Principal amount outstanding:	$16,919,000
• Issuance date:	July 29, 2005
• Interest rate:	1.50%
• Interest payment dates:	January 29 and July 29
• Record dates:	15 calendar days prior to interest payment date
• Basket components and component ratios:	S&P 500® Index (0.4467); S&P MidCap 400 Index (0.1120); Russell 2000® Index (0.0741); Dow Jones EURO STOXX 50SM Index (0.0302)[1]; and iShares® Lehman Aggregate Bond Fund (1.9596)[2]
• Total Interest Percentage:	9.00%
• Annual Valuation Dates:	July 26 of each year, beginning July 26, 2006 and ending July 26, 2011

Basket CYCLESSM, due September 27, 2011 (Series K)
• Principal amount outstanding:	$10,919,000
• Issuance date:	September 27, 2005
• Interest rate:	1.25%
• Interest payment dates:	March 27 and September 27
• Record dates:	15 calendar days prior to interest payment date
• Basket components and component ratios:	S&P 500® Index (0.5763); S&P MidCap 400 Index (0.1290); Russell 2000® Index (0.1075); and Dow Jones EURO STOXX 50SM Index (0.0348)[1]
• Total Interest Percentage:	7.50%
• Annual Valuation Dates:	September 22 of each year, beginning September 22, 2006 and ending September 22, 2011

Basket CYCLESSM, due December 27, 2010 (Series K)
• Principal amount outstanding:	$11,145,000
• Issuance date:	December 27, 2005
• Interest rate:	1.25%
• Interest payment dates:	June 27 and December 27
• Record dates:	15 calendar days prior to interest payment date
• Basket components and component ratios:	S&P 500® Index (0.3564); S&P MidCap 400 Index (0.1079); Russell 2000® Index (0.1030); Dow Jones EURO STOXX 50SM Index (0.0236)[1]; and iShares® Lehman Aggregate Bond Fund (2.9880)[2]
• Total Interest Percentage:	6.25%
• Annual Valuation Dates:	December 21 of each year, beginning December 21, 2006 and ending December 21, 2010

[1]	In the case of the Dow Jones EURO STOXX 50SM Index, its closing level will be multiplied by its component ratio and the U.S. dollar/euro exchange rate at 11:00 a.m., New York time.
[2]

The component ratio for the iShares® Lehman Aggregate Bond Fund is subject to adjustment, based on the amount of dividends paid by the fund, as described below. Upon each dividend payment by the fund, its component ratio will be adjusted by multiplying the then applicable component ratio by the dividend adjustment factor. The dividend adjustment factor is equal to (1) 1 plus (2) a fraction, the numerator of which is the actual dividend and the denominator of which is equal to (a) the closing level of the fund on the trading day prior to the ex-dividend date, minus (b) the actual dividend.

Basket CYCLESSM, due December 28, 2011 (Series K)
• Principal amount outstanding:	$9,100,000
• Issuance date:	December 28, 2005
• Interest rate:	1.50%
• Interest payment dates:	June 28 and December 28
• Record dates:	15 calendar days prior to interest payment date
• Basket components and component ratios:	Abbott Laboratories (0.98184); Amgen Inc. (0.49328); Baxter International Inc. (1.05208); Becton, Dickinson and Company (0.65952); Biogen Idec Inc. (0.87970); Bristol-Myers Squibb Company (1.74902); Cardinal Health, Inc. (0.58326); Caremark Rx, Inc. (0.76805); CIGNA Corporation (0.35320); Coventry Health Care, Inc. (0.69324); Eli Lilly and Company (0.70028); Forest Laboratories, Inc. (0.95717); Genzyme Corporation (0.54252); Gilead Sciences, Inc. (0.72202); HCA Inc. (0.77146); McKesson Corporation (0.76249); Medco Health Solutions, Inc. (0.71327); Medtronic, Inc. (0.69228); Merck & Co., Inc. (1.24961); Pfizer Inc. (1.66251); Quest Diagnostics Incorporated (0.76321); Schering-Plough Corporation (1.91571); Stryker Corporation (0.86207); Wyeth (0.85525); and Zimmer Holdings (0.57496)
• Total Interest Percentage:	9.00%
• Annual Valuation Dates:	December 22 of each year, beginning December 22, 2006 and ending December 22, 2011

Company Subordinated Securities

Subordination. The Company Subordinated Securities are subordinated in right of payment to all of our “senior indebtedness.” The Company Subordinated Indentures define “senior indebtedness” as any indebtedness for money borrowed (and in the case of the 1995 and 1992 Company Subordinated Indentures, specifically including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that was outstanding on the date we executed the respective indenture, or was created, incurred, or assumed after that date, for which we are responsible or liable as obligor, guarantor, or otherwise, and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations other than the Company Subordinated Securities issued under that respective indenture or any other indebtedness that by its terms is subordinate in right of payment to any of our other indebtedness.

Under each Company Subordinated Indenture, if there is a default or an event of default under any senior indebtedness that would allow acceleration of maturity of the senior indebtedness and that default or event of default has not been remedied, and we and the trustee under that indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee under that indenture receives notice from us, then we will not be able to make payments of principal, any premium, or interest on the Company Subordinated Securities under that indenture or repurchase our Company Subordinated Securities under that indenture.

Under each Company Subordinated Indenture, if any Company Subordinated Security is declared due and payable before the required date or upon a distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, premium, interest, or any other payment will be paid in full to holders of senior indebtedness before any holders of Company Subordinated Securities under that indenture are paid. In addition, if these amounts previously were paid to the holders of Company Subordinated Securities or the trustee of the Company Subordinated Indentures, the holders of senior indebtedness will have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of Company Subordinated Securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until the Company Subordinated Securities are paid in full. For purposes of this subrogation, the Company Subordinated Securities will be subrogated ratably with all our other indebtedness that by its terms ranks equally with the Company Subordinated Securities and is entitled to like rights of subrogation.

Sale or Issuance of Capital Stock of Banks. The 1989 Company Subordinated Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into, or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales of directors’ qualifying shares;

•	sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•	any issuance of shares of capital stock, or securities convertible into, or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the 1989 Company Subordinated Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is our only Principal Subsidiary Bank.

Waiver of Covenants. Under each Company Subordinated Indenture, the holders of a majority in principal amount of the Company Subordinated Securities of all affected series then outstanding under that Company Subordinated Indenture may waive compliance with some of the covenants or conditions of that Company Subordinated Indenture (including, in the case of the 1989 Company Subordinated Securities, the covenant described above).

Modification of the Indenture. Under each Company Subordinated Indenture, we and the applicable trustee may modify that Company Subordinated Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of Company Subordinated Securities affected under that Company Subordinated Indenture by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of or extend the time of payment of interest on, any security without the consent of each holder affected by the modification. No modification may reduce the percentage of Company Subordinated Securities that is required to consent to modification of a Company Subordinated Indenture without the consent of all holders of the securities outstanding under that Company Subordinated Indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Company Subordinated Securities.

For purposes of determining the required aggregate principal amount of the Company Subordinated Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under any Company Subordinated Indenture, (1) the principal amount of any Company Subordinated Security issued with OID is that amount that would be due and payable at that time upon an event of default, and (2) with respect to 1995 Company Subordinated Securities, the principal amount of a security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the security.

Defaults and Rights of Acceleration. The 1995 and 1992 Company Subordinated Indentures define an event of default only as our bankruptcy under federal bankruptcy laws. The 1989 Company Subordinated Indenture defines an event of default as specified events involving our bankruptcy, insolvency or liquidation. Under each of the Company Subordinated Indentures, if an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding Company Subordinated Securities under that indenture may declare the principal amount (or, with respect to 1995 Company Subordinated Securities, if the securities were issued with OID, a specified portion of the principal amount) of all of those Company Subordinated Securities to be due and payable immediately. The holders of a majority in principal amount of the Company Subordinated Securities then outstanding under a Company Subordinated Indenture, in some circumstances, may annul the declaration of acceleration and waive past defaults.

Payment of principal of the Company Subordinated Securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness. If we fail to pay the principal of any Company Subordinated Securities, or if we are over 30 calendar days late on an interest payment on any Company Subordinated Securities, or if we breach any of our other covenants under any Company Subordinated Securities or in a Company Subordinated Indenture that is not cured within 90 calendar days after notice is given, the trustee under the applicable Company Subordinated Indenture can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of our failure to make that payment and the costs and expenses of collection. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any Company Subordinated Security also may file suit to enforce our obligation to pay principal or interest (or, in the case of the 1995 or 1992 Company Subordinated Securities, any premium), regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the Company Subordinated Securities then outstanding under a Company Subordinated Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that Company Subordinated Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the respective Company Subordinated Indentures.

Paying Agent. We have designated the principal corporate trust offices of The Bank of New York Mellon Trust Company, N.A. in New York City as the place in the United States where the Company Subordinated Securities may be presented for payment.

Outstanding 1995 Company Subordinated Securities

The principal terms of certain series of 1995 Company Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series (or, with respect to medium-term notes, in the description of each issue) and is payable on the indicated interest payment dates to the registered holders on the preceding record date. Our outstanding series of 1995 Company Subordinated Securities are subject to increase in certain circumstances, depending on market conditions and the date on which such series originally was issued.

Where we indicate below that some of the 1995 Company Subordinated Securities may be redeemed “for tax reasons,” we mean that we may redeem 100% of the principal amount plus accrued interest up to the redemption date, in whole but not in part, at any time upon not less than 30 calendar nor more than 60 calendar days’ notice, if we have or will become obligated to pay “additional amounts” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of those laws or regulations, on or after the date we agreed to issue the securities. An obligation to pay additional amounts would mean our obligation to pay to the beneficial owner of any security that is a non-United States person an additional amount in order to ensure that every net payment on the security will be not less, due to payment of U.S. withholding tax, than the amount then due and payable.

4 3/4% fixed/floating rate callable subordinated notes, due 2019
• Principal amount of series:	€1,000,000,000
• Interest rate:	(1) 4 3/4% per annum through May 5, 2014, and (2) 3-month EURIBOR reset quarterly plus a spread equal to 1.46% from May 6, 2014 to the maturity date
• Maturity date:	May 6, 2019
• Interest payment dates:	(1) May 6 during fixed rate period, and (2) February 6, May 6, August 6 and November 6 during floating rate period
• Record dates:	(1) April 30 during fixed rate period, and (2) January 31, April 30, July 31 and October 31 during floating rate period
• Issuance date:	May 6, 2004
• Redemption:	May be redeemed by us in whole on May 6, 2014 at 100% of the principal amount plus accrued and unpaid interest; may also be redeemed for tax purposes
• Listing:	Luxembourg Stock Exchange
• Calculation agent:	The Bank of New York Mellon

5 1/4% subordinated notes, due 2015
• Principal amount of series:	$700,000,000
• Maturity date:	December 1, 2015
• Interest payment dates:	June 1 and December 1
• Record dates:	May 15 and November 15
• Issuance date:	November 18, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 3/4% subordinated notes, due 2013
• Principal amount of series:	$500,000,000
• Maturity date:	August 15, 2013
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	July 22, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

7.40% subordinated notes, due 2011
• Principal amount of series:	$3,000,000,000
• Maturity date:	January 15, 2011
• Interest payment dates:	January 15 and July 15
• Record dates:	December 31 and June 30
• Issuance date:	January 23, 2001
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

7.80% subordinated notes, due 2010
• Initial principal amount of series:	$1,000,000,000
• Additional principal amount of series issued May 30, 2000:	$900,000,000
• Aggregate principal amount of series currently outstanding:	$1,900,000,000
• Maturity date:	February 15, 2010
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	February 14, 2000
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

6.60% subordinated notes, due 2010
• Principal amount of series:	$300,000,000
• Maturity date:	May 15, 2010
• Interest payment dates:	May 15 and November 15
• Record dates:	April 30 and October 31
• Issuance date:	May 4, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6.80% subordinated notes, due 2028
• Principal amount of series:	$400,000,000
• Maturity date:	March 15, 2028
• Interest payment dates:	March 15 and September 15
• Record dates:	February 28/29 and August 31
• Issuance date:	March 23, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7.80% subordinated notes, due 2016
• Principal amount of series:	$450,000,000
• Maturity date:	September 15, 2016
• Interest payment dates:	March 15 and September 15
• Record dates:	February 28/29 and August 31
• Issuance date:	September 24, 1996
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 1/4% subordinated notes, due 2025
• Principal amount of series:	$450,000,000
• Maturity date:	October 15, 2025
• Interest payment dates:	April 15 and October 15
• Record dates:	March 31 and September 30
• Issuance date:	October 23, 1995
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 3/4% subordinated notes, due 2015
• Principal amount of series:	$350,000,000
• Maturity date:	August 15, 2015
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	September 5, 1995
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Subordinated Medium-Term Notes, Series F

As of the date of this prospectus, $50.0 million aggregate principal amount of our Subordinated Medium-Term Notes, Series F is issued and outstanding under the 1995 Company Subordinated Indenture. These notes were issued on March 7, 1997, and mature on March 7, 2037. These notes bear interest at a rate of 6.975% per annum and are repayable at the holder’s option on March 7, 2007 or March 7, 2017 at 100% of their principal amount plus accrued interest. The notes are not redeemable by us at our option prior to maturity. The notes are not listed on any securities exchange.

Outstanding 1992 Company Subordinated Securities

As of the date of this prospectus, $100.0 million aggregate principal amount of our Subordinated Medium-Term Notes, Series B is issued and outstanding under the 1992 Company Subordinated Indenture. These notes were issued on November 17, 1994, and mature on November 15, 2024. These notes bear interest at a rate of 8.570% and are repayable at the holder’s option on November 15, 2004 at 100% of their principal amount plus accrued interest. The notes are not redeemable by us at our option prior to maturity. The notes are not listed on any securities exchange.

Outstanding 1989 Company Subordinated Securities

The principal terms of each series of 1989 Company Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

10.20% subordinated notes, due 2015
• Principal amount of series:	$200,000,000
• Maturity date:	July 15, 2015
• Interest payment dates:	January 15 and July 15
• Record dates:	December 31 and June 30
• Issuance date:	July 31, 1990
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

9 3/8% subordinated notes, due 2009
• Principal amount of series:	$400,000,000
• Maturity date:	September 15, 2009
• Interest payment dates:	March 15 and September 15
• Record dates:	February 28/29 and August 31
• Issuance date:	September 27, 1989
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Concerning the Trustees

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliated entities in the ordinary course of business. The Bank of New York Mellon Trust Company, N.A. also serves as trustee for series of our outstanding indebtedness under the FleetBoston Subordinated Indenture and the BankAmerica Subordinated Indenture described below and for certain series of our outstanding indebtedness under other indentures not described in this prospectus.

COUNTRYWIDE DEBT SECURITIES

Following the Countrywide acquisition, on November 7, 2008, we assumed the obligations of Countrywide and CHL with respect to the senior debt securities described below (the “Countrywide Senior Securities”) and the obligations of Countrywide with respect to the subordinated debt securities described below (the “Countrywide Subordinated Securities,” and together with the Countrywide Senior Securities, the “Countrywide Debt Securities”). The Countrywide Debt Securities were issued under the indentures referred to in the following paragraphs (the “Countrywide Indentures”). The following summary of the provisions of the Countrywide Debt Securities and the Countrywide Indentures is not complete and is qualified in its entirety by the provisions of the applicable Countrywide Indenture. These Countrywide Indentures are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

The Countrywide Senior Securities include (1) senior notes originally issued by Countrywide and guaranteed by CHL (the “CFC Senior Notes”), and (2) senior notes originally issued by CHL and guaranteed by Countrywide (the “CHL Senior Notes”). The CFC Senior Notes were issued under an Indenture dated February 1, 2005 (as supplemented, the “CFC Senior Indenture”)

among Countrywide, CHL, and The Bank of New York Mellon (formerly The Bank of New York), as trustee. The CHL Senior Notes were issued under two separate indentures. We refer to the CHL Senior Notes issued under the Indenture dated January 1, 1992 (as supplemented, the “1992 CHL Senior Indenture”) among CHL, Countrywide, and The Bank of New York Mellon (formerly The Bank of New York), as trustee, as the “1992 CHL Senior Notes.” We refer to the CHL Senior Notes issued under the Indenture dated December 1, 2001 (as supplemented, the “2001 CHL Senior Indenture,” and together with the 1992 CHL Senior Indenture and the CFC Senior Indenture, the “Countrywide Senior Indentures”) among CHL, Countrywide, and The Bank of New York Mellon (formerly The Bank of New York), as trustee, as the “2001 CHL Senior Notes.”

The Countrywide Subordinated Securities were issued under an Indenture dated May 16, 2006 (as supplemented, the “Countrywide Subordinated Indenture”) between Countrywide and The Bank of New York Mellon (formerly The Bank of New York), as trustee.

Countrywide Senior Securities

We describe below certain provisions of the Countrywide Senior Indentures as they apply to the series of Countrywide Senior Securities outstanding.

Modification of the Indenture. Under each Countrywide Senior Indenture, we and the applicable trustee may modify that Countrywide Senior Indenture with the consent of the holders of at least a majority in principal amount of the outstanding securities of each series under that indenture affected by the modification. However, without the consent of the holder of each outstanding Countrywide Senior Security affected, no modification may:

•	change the stated maturity of (except as permitted in connection with a Countrywide Senior Security that by its terms provides for the optional extension of the maturity date), the principal of, or any installment of interest on, any Countrywide Senior Security, or reduce the principal amount of, interest rate on (except as permitted in connection with a Countrywide Senior Security that by its terms provides that the interest may be reset), or any premium payable upon redemption or repayment of, any Countrywide Senior Security, or reduce the amount of any Countrywide Senior Security issued with OID that would be due and payable upon acceleration of maturity, or adversely affect any right of repayment at the option of a holder of any Countrywide Senior Security, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or similar provision, or change any place of payment or the currency in which any Countrywide Senior Security or interest on that security is payable, or change or eliminate the rights of a holder to receive payments in U.S. dollars with respect to any Countrywide Senior Security denominated in a foreign currency, or impair the right to institute suit for the enforcement of any payment on or after the maturity date, redemption date, or repayment date, as applicable; or

•	reduce the percentage in aggregate principal amount of outstanding securities of any series that is required to consent to modification of, or to any waiver of the covenants of or past defaults under, that Countrywide Senior Indenture; or

•	modify in a manner adverse to the holders the provisions of that Countrywide Senior Indenture with respect to modification of the indenture or waiver of past defaults.

In addition, we and the applicable trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Countrywide Senior Securities under each respective Countrywide Senior Indenture.

For purposes of determining the required aggregate principal amount of the Countrywide Senior Securities outstanding at any time in connection with any request, demand, authorization,

direction, notice, consent or waiver under a Countrywide Senior Indenture, Countrywide Senior Securities owned by us or any affiliate of ours shall not be deemed to be outstanding for purposes of such determination.

Defaults and Rights of Acceleration. The Countrywide Senior Indentures define an “event of default” with respect to a series of Countrywide Senior Securities as any one of the following events:

•	a failure to pay principal or any premium when due on any Countrywide Senior Security of that series; or

•	a failure to pay interest on any Countrywide Senior Securities of that series, within 30 calendar days after the interest becomes due; or

•	a failure to deposit any sinking fund payment when due with respect to any Countrywide Senior Security of that series; or

•	our default in the performance or breach of any other covenant or warranty contained in that Countrywide Senior Indenture or the Countrywide Senior Securities of that series that is not cured within 60 days after written notice to us by the applicable trustee, or to us and the applicable trustee by the holders of at least 25% in aggregate principal amount of the Countrywide Senior Securities of the series then outstanding; or

•	our default, or the default by a subsidiary, resulting in acceleration of the maturity of any of our other indebtedness for borrowed money in an amount exceeding $100,000,000 ($10,000,000 in the case of the CHL 1992 Indenture) and that acceleration is not rescinded or annulled within 10 days after written notice to us by the applicable trustee, or to us and the applicable trustee by the holders of at least 25% in principal amount of the Countrywide Senior Securities of that series; or

•	specified events involving our bankruptcy, insolvency or liquidation; or

•	any other event of default provided with respect to that series of Countrywide Senior Securities.

Under each Countrywide Senior Indenture, if an event of default with respect to an outstanding series of Countrywide Senior Securities occurs and is continuing, either the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding Countrywide Senior Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all Countrywide Senior Securities of that series to be due and payable immediately. The holders of a majority in aggregate principal amount of the outstanding Countrywide Senior Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Collection of Indebtedness. If we fail to pay the principal of or any premium on any Countrywide Senior Securities, or if we are over 30 days late on an interest payment on any Countrywide Senior Securities, the trustee under the applicable Countrywide Senior Indenture can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including interest on the overdue amounts, if legally enforceable, and the costs and expenses of collection. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any Countrywide Senior Securities also may file suit to enforce our obligation to pay principal, any premium, or interest due on that security regardless of the actions taken by the trustee.

Under each Countrywide Senior Indenture, the trustee under that indenture, subject to its duty to act with the required standard of care during default under any series of Countrywide Senior Securities, is entitled to be indemnified by the holders of the Countrywide Senior Securities of that series before exercising any right or power under that Countrywide Senior Indenture at the request of the holders of Countrywide Senior Securities of that series. Each of the Countrywide Senior Indentures provides that no holders of Countrywide Senior Securities of any series may institute any proceedings, judicial or otherwise, to enforce a Countrywide Senior Indenture unless the trustee under that indenture fails to act for 60 days after it receives a written request to enforce the Countrywide Senior Indenture by the holders of at least 25% in aggregate principal amount of the outstanding Countrywide Senior Securities of that series and an offer of reasonable indemnity. However, this provision does not prevent the holder of any Countrywide Senior Security from enforcing payment of the principal of, and any premium and interest on, that security when due.

The holders of a majority in principal amount of the Countrywide Senior Securities of any series then outstanding under a Countrywide Senior Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that Countrywide Senior Indenture with respect to that series. However, the trustee may refuse to follow any direction that it determines would be illegal or would conflict with that Countrywide Senior Indenture or involve it in personal liability or that would unjustly prejudice the holders of the Countrywide Senior Securities of that series not joining the proceeding.

The Countrywide Senior Indentures provide that the trustee under the applicable indenture will, within 90 days after a default occurs that affects the outstanding Countrywide Senior Securities of any series, give to the holders of those Countrywide Senior Securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any Countrywide Senior Securities or payment of any sinking fund installment, the trustee will be protected in the withholding of that notice if it determines in good faith that the withholding of that notice is in the best interests of the holders of the Countrywide Senior Securities of that series.

We are required periodically to file with the applicable trustee a certificate as to the absence of certain defaults under any terms of the respective Countrywide Senior Indentures.

Paying Agent. The principal corporate trust offices of The Bank of New York Mellon in New York City have been designated as the place in the United States where the Countrywide Senior Securities that are denominated in U.S. dollars may be presented for payment. The office of BNY Trust Company of Canada in Toronto has been designated as the place where the Countrywide Senior Securities that are denominated in Canadian dollars may be presented for payment. Payments of principal and interest on Countrywide Senior Securities denominated in Canadian dollars normally will be made in Canadian dollars, unless the Canadian dollar is not available to us due to circumstances beyond our control, in which case we may make the payment in U.S. dollars using an exchange rate determined by the exchange rate agent.

Outstanding CFC Senior Notes

As of the date of this prospectus, two series of CFC Senior Medium-Term Notes are outstanding under the CFC Senior Indenture, including various tranches of fixed-rate notes and floating-rate notes. Of the CFC Senior Medium-Term Notes described in the table below, as of the date of this prospectus, $1.2 billion aggregate principal amount of the CFC Senior Medium-Term Notes, Series A and $4.3 billion aggregate principal amount (U.S. dollar equivalent) of the CFC Senior Medium-Term Notes, Series B are outstanding under the CFC Senior Indenture. None of the CFC Senior Medium-Term Notes are listed on any securities exchange.

Fixed Rate Notes

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS[1]
May 11, 2005	$926,000 Series A	May 11, 2015	5.000%	Redeemable by us in whole or in part on 05/11/07 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

May 11, 2005	$1,205,000 Series A	May 11, 2020	5.250%	Redeemable by us in whole or in part on 5/11/08 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

May 27, 2005	$17,435,000 Series A	May 27, 2020	5.250%	Redeemable by us in whole or in part on 5/27/08 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

June 13, 2005	$500,000,000 Series A	June 15, 2010	4.500%	None

June 24, 2005	$17,874,000 Series A	June 24, 2015	4.125% until June 24, 2007, and 5.750% thereafter	Redeemable by us in whole or in part on 06/24/07 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

July 28, 2005	$6,158,000 Series A	July 28, 2015	5.000% from July 28, 2007 to July 28, 2009; 6.000% from July 28, 2009 to July 28, 2011; 6.500% from July 28, 2011 to July 28, 2013; and 7.500 % thereafter	Redeemable by us in whole or in part on 07/28/07 and on monthly redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

August 25, 2005	$5,000,000 Series A	August 25, 2020	6.030%	Redeemable by us in whole or in part on 11/25/05 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

August 26, 2005	$9,333,000 Series A	August 26, 2020	4.600% until August 26, 2008; 6.000% thereafter	Redeemable by us in whole or in part on 08/26/08 and on monthly redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

November 14, 2005	$42,409,000 Series A	November 14, 2035	6.000%	Redeemable by us in whole or in part on 11/14/10 and on quarterly redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

November 22, 2005	$27,084,000 Series A	November 22, 2030	6.000%	Redeemable by us in whole or in part on 11/22/10 and on monthly redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

[1]	If “estate option” is indicated, upon the death of the holder of the applicable note, the holder’s estate may require us to repay the note prior to the maturity date of the note.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS[1]
December 15, 2005	$32,179,000 Series A	December 14, 2035	6.000%	Redeemable by us in whole or in part on 12/14/10 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

January 24, 2006	$11,161,000 Series A	January 24, 2031	5.750%	Redeemable by us in whole or in part on 01/24/11 and on monthly redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

January 27, 2006	$9,071,000 Series A	January 27, 2031	5.800%	Redeemable by us in whole or in part on 01/27/11 and on monthly redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

February 8, 2006	$50,529,000 Series A	February 8, 2036	6.000%	Redeemable by us in whole or in part on 02/08/11 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

March 16, 2006	$47,099,000 Series B	March 16, 2026	6.000%	Redeemable by us in whole or in part on 03/16/10 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

March 23, 2006	$4,001,000 Series B	March 23, 2021	6.000%	Redeemable by us in whole or in part on 03/23/09 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

April 6, 2006	$973,000 Series B	April 6, 2021	6.000%	Redeemable by us in whole or in part on 04/06/09 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

April 13, 2006	$4,389,000 Series B	April 13, 2021	6.000%	Redeemable by us in whole or in part on 04/13/09 and on monthly redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

April 26, 2006	$1,205,000 Series B	April 15, 2009	5.250%	Estate option

April 26, 2006	$1,436,000 Series B	April 15, 2011	5.500%	Estate option

April 26, 2006	$4,291,000 Series B	April 26, 2021	6.125%	Redeemable by us in whole or in part on 04/26/09 and on quarterly redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

[1]	If “estate option” is indicated, upon the death of the holder of the applicable note, the holder’s estate may require us to repay the note prior to the maturity date of the note.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS[1]
April 28, 2006	$14,908,000 Series B	April 28, 2036	6.300%	Redeemable by us in whole or in part on 04/28/11 and on monthly redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

May 5, 2006	$698,000 Series B	May 15, 2009	5.250%	Estate option

May 19, 2006	$585,000 Series B	May 15, 2009	5.375%	Estate option

May 26, 2006	$1,855,000 Series B	May 15, 2009	5.500%	Estate option

June 1, 2006	CAD275,000,000 Series B	June 1, 2009	4.690%	None

June 2, 2006	$495,000 Series B	May 15, 2009	5.375%	Estate option

June 9, 2006	$284,000 Series B	June 15, 2009	5.375%	Estate option

June 16, 2006	$318,000 Series B	June 15, 2009	5.400%	Estate option

June 23, 2006	$160,000 Series B	June 15, 2009	5.400%	Estate option

July 7, 2006	$1,397,000 Series B	July 15, 2009	5.750%	Estate option

July 14, 2006	$195,000 Series B	July 15, 2009	5.625%	Estate option

July 21, 2006	$1,603,000 Series B	July 15, 2009	5.650%	Estate option

July 28, 2006	$1,992,000 Series B	July 15, 2009	5.600%	Estate option

August 4, 2006	$2,482,000 Series B	August 17, 2009	5.500%	Estate option

August 11, 2006	$1,616,000 Series B	August 17, 2009	5.400%	Estate option

August 18, 2006	$673,000 Series B	August 17, 2009	5.300%	Estate option

August 25, 2006	$5,443,000 Series B	August 17, 2009	5.400%	Estate option

September 8, 2006	$2,240,000 Series B	September 15, 2009	5.250%	Estate option

September 15, 2006	$574,000 Series B	September 15, 2009	5.150%	Estate option

September 22, 2006	$1,675,000 Series B	September 15, 2009	5.200%	Estate option

September 29, 2006	$503,000 Series B	September 15, 2009	5.250%	Estate option

October 6, 2006	$2,115,000 Series B	October 15, 2009	5.000%	Estate option

October 13, 2006	$1,015,000 Series B	October 15, 2009	5.000%	Estate option

October 20, 2006	$1,715,000 Series B	October 15, 2009	5.150%	Estate option

October 27, 2006	$3,293,000 Series B	October 15, 2009	5.200%	Estate option

November 3, 2006	$3,966,000 Series B	November 16, 2009	5.250%	Estate option

November 10, 2006	$2,034,000 Series B	November 16, 2009	5.050%	Estate option

November 17, 2006	$3,497,000 Series B	November 16, 2009	5.150%	Estate option

November 24, 2006	$2,440,000 Series B	November 16, 2009	5.000%	Estate option

December 8, 2006	$8,133,000 Series B	December 15, 2009	5.000%	Estate option

December 15, 2006	$897,000 Series B	December 15, 2009	4.800%	Estate option

December 22, 2006	$819,000 Series B	December 15, 2009	4.875%	Estate option

December 29, 2006	$3,149,000 Series B	December 15, 2009	5.000%	Estate option

January 5, 2007	$1,362,000 Series B	January 15, 2010	5.000%	Estate option

January 12, 2007	$617,000 Series B	January 15, 2010	5.000%	Estate option

January 19, 2007	$1,056,000 Series B	January 15, 2010	5.000%	Estate option

January 26, 2007	$1,340,000 Series B	January 15, 2010	5.125%	Estate option

February 2, 2007	$1,762,000 Series B	February 15, 2010	5.150%	Estate option

February 16, 2007	$607,000 Series B	February 16, 2010	5.100%	Estate option

February 23, 2007	$1,167,000 Series B	February 16, 2010	5.150%	Estate option

March 2, 2007	$195,000 Series B	March 16, 2009	5.000%	Estate option

March 9, 2007	$435,000 Series B	March 16, 2009	5.000%	Estate option

March 16, 2007	$702,000 Series B	March 16, 2009	5.000%	Estate option

March 23, 2007	$227,000 Series B	March 16, 2009	5.000%	Estate option

March 30, 2007	$381,000 Series B	March 15, 2010	5.000%	Estate option

April 5, 2007	$158,000 Series B	April 15, 2010	4.900%	Estate option

April 13, 2007	$370,000 Series B	April 15, 2010	5.000%	Estate option

April 20, 2007	$403,000 Series B	April 15, 2010	5.100%	Estate option

April 27, 2007	$381,000 Series B	April 15, 2010	5.100%	Estate option

May 4, 2007	$286,000 Series B	May 17, 2010	5.000%	Estate option

May 11, 2007	$136,000 Series B	May 17, 2010	5.000%	Estate option

May 18, 2007	$915,000 Series B	May 17, 2010	5.050%	Estate option

May 25, 2007	$739,000 Series B	May 17, 2010	5.100%	Estate option

June 1, 2007	$171,000 Series B	June 15, 2010	5.150%	Estate option

[1]	If “estate option” is indicated, upon the death of the holder of the applicable note, the holder’s estate may require us to repay the note prior to the maturity date of the note.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS[1]
June 7, 2007	$2,000,000,000 Series B	June 7, 2012	5.800%	Repayable at the holder’s option upon the occurrence of a “Change of Control Triggering Event” [2]

June 8, 2007	$644,000 Series B	June 15, 2010	5.250%	Estate option

June 15, 2007	$301,000 Series B	June 15, 2010	5.350%	Estate option

June 22, 2007	$2,085,000 Series B	June 15, 2010	5.450%	Estate option

June 29, 2007	$1,690,000 Series B	June 15, 2010	5.500%	Estate option

July 6, 2007	$1,377,000 Series B	July 15, 2010	5.400%	Estate option

July 13, 2007	$212,000 Series B	July 15, 2010	5.350%	Estate option

July 20, 2007	$2,911,000 Series B	July 15, 2010	5.500%	Estate option

July 27, 2007	$2,272,000 Series B	July 15, 2010	5.450%	Estate option

August 3, 2007	$290,000 Series B	August 16, 2010	5.350%	Estate option

August 10, 2007	$40,000 Series B	August 16, 2010	5.300%	Estate option

[1]	If “estate option” is indicated, upon the death of the holder of the applicable note, the holder’s estate may require us to repay the note prior to the maturity date of the note.
[2]

If a “Change of Control Triggering Event” occurs, the holders have the right to require us to repurchase all or any part of the notes for payment in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any. A “Change of Control Triggering Event” means the occurrence of both a “Change of Control” and a “Below Investment Grade Rating Event.” A “Change of Control” means the occurrence of any of the following: (1) a person or group becomes the beneficial owner of shares of our common stock representing more than 50% of the voting power of our common stock entitled to vote in the election of directors; or (2) the replacement of a majority of our board of directors over any two-year period that was not approved by at a least a majority of the board of directors then in office; or (3) a consolidation, merger or binding share exchange, or any transfer or sale of all or substantially all of our assets, with certain limited exceptions. A “Below Investment Grade Rating” means that within the 60-day period following the occurrence of the Change of Control, the notes are rated below Investment Grade Rating by the ratings agencies, and the agencies making the reduction announce or publicly confirm or inform the trustee in writing (at the trustee’s or our request) that the reduction was the result, in whole or in substantial part, of the applicable Change of Control event.

Floating Rate Notes

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS
December 19, 2005	$500,000,000 Series A	December 19, 2008	LIBOR plus 27.0 bps; reset quarterly	None

March 24, 2006	$800,000,000 Series B	March 24, 2009	LIBOR plus 22 bps; reset quarterly	None

December 18, 2006	$600,000,000 Series B	January 5, 2009	LIBOR plus 14 bps; reset quarterly	None

June 7, 2007	$500,000,000 Series B	May 7, 2012	LIBOR plus 44 bps; reset quarterly	Repayable at the holder’s option upon the occurrence of a “Change of Control Triggering Event”[1]

[1]

If a “Change of Control Triggering Event” occurs, the holders have the right to require us to repurchase all or any part of the notes for payment in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any. A “Change of Control Triggering Event” means the occurrence of both a “Change of Control” and a “Below Investment Grade Rating Event.” A “Change of Control” means the occurrence of any of the following: (1) a person or group becomes the beneficial owner of shares of our common stock representing more than 50% of the voting power of our common stock entitled to vote in the election of directors; or (2) the replacement of a majority of our board of directors over any two-year period that was not approved by at a least a majority of the board of directors then in office; or (3) a consolidation, merger or binding share exchange, or any transfer or sale of all or substantially all of our assets, with certain limited exceptions. A “Below Investment Grade Rating” means that within the 60-day period following the occurrence of the Change of Control, the notes are rated below Investment Grade Rating by the ratings agencies, and the agencies making the reduction announce or publicly confirm or inform the trustee in writing (at the trustee’s or our request) that the reduction was the result, in whole or in substantial part, of the applicable Change of Control event.

Outstanding 1992 CHL Senior Notes

As of the date of this prospectus, two series of 1992 CHL Senior Medium-Term Notes are outstanding under the 1992 CHL Senior Indenture. Of the 1992 CHL Senior Medium-Term Notes described below, the following aggregate principal amounts of the two series are outstanding as of the date of this prospectus: (1) $30.0 million aggregate principal amount of the 1992 CHL Senior Medium-Term Notes, Series F and (2) $600.0 million aggregate principal amount of the 1992 CHL Senior Medium-Term Notes, Series H. None of the 1992 CHL Senior Medium-Term Notes are listed on any securities exchange.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS
April 17, 1998	$15,000,000 Series F	April 16, 2010	6.664%	None

April 17, 1998	$15,000,000 Series F	April 17, 2013	6.730%	None

April 13, 1999	$600,000,000 Series H	April 15, 2009	6.250%	None

Outstanding 2001 CHL Senior Notes

As of the date of this prospectus, three series of 2001 CHL Senior Medium-Term Notes are outstanding under the 2001 CHL Senior Indenture. Of the 2001 CHL Senior Medium-Term Notes described below, the following aggregate principal amounts of the three series are outstanding as of the date of this prospectus: (1) $777.6 million aggregate principal amount of the 2001 CHL Senior Medium-Term Notes, Series K; (2) $1.37 billion aggregate principal amount of the 2001 CHL Senior Medium-Term Notes, Series L; and (3) $1.30 billion aggregate principal amount of the 2001 CHL Senior Medium-Term Notes, Series M. None of the 2001 CHL Senior Medium-Term Notes are listed on any securities exchange.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS[1]
July 22, 2002	$749,733,000 Series K	July 15, 2009	5.625%	None

January 24, 2003	$23,451,000 Series K	January 24, 2018	6.000%	Redeemable by us in whole or in part on or after 01/24/06, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

January 24, 2003	$4,426,000 Series K	January 24, 2018	5.900%	Redeemable by us in whole or in part on or after 01/24/06, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

May 16, 2003	$9,775,000 Series L	May 16, 2013	5.000%	Redeemable by us in whole or in part on 05/16/06 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

May 16, 2003	$4,789,000 Series L	May 16, 2018	5.500%	Redeemable by us in whole or in part on 05/16/06 and on monthly redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

[1]	If “estate option” is indicated, upon the death of the holder of the applicable note, the holder’s estate may require us to repay the note prior to the maturity date.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING AND SERIES	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS[1]
May 16, 2003	$9,625,000 Series L	May 16, 2023	6.000%	Redeemable by us in whole or in part on 05/16/06 and on semiannual redemption dates thereafter, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

March 22, 2004	$1,349,994,000 Series L	March 22, 2011	4.000%	None

June 25, 2004	$11,133,000 Series M	June 25, 2029	6.150%	Redeemable by us in whole or in part on or after 06/25/09, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

July 16, 2004	$23,113,000 Series M	July 16, 2029	6.200%	Redeemable by us in whole or in part on or after 07/16/09, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

July 23, 2004	$12,158,000 Series M	July 23, 2029	6.000%	Redeemable by us in whole or in part on or after 07/23/09, at 100.00% of the principal amount plus accrued but unpaid interest; estate option

September 16, 2004	$1,250,000,000 Series M	September 15, 2009	4.125%	None

[1]	If “estate option” is indicated, upon the death of the holder of the applicable note, the holder’s estate may require us to repay the note prior to the maturity date.

Countrywide Subordinated Securities

We describe below certain provisions of the Countrywide Subordinated Indenture as they apply to the series of Countrywide Subordinated Securities outstanding.

Subordination. The Countrywide Subordinated Securities are subordinated in right of payment to all of our “senior indebtedness.” The Countrywide Subordinated Indenture defines “senior indebtedness” as any indebtedness for money borrowed and indebtedness evidenced by securities, debentures, bonds, or other similar instruments; capital lease obligations; obligations issued or assumed as the deferred purchase price of property, conditional sale obligations and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); obligations for reimbursements on any letter of credit, banker’s acceptance, security purchase facility, repurchase agreement or similar arrangement; obligations to make payment or delivery pursuant to the terms of financial instruments such as securities contracts and foreign currency exchange contracts, derivative instruments such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts or any other hedging arrangement, and any similar credit or other arrangements, transactions or financial instruments; obligations of the type referred to above of other persons (whether on balance sheet or off), the payment of which we are responsible or liable as obligor, guarantor, or otherwise, or for which we provide direct credit support or substitutes; and all obligations of the type referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us), other than indebtedness that by its terms is subordinate to or ranks pari passu with the Countrywide Subordinated Securities, including our indebtedness represented by the 8.05% Junior Subordinated Debentures due June 15, 2027, Series A, the 6.75% Junior

Subordinated Deferrable Interest Debentures due April 1, 2033, and the 7% Junior Subordinated Deferrable Interest Debentures due November 1, 2036, originally issued by Countrywide or CHL.

Under the Countrywide Subordinated Indenture, if there is a default in the payment of principal of, any premium or interest on, or otherwise in respect of any senior indebtedness, or if there is an “event of default” with respect to any such senior indebtedness that would allow the acceleration of the maturity of that senior indebtedness (including any event of default that would occur upon payments with respect to the Countrywide Subordinated Securities), we will not be able to make payments of principal, any premium, or interest on the Countrywide Subordinated Securities or redeem, retire, repurchase, or otherwise acquire the Countrywide Subordinated Securities. In addition, upon the occurrence of certain events involving our bankruptcy, insolvency, or liquidation, or any assignment by us for the benefit of our creditors or any marshalling of our assets, we may not make any payment or other distribution with respect to the Countrywide Subordinated Securities until the senior indebtedness is paid in full.

In the event the maturity of the Countrywide Subordinated Securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due in respect of that senior indebtedness before the holders of the Countrywide Subordinated Securities will be entitled to receive or retain any payment related to the Countrywide Subordinated Securities. In addition, if these amounts previously were paid to the holders of the Countrywide Subordinated Securities or to the trustee under the Countrywide Subordinated Indenture, notwithstanding the limitations described above, the holders of senior indebtedness will have first rights to the amounts previously paid.

Subject to the payment in full of all of our senior indebtedness, the holders of the Countrywide Subordinated Securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until the Countrywide Subordinated Securities are paid in full.

Modification of the Indenture. We and the trustee may modify the Countrywide Subordinated Indenture with the consent of at least a majority in aggregate principal amount of the outstanding securities of each series affected by the modification. However, without the consent of the holder of each outstanding Countrywide Subordinated Security affected, no modification may:

•	change the stated maturity of (except as permitted in connection with a provision for the optional extension of the maturity date) the principal of, or any installment of interest on, any Countrywide Subordinated Security, or reduce the principal amount of, interest rate on (except as permitted in connection with any Countrywide Subordinated Security that by its terms provides that interest may be reset), or any premium payable upon redemption or repayment of, any Countrywide Subordinated Security, or reduce the amount of any Countrywide Subordinated Security issued with OID that would be due and payable upon acceleration of maturity, or adversely affect any right of repayment at the option of a holder of any Countrywide Subordinated Security, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or similar provision, or change any place of payment or the currency in which any Countrywide Subordinated Security or interest thereon is payable, or change or eliminate the rights of a holder to receive payments in U.S. dollars with respect to any Countrywide Subordinated Security denominated in a foreign currency, or impair the right to institute suit for the enforcement of any payment on or after the maturity date, redemption date, or repayment date, as applicable; or

•	reduce the percentage in aggregate principal amount of outstanding securities of any series that is required to consent to modification of, or to any waiver of the covenants of or past defaults under, the Countrywide Subordinated Indenture; or

•	modify in a manner adverse to the holders the provisions relating to the subordination of the Countrywide Subordinated Securities; or

•	modify in a manner adverse to the holders the provisions of the Countrywide Subordinated Indenture with respect to modification of the indenture or waiver of past defaults.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Countrywide Subordinated Securities.

For purposes of determining the required aggregate principal amount of the Countrywide Subordinated Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the Countrywide Subordinated Indenture, Countrywide Subordinated Securities owned by us or any affiliate of ours shall not be deemed to be outstanding for purposes of such determination.

Events of Defaults and Rights of Acceleration. The Countrywide Subordinated Indenture defines an event of default with respect to a series of Countrywide Subordinated Securities as specified events involving our bankruptcy or liquidation under U.S. federal bankruptcy laws or any other event of default provided with respect to that series of Countrywide Subordinated Securities. If an event of default with respect to a series of Countrywide Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Countrywide Subordinated Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all Countrywide Subordinated Securities of that series to be due and payable immediately. The holders of a majority in aggregate principal amount of the outstanding Countrywide Subordinated Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Payment of principal of the Countrywide Subordinated Securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any other covenants in the Countrywide Subordinated Indenture.

Collection of Indebtedness. If we fail to pay the principal of, or any premium on, any Countrywide Subordinated Securities when due or we are over 30 days late on an interest payment on any Countrywide Subordinated Securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including interest on the overdue amounts, if legally enforceable, and the costs and expenses of collection. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings. In addition, the holder of any Countrywide Subordinated Security also may file suit to enforce our obligations to pay principal, any premium, or interest when due on that security regardless of the actions taken by the trustee.

In addition, if a “default” with respect to the Countrywide Subordinated Securities of any series occurs and is continuing, the trustee may proceed to protect and enforce its rights and the rights of holders by appropriate judicial proceedings. The Countrywide Subordinated Indenture defines “default” for these purposes as the following:

•	an “event of default” with respect to the Countrywide Subordinated Securities of that series as defined above; or

•	a failure to pay principal or any premium when due on any Countrywide Subordinated Security of that series; or

•	a failure to pay interest on any Countrywide Subordinated Securities of that series, within 30 days after the interest becomes due; or

•	a failure to deposit any sinking fund payment when due with respect to any Countrywide Subordinated Security of that series; or

•	our default in the performance or breach of any other covenant or warranty contained in the Countrywide Subordinated Indenture or the Countrywide Subordinated Securities that is not cured within 60 days after written notice to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the Countrywide Subordinated Securities of the series then outstanding; or

•	certain other events involving our bankruptcy, insolvency, or liquidation; or

•	any other default provided with respect to that series of Countrywide Subordinated Securities.

Under the Countrywide Subordinated Indenture, the trustee, subject to its duty to act with the required standard of care during default under any series of Countrywide Subordinated Securities, is entitled to be indemnified by the holders of the Countrywide Subordinated Securities of that series before exercising any right or power under the Countrywide Subordinated Indenture at the request of the holders of Countrywide Subordinated Securities of that series. The Countrywide Subordinated Indenture provides that no holder of Countrywide Subordinated Securities of any series may institute any proceedings, judicial or otherwise, to enforce the Countrywide Subordinated Indenture unless the trustee fails to act for 60 days after it receives a written request to enforce the Countrywide Subordinated Indenture by the holders of at least 25% in aggregate principal amount of the outstanding Countrywide Subordinated Securities of that series and an offer of reasonable indemnity. However, this provision does not prevent the holder of any Countrywide Subordinated Security from enforcing payment of the principal of, and any premium and interest on, that security when due.

The holders of a majority in aggregate principal amount of the Countrywide Subordinated Securities of any series then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee with respect to that series. However, the trustee may refuse to follow any direction that it determines would be illegal or would conflict with the Countrywide Subordinated Indenture or involve it in personal liability or that would unjustly prejudice the holders of the Countrywide Subordinated Securities of that series not joining the proceeding.

The Countrywide Subordinated Indenture provides that the trustee will, within 90 days after a default occurs that affects the outstanding Countrywide Subordinated Securities of any series, give to the holders of those Countrywide Subordinated Securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any Countrywide Subordinated Securities or in the payment of any sinking fund installment, the trustee will be protected in the withholding of that notice if it determines in good faith that the withholding of that notice is in the best interests of the holders of the Countrywide Subordinated Securities of that series.

We are required annually to file with the trustee a certificate as to the absence of certain defaults under any terms of the Countrywide Subordinated Indenture.

Paying Agent. The principal corporate trust offices of The Bank of New York Mellon in New York City have been designated as the place where the Countrywide Subordinated Securities may be presented for payment.

Outstanding Countrywide Subordinated Securities

The principal terms of each series of Countrywide Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

6 1/4% subordinated notes, due May 2016
• Principal amount of series:	$1,000,000,000
• Maturity date:	May 15, 2016
• Interest payment dates:	May 15 and November 15
• Record dates:	May 1 and November 1
• Issuance date:	May 16, 2006
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Concerning the Trustee

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon and its affiliated entities in the ordinary course of business. The Bank of New York Mellon also serves as trustee for certain series of our outstanding indebtedness under other indentures not described in this prospectus.

MBNA DEBT SECURITIES

In connection with our merger with MBNA Corporation (“MBNA”) on January 1, 2006, we assumed the obligations of MBNA with respect to the senior debt securities described below (the “MBNA Senior Securities”). The MBNA Senior Securities were issued under an Indenture dated September 29, 1992 (as supplemented, the “MBNA Senior Indenture”) between MBNA and Deutsche Bank Trust Company Americas, as successor trustee. The following summary of the provisions of the MBNA Senior Securities and the MBNA Senior Indenture is not complete and is qualified in its entirety by the provisions of the MBNA Senior Indenture. This MBNA Senior Indenture is an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

We describe below certain provisions of the MBNA Senior Indenture as they apply to the series of MBNA Senior Securities outstanding.

Sale or Issuance of Capital Stock of Banks. The MBNA Senior Indenture provides that we may not sell, assign, transfer, grant a security interest in, or otherwise dispose of, or permit the issuance of, or permit any Subsidiary, as defined below, to sell, assign, transfer, grant a security interest in, or otherwise dispose of or permit the issuance of, the voting stock, or any securities convertible into or options, warrants, or rights to subscribe for or purchase voting stock, of any Principal Bank, as defined below, or any Subsidiary owning, directly or indirectly, any voting stock of a Principal Bank, with the following exceptions:

•	issuances of directors’ qualifying shares;

•	sales or other dispositions for fair market value if, after giving effect to the disposition, we own at least 80% of the voting stock of the Principal Bank or other Subsidiary, as applicable;

•	sales or other dispositions in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	sales or other dispositions in compliance with a condition imposed by an order of a court or regulatory authority of competent jurisdiction permitting our acquisition of, or in compliance with an undertaking made to a regulatory authority in connection with our acquisition of, any bank or legally permissible entity, if the assets of the entity to be acquired are equal to or greater than 75% of the assets of the Principal Bank or other Subsidiary, as applicable;

•	sales or other dispositions to us or any of our wholly owned Subsidiaries; or

•	sales or dispositions in connection with the merger of a Principal Bank into another banking institution if after the transaction we own directly or indirectly through a wholly owned Subsidiary, at least 80% of the voting stock of the surviving entity and no event of default as defined below or event which would after notice or the lapse of time or both would constitute an event of default has occurred and is continuing.

The MBNA Senior Indenture defines “Principal Bank” as MBNA America Bank, National Association (currently named FIA Card Services, National Association), or any successor to such bank, and any other subsidiary that is chartered as a banking corporation under federal or state law, the total assets of which equal 25% or more of the consolidated total assets of Bank of America Corporation and its subsidiaries, and it defines “Subsidiary” as any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us. As of the date of this prospectus, Bank of America, N.A. is our only other subsidiary that constitutes a Principal Bank.

Waiver of Covenants. The holders of 66 2/3% in principal amount of the outstanding MBNA Senior Securities of any series may waive compliance with the covenant described above with respect to that series of securities if the waiver is received before the time for compliance with the covenant.

Modification of the Indenture. We and the trustee may modify the MBNA Senior Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of each series of MBNA Senior Securities affected by the modification. However, without the consent of the holder of each outstanding MBNA Senior Security affected, no modification may:

•	change the stated maturity of the principal of, or any installment of principal or interest on, or reduce the principal amount of, interest rate on or any redemption premium payable on, any MBNA Senior Security, or reduce the amount of any MBNA Senior Security issued with OID that would be due and payable upon acceleration of maturity, or change any place of payment or the currency in which any principal, premium, or interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the maturity date or redemption date, as applicable; or

•	reduce the percentage in principal amount of the outstanding securities of any series that is required to consent to the modification of, or to any waiver of the covenants of or past defaults under, the MBNA Senior Indenture; or

•	modify in a manner adverse to the holders the provisions of the MBNA Senior Indenture with respect to modification of the indenture, waiver of covenants, or waiver of past defaults.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding MBNA Senior Securities.

For purposes of determining the aggregate principal amount of MBNA Senior Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the MBNA Senior Indenture, (1) the principal amount of any MBNA Senior Security issued with OID is that amount that would be due and payable at that time upon an event of default, (2) the principal amount of a MBNA Senior Security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of that security, and (3) MBNA Senior Securities owned by us or any affiliate of ours shall not be deemed to be outstanding for purposes of such determination.

Defaults and Rights of Acceleration. The MBNA Senior Indenture defines an event of default with respect to a series of MBNA Senior Securities as any one of the following events:

•	our failure to pay principal or any premium when due on any MBNA Senior Securities of that series;

•	our failure to pay interest on any MBNA Senior Securities of that series, within 30 calendar days after the interest becomes due;

•	our default in the deposit of any sinking fund payment when due with respect to any MBNA Senior Securities of that series;

•	our default in the performance, or breach, of any of our other covenants or warranties contained in the MBNA Senior Indenture that is not cured within 60 calendar days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the MBNA Senior Securities of the series then outstanding;

•	our default, or the default of a Principal Bank, under any evidence of indebtedness for money borrowed, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed, in an amount greater than $10,000,000, if the default constitutes the failure to pay any principal when due after expiration of any grace period or results in the acceleration of the indebtedness (and the continuation of the acceleration) within 10 calendar days after notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the MBNA Senior Securities of that series;

•	specified events involving our bankruptcy, insolvency or liquidation or the bankruptcy, insolvency or liquidation of a Principal Bank; or

•	any other events of default provided with respect to that series of MBNA Senior Securities.

If an event of default with respect to a series of MBNA Senior Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding MBNA Senior Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all MBNA Senior Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding MBNA Senior Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Collection of Indebtedness. If we fail to pay the principal of or any premium on any MBNA Senior Securities when due or if we are over 30 calendar days late on an interest payment on any MBNA Senior Securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities (including interest on the overdue amounts, if legally enforceable), and collection costs. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any MBNA Senior Security also may file suit to enforce our obligation to pay principal, any premium, or interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the MBNA Senior Securities of any series then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the MBNA Senior Security with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the MBNA Senior Indenture.

Paying Agent. We have designated the principal corporate trust offices of Deutsche Bank Trust Company Americas in New York City as the place where the MBNA Senior Securities may be presented for payment.

Outstanding MBNA Senior Securities

As of the date of this prospectus, $1.55 billion aggregate principal amount of the MBNA Senior Medium-Term Notes, Series F (the “MBNA Senior Medium-Term Notes”) is outstanding under the MBNA Senior Indenture, as indicated in the table below. The MBNA Senior Medium-Term Notes are not redeemable by us at our option or repayable at the option of the holder. None of the MBNA Senior Medium-Term Notes are listed on any securities exchange.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT OUTSTANDING	MATURITY DATE	INTEREST RATE	REDEMPTION/ REPAYMENT TERMS
May 4, 2005	$250,000,000	May 4, 2010	5.000%	None
June 11, 2003	$300,000,000	June 15, 2015	5.000%	None
February 26, 2003	$500,000,000	March 1, 2013	6.125%	None
March 25, 2002	$500,000,000	March 15, 2012	7.500%	None

Concerning the Trustee

We and our banking subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with Deutsche Bank Trust Company Americas and its affiliated entities in the ordinary course of business. Deutsche Bank Trust Company Americas also serves as trustee for certain series of our outstanding indebtedness under other indentures not described in this prospectus.

FLEETBOSTON DEBT SECURITIES

In connection with our merger with FleetBoston Financial Corporation (“FleetBoston”) on April 1, 2004, we assumed the obligations of FleetBoston (which, for purposes of this portion of the prospectus, includes Fleet Financial Group, Inc. prior to its merger with BankBoston Corporation and its name change to Fleet Boston Corporation in 1999) with respect to the subordinated debt securities described below (the “FleetBoston Subordinated Securities”). The FleetBoston Subordinated Securities were issued under an Indenture dated October 1, 1992 (as supplemented, the “FleetBoston Subordinated Indenture”) between FleetBoston and The Bank of New York Mellon Trust Company, N.A., as successor trustee. The following summary of the provisions of the FleetBoston Subordinated Securities and the FleetBoston Subordinated Indenture is not complete and is qualified in its entirety by the provisions of the FleetBoston Subordinated Indenture. This FleetBoston Subordinated Indenture is an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

We describe below certain provisions of the FleetBoston Subordinated Indenture as they apply to the series of FleetBoston Subordinated Securities outstanding.

Subordination. The FleetBoston Subordinated Securities are subordinated in right of payment to all of our “senior indebtedness.” The FleetBoston Subordinated Indenture defines “senior indebtedness” as the principal of, any premium, and interest on all of our indebtedness for money borrowed (including any obligation of, or any obligation guaranteed by, us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation of, or guaranteed by, us for the payment of the purchase price of property or assets), and any deferrals, renewals, or extensions of that indebtedness, other than (1) the FleetBoston Subordinated Securities, and (2) indebtedness that by its terms provides that it is junior in right of payment to, or to ranks equally with, the FleetBoston Subordinated Securities. In addition, in certain events involving our bankruptcy, insolvency, or reorganization, the FleetBoston Subordinated Securities effectively are subordinated in right of payment to all “other financial obligations.” The FleetBoston Subordinated Indenture defines “other financial obligations” as all our obligations to make payment pursuant to the terms of financial instruments such as (1) securities contracts and foreign currency exchange contracts, (2) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (3) in the case of both (1) and (2) above, similar financial instruments, other than (a) obligations on account of “senior indebtedness”, and (b) obligations on account of indebtedness for money borrowed ranking equally with or subordinate to the FleetBoston Subordinated Securities.

Under the FleetBoston Subordinated Indenture, if we default in the payment of principal, any premium, or interest on any senior indebtedness that continues beyond any applicable grace period, or if there is an “event of default” with respect to any senior indebtedness that would allow the acceleration of the maturity of that senior indebtedness (including any event of default that would occur upon payments with respect to the FleetBoston Subordinated Securities), we will not be able to make payments of principal, any premium, or interest on the FleetBoston Subordinated Securities under that indenture or redeem, retire, repurchase, or otherwise acquire the FleetBoston Subordinated Securities under that indenture until the default or event of default is remedied. In addition, in the event of certain events involving our bankruptcy, insolvency, or liquidation, or any assignment by us for the benefit of our creditors or any marshalling of our assets, we may not make any payment or other distribution with respect to the FleetBoston Subordinated Securities until (1) our senior indebtedness is paid in full, and (2) after giving effect to the subordination provisions in favor of the senior indebtedness under the FleetBoston Subordinated Indenture, our other financial obligations are paid in full.

If any amounts previously were paid to the holders of the Fleet Subordinated Securities or the trustee under the FleetBoston Subordinated Indenture notwithstanding the limitations described above, the holders of senior indebtedness (or other financial obligations, as applicable) shall have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of FleetBoston Subordinated Securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until the FleetBoston Subordinated Securities are paid in full. For purposes of this subrogation, the FleetBoston Subordinated Securities will be subrogated ratably with all our other indebtedness that by its terms is subordinated to substantially the same extent as the FleetBoston Subordinated Securities and is entitled to like rights of subrogation. Subject to the payment in full of all our other financial obligations, the holders of FleetBoston Subordinated Securities will be subrogated to the rights of the creditors in respect of our other financial obligations to receive payments or distributions of our assets applicable to the other financial obligations until the FleetBoston Subordinated Securities are paid in full. For purposes of this subrogation, the FleetBoston Subordinated Securities will be subrogated ratably with all our other indebtedness that by its terms provides for the payment over of amounts in respect of other financial obligations and is entitled to like rights of subrogation.

Waiver of Covenants. Under the FleetBoston Subordinated Indenture, the holders of 50% in principal amount of the outstanding FleetBoston Subordinated Securities of any series affected may waive compliance with some of the covenants of the FleetBoston Subordinated Indenture with respect to that series of securities before the time for compliance with the covenants.

Modification of the Indenture. Under the FleetBoston Subordinated Indenture, we and the trustee may modify the FleetBoston Subordinated Indenture with the consent of the holders of at least 66 2/3% in principal amount of the outstanding securities of all series under the indenture affected by the modification. However, without the consent of the holder of each outstanding FleetBoston Subordinated Security affected, no modification may:

•	change the stated maturity of the principal of or any installment of principal of, any premium or interest on, or reduce the principal amount of, interest rate on, or any premium payable on, any FleetBoston Subordinated Security, or change our obligation to pay additional amounts under the FleetBoston Subordinated Indenture, or reduce the principal amount of any FleetBoston Subordinated Security issued with OID that would be due and payable upon acceleration of maturity, or change the method of calculating interest or the currency in which any principal, premium, or interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the maturity date or redemption date, as applicable;

•	reduce the percentage in principal amount of outstanding securities of any series that is required to consent to modification of, or to any waiver of the covenants of or past defaults under, the FleetBoston Subordinated Indenture;

•	change our obligation to maintain in each place of payment for a series of FleetBoston Subordinated Securities an office for registration of transfer or exchange of these FleetBoston Subordinated Securities; or

•	modify in a manner adverse to the holders the provisions of the FleetBoston Subordinated Indenture with respect to modification of the indenture or waiver of past defaults.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding FleetBoston Subordinated Securities under the FleetBoston Subordinated Indenture.

Defaults and Rights of Acceleration. The FleetBoston Subordinated Indenture defines an event of default with respect to a series of FleetBoston Subordinated Securities as specified events involving our bankruptcy, insolvency, or reorganization or any other event of default specified with respect to that series of FleetBoston Subordinated Securities. Under the FleetBoston Subordinated Indenture, if an event of default with respect to an outstanding series of FleetBoston Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding FleetBoston Subordinated Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all FleetBoston Subordinated Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding FleetBoston Subordinated Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Payment of principal of the FleetBoston Subordinated Securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness. If we fail to pay the principal of or any premium on any FleetBoston Subordinated Securities when due or if we are over 30 calendar days late on an interest payment on any FleetBoston Subordinated Securities, the trustee under the FleetBoston Subordinated Indenture can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities (including interest on the overdue amounts, to the extent lawful), and the costs and expenses of collection. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any FleetBoston Subordinated Security also may file suit to enforce our obligation to pay principal, any premium, or interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the FleetBoston Subordinated Securities of any series then outstanding under the FleetBoston Subordinated Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the FleetBoston Subordinated Indenture with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the FleetBoston Subordinated Indenture.

Paying Agent. We have designated the principal corporate trust offices of The Bank of New York Mellon Trust Company, N.A. in New York City as the place where the FleetBoston Subordinated Securities may be presented for payment.

Outstanding FleetBoston Subordinated Securities

The principal terms of each series of FleetBoston Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

7 3/8% subordinated notes, due 2009
• Principal amount of series:	$500,000,000
• Maturity date:	December 1, 2009
• Interest payment dates:	June 1 and December 1
• Record dates:	May 15 and November 15
• Issuance date:	December 6, 1999
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6.70% subordinated debentures, due 2028
• Principal amount of series:	$250,000,000
• Maturity date:	July 15, 2028
• Interest payment dates:	January 15 and July 15
• Record dates:	January 1 and July 1 (for book-entry notes, one business day prior to the applicable payment date)
• Issuance date:	July 10, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6 7/8% subordinated debentures, due 2028
• Principal amount of series:	$500,000,000
• Maturity date:	January 15, 2028
• Interest payment dates:	January 15 and July 15
• Record dates:	January 1 and July 1
• Issuance date:	January 15, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Concerning the Trustee

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliated entities in the ordinary course of business. The Bank of New York Mellon Trust Company, N.A. also serves as trustee for series of our outstanding indebtedness under the Company Indentures described above and the BankAmerica Subordinated Indenture described below and for certain series of our indebtedness under other indentures not described in this prospectus.

BANKAMERICA DEBT SECURITIES

In connection with our merger with BankAmerica Corporation (“old BankAmerica”) in 1998, we assumed the obligations of old BankAmerica with respect to the subordinated debt securities described below (the “BankAmerica Subordinated Securities”). The BankAmerica Subordinated Securities were issued under an Indenture dated November 1, 1991 (as supplemented, the “BankAmerica Subordinated Indenture”) between old BankAmerica and The Bank of New York Mellon Trust Company, N.A., as successor trustee. The following summary of the provisions of the BankAmerica Subordinated Securities and the BankAmerica Subordinated Indenture is not complete and is qualified in its entirety by the provisions of the BankAmerica Subordinated Indenture. This BankAmerica Subordinated Indenture is an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

We describe below certain provisions of the BankAmerica Subordinated Indenture as they apply to the series of BankAmerica Subordinated Securities outstanding.

Subordination. The BankAmerica Subordinated Securities are subordinated in right of payment to all of our “senior debt.” The BankAmerica Subordinated Indenture defines “senior debt” as any obligation of ours to our creditors whether outstanding at the date of the indenture or subsequently incurred other than (1) any obligation that by its terms provides it that is not “senior debt,” and (2) obligations evidenced by the BankAmerica Subordinated Securities.

If we default in the payment of principal, any premium or interest on any senior debt, and we receive notice of this default from the holders of senior debt or any trustee for the senior debt, we will not be able to make payments of principal, any premium, or interest on the BankAmerica Subordinated Securities or redeem, repay, retire, repurchase, or otherwise acquire the BankAmerica Subordinated Securities until the default is remedied. In addition, in the event of certain events involving our bankruptcy, insolvency, or liquidation, or the bankruptcy, insolvency, or liquidation of our creditors or property, or any assignment by us for the benefit of our creditors or any marshalling of our assets, we may not make any payment or other distribution with respect to the BankAmerica Subordinated Securities until our senior debt is paid in full.

If any amounts previously were paid to the holders of BankAmerica Subordinated Securities or the trustee under the BankAmerica Subordinated Indenture notwithstanding the limitations described above, the holders of senior debt shall have first rights to the amounts previously paid.

Upon payment in full of all senior debt, the holders of BankAmerica Subordinated Securities will be subrogated to the rights of the holders of senior debt to receive further payments or distributions of our assets applicable to the senior debt until the BankAmerica Subordinated Securities are paid in full.

Modification of the Indenture. We and the trustee may modify the BankAmerica Subordinated Indenture with the consent of the holders of at least 66 2/3% in principal amount of the outstanding BankAmerica Subordinated Securities of each series affected by the modification. However, without the consent of the holder of each outstanding BankAmerica Subordinated Security affected, no modification may:

•	change the maturity of the principal of or any installment of principal of or interest on any security, reduce the amount of principal or any premium or interest payable on any security, or change our obligation to pay additional amounts as provided in the BankAmerica Subordinated Indenture, or reduce the principal amount of any BankAmerica Subordinated Security issued with OID that would be due upon acceleration of maturity, or change any place of payment or the currency in which any principal or interest is payable, or impair the right to institute suit for enforcement of any payment on or after the maturity date or redemption or repayment date, as applicable;

•	reduce the percentage of outstanding securities that is required to consent to modification of or to constitute a quorum under, or to any waiver of the covenants of, or past defaults under, the BankAmerica Senior Indenture; or

•	modify in a manner adverse to the holders the provisions of the BankAmerica Subordinated Indenture with respect to modification of the indenture or waiver of covenants or past defaults.

Furthermore, no modification of the subordination provisions that adversely affects the holders of senior debt may be made without the consent of all the holders of senior debt outstanding.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding BankAmerica Subordinated Securities.

For purposes of determining the required principal amount of the BankAmerica Subordinated Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the BankAmerica Subordinated Indenture, the principal amount of any BankAmerica Subordinated Security issued with OID is the amount determined by the trustee that could be declared due and payable at that time pursuant to the terms of the security.

Defaults and Rights of Acceleration. The BankAmerica Subordinated Indenture defines an event of default with respect to a series of BankAmerica Subordinated Securities as specified events involving our bankruptcy or any other event of default provided with respect to that series of BankAmerica Subordinated Securities.

If an event of default with respect to a series of BankAmerica Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding BankAmerica Subordinated Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all BankAmerica Subordinated Securities of that series, and accrued but unpaid interest, to be due and payable immediately. The holders of a majority in principal amount of the outstanding BankAmerica Subordinated Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Payment of principal of the BankAmerica Subordinated Securities may not be accelerated in the case of a default in the payment of principal or any premium or interest or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness. If we fail to pay the principal of or any premium on any BankAmerica Subordinated Securities, or if we are over 30 calendar days late on an interest payment on any BankAmerica Subordinated Securities, or if we breach any of our other covenants applicable to a series of securities under the BankAmerica Subordinated Indenture that is not cured within 30 calendar days after notice of the breach is given, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of our failure to make that payment and the costs and expenses of collection. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any BankAmerica Senior Security also may file suit to enforce our obligation to pay principal, any premium, or interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the BankAmerica Subordinated Securities of any series then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the BankAmerica Subordinated Indenture with respect to that series, but the trustee will be entitled to receive from the holders reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the BankAmerica Subordinated Indenture.

Paying Agent. We have designated the principal corporate trust offices of The Bank of New York Mellon Trust Company, N.A. in New York City as the place where the BankAmerica Subordinated Securities may be presented for payment.

Outstanding BankAmerica Subordinated Securities

The principal terms of each series of BankAmerica Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

7 1/8% subordinated notes, due 2009
• Principal amount of series:	$300,000,000
• Maturity date:	March 1, 2009
• Interest payment dates:	March 1 and September 1
• Record dates:	February 15 and August 15
• Issuance date:	March 4, 1997
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 1/8% subordinated notes, due 2011
• Principal amount of series:	$250,000,000
• Maturity date:	October 15, 2011
• Interest payment dates:	April 15 and October 15
• Record dates:	April 1 and October 1
• Issuance date:	October 24, 1996
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Concerning the Trustee

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliated entities in the ordinary course of business. The Bank of New York Mellon Trust Company, N.A. also serves as trustee for series of our outstanding indebtedness under the Company Indentures and the FleetBoston Subordinated Indenture described above and for certain series of our indebtedness under other indentures not described in this prospectus.

RELATIONSHIP AMONG SUBORDINATION PROVISIONS

At September 30, 2008, Bank of America Corporation had $28.5 billion of subordinated debt securities issued and outstanding. While these subordinated debt securities were issued by us and various predecessor companies, we treat these securities as a single class.

No series of our subordinated Debt Securities is subordinated by its terms to any other series of our subordinated Debt Securities or to any other of our subordinated indebtedness. Because the various indentures were drafted by different companies at different times, they contain definitions of “senior debt” or “senior indebtedness” that differ to varying degrees. However, it is unclear whether these differences in language would result in any differentiation in the amount available to pay to holders of subordinated debt securities, or the timing of any payment, upon a liquidation of Bank of America Corporation. We briefly describe below the more prominent differences in the definitions of “senior indebtedness” and “senior debt” among our indentures and the indentures of our predecessor companies:

•	“Senior debt” as it relates to the BankAmerica Subordinated Securities is defined in terms of our “obligations” to creditors.

•	“Senior indebtedness” as it relates to the 1989 Company Subordinated Securities is defined in terms of our “indebtedness for borrowed money.”

•	“Senior indebtedness” as it relates to the 1992 Company Subordinated Securities, the 1995 Company Subordinated Securities, and the Countrywide Subordinated Securities, is defined in terms of “indebtedness for borrowed money” as well as, to varying degrees, indebtedness for deferred payments of the purchase price of assets, various derivative securities, and various off-balance sheet transactions.

•	“Senior indebtedness” as it relates to the FleetBoston Subordinated Securities is defined generally in terms of our “indebtedness for borrowed money,” including any deferred obligation for the payment of the purchase price of property or assets, and, in the case of certain events involving our bankruptcy, insolvency, or reorganization only, includes various derivative securities.

As a result of these differences, in the event of our dissolution, winding-up, or liquidation, the holders of different series of subordinated Debt Securities might assert that all subordinated Debt Securities are not entitled to share ratably (based on the principal amount of debt securities held) in our assets available for distribution to holders of our subordinated Debt Securities. The differences among the definitions of “senior indebtedness” or “senior debt” included in the various indentures pertaining to our subordinated Debt Securities makes it impossible to predict the precise outcome if that assertion were to be made.

See “Bank of America Corporation – Outstanding Debt” for the amounts of our senior and subordinated indebtedness as of September 30, 2008 and the amounts of senior and subordinated debt of Bank of America Corporation as adjusted for the Countrywide assumption and for the issuance and maturity of some of our long-term debt during the period beginning October 1, 2008 through November 13, 2008.

REGISTRATION AND SETTLEMENT

Each Debt Security is represented either:

•	by one or more global securities representing the entire issuance of securities, or

•	by a certificate issued in definitive form to a particular investor.

Book-Entry System

Some of the Debt Securities have been issued in global, or book-entry, form. This means that we did not issue actual notes or certificates to investors. Instead, we issued global securities in registered form representing the entire issuance of securities. Each global security is registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the Debt Securities on behalf of themselves or their customers.

Because Debt Securities issued in global form are registered in the name of the depository, we will recognize only the depository as the holder of the Debt Securities. This means that we will make all payments on the Debt Securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the Debt Securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors do not own Debt Securities that have been issued in book-entry form directly. Instead, they own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as these Debt Securities are issued in global form, investors will be indirect owners, and not holders, of the Debt Securities. The depository will not have knowledge of the actual beneficial owners of the Debt Securities.

Certificates in Registered Form

In the future we may cancel a global security. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the Debt Securities unless:

•	the depository, such as The Depository Trust Company, New York, New York, which is known as “DTC,” notifies us that it is unwilling or unable to continue as depository for the global securities, or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any case we fail to appoint a successor to the depository within 60 calendar days;

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities; or

•	in some cases, an event of default has occurred and is continuing with respect to the Debt Securities under the applicable indenture.

Street Name Owners

When we issue actual notes or certificates registered in the names of the beneficial owners, investors may choose to hold their Debt Securities in their own names or in street name. Debt Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those Debt Securities through an account that he or she maintains at that institution.

For Debt Securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the Debt Securities are registered as the holders of those Debt Securities, and we will make all payments on those Debt Securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold Debt Securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we have issued the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of Debt Securities or to relieve us of the consequences of a default under, or of our obligation to comply with, a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold Debt Securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether you can provide contact information to the registrar to receive copies of notices directly;

•	whether it imposes fees or charges;

•	whether and how you can instruct an exchange or conversion of a Debt Security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the Debt Securities registered in your own name so you can be a holder, if that is permitted at any time;

•	how it would exercise rights under the Debt Securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the Debt Securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each Debt Security issued in book-entry form and represented by a global security has been deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees. A financial institution or clearing system selected for this purpose is called the “depository” for that Debt Security. A Debt Security usually has only one depository, but it may have more.

Each series of Debt Securities has one or more of the following as the depositories:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”;

•	CDS Clearing and Depository Services Inc. (“CDS”); and

•	any other clearing system or financial institution we have selected.

The depositories named above also may be participants in one another’s systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

The Depository Trust Company

The following is based on information furnished to us by DTC:

DTC acts as securities depository for the Debt Securities issued in book-entry form (referred to in this section as “Book-Entry Debt Securities”). The Book-Entry Debt Securities are issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security has been issued for each issue of the Book-Entry Debt Securities, each in the aggregate principal amount of such issue, and has been deposited with DTC. If, however, the original aggregate principal amount of any issue exceeds $500 million (or such other maximum amount established by DTC at the time of issuance), one certificate has been issued with respect to each $500 million (or other maximum amount) of principal amount, and an additional certificate has been issued with respect to any remaining principal amount of the issue.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of certificates representing securities. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the Book-Entry Debt Securities under the DTC system must be made by or through direct participants, which will receive a credit for the Book-Entry Debt Securities on DTC’s records. The beneficial interest of each actual purchaser of each Book-Entry Debt Security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the Book-Entry Debt Securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the Book-Entry Debt Securities, except if the use of the book-entry system for the Book-Entry Debt Securities is discontinued.

To facilitate subsequent transfers, all Book-Entry Debt Securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Book-Entry Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Book-Entry Securities; DTC’s records reflect only the identity of the direct participants to whose accounts such Book-Entry Securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of Book-Entry Debt Securities may wish to take certain steps to ensure timely transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the documents under which the securities are issued. For example, a beneficial owner of Book-Entry Debt Securities may wish to ascertain that the direct or indirect participant holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the Book-Entry Debt Securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Book-Entry Debt Securities are credited on the record date. These participants are identified in a listing attached to the omnibus proxy.

We will make payments of principal, any premium, interest, or any other amounts on the Book-Entry Debt Securities in immediately available funds directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or its nominee, us, the trustee or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the Book-Entry Debt Securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner must give any required notice of its election to have its Book-Entry Debt Securities repurchased or tendered through the participant through which it holds its beneficial interest in the Book-Entry Debt Security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its Book-Entry Debt Securities by causing the direct participant to transfer its interest in the Book-Entry Debt Securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Book-Entry Debt Securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depository for the Book-Entry Debt Securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream, Luxembourg and Euroclear

Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the Debt Security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the Debt Securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any Debt Securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the Debt Securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CDS Clearing and Depository Services Inc.

CDS is Canada’s national securities clearing and depositary services organization. CDS participants include banks, investment dealers, and trust companies. Indirect access to CDS is available to other organizations that clear through, or maintain a custodial relationship with, a CDS participant. Transfers of ownership and other interests, including cash distributions, in Debt Securities clearing and settling through CDS may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary, Vancouver, and Halifax to centralize securities clearing functions through a central securities depositary.

The information in this prospectus concerning CDS and CDS’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. CDS may change or discontinue its procedures at any time.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security.

If Debt Securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the Debt Securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the Debt Securities, except in the special situations described above;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities as we describe above under “—Legal Holders”;

•	an investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the Debt Securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the applicable trustee and any other agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the applicable trustee and any other agents do not supervise the depository in any way;

•	the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depository’s book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the Debt Securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Debt Securities

If we have issued or ever issue Debt Securities in certificated form, those Debt Securities may be presented for registration of transfer at the office of the registrar or at the office of any transfer agent we designate and maintain for those Debt Securities. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any Debt Securities at any time. As of the date of this prospectus, the transfer agent for each series of Debt Securities is the trustee under the indenture pursuant to which the series of Debt Securities was issued, as described elsewhere in this prospectus.

We will not be required to issue, exchange, or register the transfer of any Debt Security to be redeemed for a period of 15 calendar days before the selection of the Debt Securities to be redeemed as described in the respective indentures. In addition, we will not be required to exchange or register the transfer of any Debt Security that was selected, called or is being called for redemption, except the unredeemed portion of any Debt Security being redeemed in part.

We will pay principal, any premium, interest, and any amounts payable on any certificated Debt Securities at the offices of the paying agents we may designate from time to time. We also have the right to pay interest on these Debt Securities by check mailed to the registered holders of the Debt Securities at their registered addresses. Generally, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for that payment. We identify the entity currently designated as paying agent for the outstanding series of Debt Securities in the descriptions of the respective indentures for the Debt Securities included elsewhere in this prospectus. At any time we may change paying agents or the designated payment office. We may have listed some of the Debt Securities on the Luxembourg Stock Exchange. As long as those Debt Securities are listed on the Luxembourg Stock Exchange, and the rules of that exchange so require, we will maintain a transfer and paying agent in Luxembourg. Currently, either Fortis Banque Luxembourg (formerly Banque Generale du Luxembourg S.A.) or The Bank of New York (Luxembourg) S.A. acts as our transfer and paying agent in Luxembourg.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of our Debt Securities. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the Debt Securities as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders, as described below) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to holders that, except as otherwise specifically noted, will hold the Debt Securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income and estate tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the Debt Securities offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any state of the U.S. or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used in this prospectus, the term “Non-U.S. Holder” is a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Debt Securities offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the Debt Securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the Debt Securities.

U.S. Holders – Fixed and Variable Rate Debt Securities

Payment of Interest

If you purchase a Debt Security that pays “qualified stated interest,” the interest on the Debt Security generally will be taxable to you as ordinary income at the time you accrue or receive the interest in accordance with your accounting method for tax purposes. The term “qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or, subject to certain exceptions, at a variable rate that is a single objective rate, one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a qualified inverse floating rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Generally, an objective rate is a rate that is determined using a single fixed formula that is based on objective financial or economic information such as one or more qualified floating rates. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. Thus, interest that is unconditionally payable at a single fixed rate per year, for example, 5%, or that is based on LIBOR generally will qualify as qualified stated interest.

All or a portion of variable rate interest that otherwise would be treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances:

•	the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Debt Security and which are reasonably expected as of the issue date to cause the rate in some accrual periods to be significantly higher or lower than the overall expected return on the Debt Security determined without the floor, ceiling, or governor;

•	in the case of certain Debt Securities, it is reasonably expected that the average value of the variable rate during the first half of the term of the Debt Security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Debt Security;

•	the “issue price” (as described below) of the Debt Security exceeds the total noncontingent principal payments by more than an amount equal to the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in some cases, its weighted average maturity) and 15% of the total noncontingent principal; or

•	the Debt Security does not provide for a current qualified floating rate or objective rate.

In these situations, as well as others, it is unclear whether the interest payments constitute contingent payments subject to taxation under the contingent payment debt rules, discussed in “U.S. Holders – Principal Protected Indexed Notes” below.

Original Issue Discount – General

Some of our fixed and variable rate Debt Securities may have been issued with original issue discount (“OID”). For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price” (unless that excess is less than  1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity or weighted average maturity in the case of debt instruments with more than one principal payment (“de minimis OID”), in which case it is not OID). The “stated redemption price at maturity” of a Debt Security is the sum of all payments required to be made on the Debt Security other than “qualified stated interest” payments. The “issue price” of a Debt Security is generally the first offering price to the public at which a substantial amount of the Debt Security was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). If a Debt Security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the Debt Security (for example, Debt Securities with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

Holders of a Debt Security that has been issued with OID (an “OID Debt Security”) generally are required to include in income the sum of the daily accruals of the OID for the Debt Security for each day during the taxable year (or portion of the taxable year) in which they held the OID Debt Security. The daily portion is determined by allocating the OID to each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID Debt Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of:

•	the product of the “adjusted issue price” of the OID Debt Security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period), over

•	the amount of any qualified stated interest allocable to the accrual period.

The “adjusted issue price” of an OID Debt Security at the beginning of any accrual period is the sum of the issue price of the OID Debt Security plus the amount of OID allocable to all prior accrual periods reduced by any payments you received on the OID Debt Security that were not qualified stated interest. Under these rules, you generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

In the case of an OID Debt Security that is a variable rate note, special rules apply to determine the OID Debt Security’s yield to maturity and qualified stated interest. Specifically, the interest associated with this type of OID Debt Security generally is assumed to remain fixed throughout its term at the rate that would be applicable to interest payments on the OID Debt Security on its issue date, or in the case of an objective rate (other than a qualified floating rate), the rate that reflects the yield that is reasonably expected for the OID Debt Security. A holder of this type of OID Debt Security would then recognize OID that is calculated based on the OID Debt Security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest or OID allocable to that period is increased or decreased under rules set forth in Treasury regulations.

If you purchase an OID Debt Security for an amount that is less than the OID Debt Security’s stated redemption amount at maturity, you will be required to include in your gross income the amount of OID, if any, accruing with respect to such OID Debt Security. However, if the amount you pay for the OID Debt Security exceeds the OID Debt Security’s adjusted issue price as of the purchase date, you will have purchased the OID Debt Security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID you must include in your gross income will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that you otherwise would include in income by a fraction, the numerator of which is the excess of your cost over the adjusted issue price of the OID Debt Security and the denominator of which is the excess of the OID Debt Security’s stated redemption price at maturity over its adjusted issue price. If the amount you pay is less than the OID Debt Security’s adjusted issue price, you will be required to include in income any OID accruing with respect to that OID Debt Security and, to the extent of the difference between the amount you pay and the OID Debt Security’s adjusted issue price, the OID Debt Security will be treated as having “market discount.” See “ – Market Discount” below.

Instead of reporting under your normal accounting method, you may elect to include in gross income all interest that accrues on an OID Debt Security by using the constant yield method applicable to OID, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest as adjusted by any amortizable bond premium or acquisition premium.

Premium

If you purchase a Debt Security at a cost greater than the Debt Security’s redemption amount, you will be considered to have purchased the Debt Security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the Debt Security. If you make this election, the election generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the Debt Security by the amount of the premium amortized during your holding period. OID Debt Securities purchased at a premium will not be subject to the OID rules described above. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the Debt Security. Therefore, if you do not elect to amortize premium and you hold the Debt Security to maturity, you generally will be required to treat the premium as capital loss when the Debt Security matures.

Market Discount

If you purchase a Debt Security at a price that is lower than the Debt Security’s redemption amount (or in the case of an OID Debt Security, the note’s adjusted issue price), by 0.25% or more of the redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the Debt Security will be considered to have “market discount” in your hands. In this case, any gain that you realize on the disposition of the Debt Security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Debt Security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the Debt Security. In general, market discount will be treated as accruing ratably over the term of the Debt Security, or, at your election, under a constant yield method.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the Debt Security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make this election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.

Sale, Exchange, or Retirement of Debt Securities

Upon the sale, exchange, retirement or other disposition of a Debt Security, you will recognize gain or loss equal to the difference between the amount you realize from the disposition (less, if the Debt Security is disposed of between interest payment dates, the amount attributable to accrued interest) and your tax basis in the Debt Security. Your tax basis in a Debt Security initially is your cost for the Debt Security. This amount is increased by any OID or market discount previously included by you in income with respect to the Debt Security and is decreased by the amount of any bond premium you previously amortized and the amount of any payment (other than a payment of qualified stated interest) you have received in respect of the Debt Security. The portion of any amount realized that is attributable to accrued interest is included in your gross income as interest income.

Except as discussed above with respect to market discount, gain or loss realized by you on the sale, exchange, retirement, or other disposition of a Debt Security generally will be capital gain or loss and will be long-term capital gain or loss if the Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual generally will be subject to tax at a maximum rate, which is currently 15%. Your ability to offset capital losses against ordinary income is limited.

Foreign Currency Debt Securities

Additional considerations apply if you hold a Debt Security payable in a currency other than U.S. dollars (“Foreign Currency”) and you use the U.S. dollar as your functional currency. In the case of payments of interest, if you use the cash method of accounting for U.S. federal income tax purposes, when you receive a payment of interest on a Debt Security (other than OID or market discount), you will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and the U.S. dollar value will be your tax basis in the Foreign Currency. If you use the accrual method of accounting for U.S. federal income tax purposes, or are otherwise required to accrue interest prior to receipt, you will be required to include in income the U.S. dollar value of the amount of interest income (including OID) that has accrued and is otherwise required to be taken into account with respect to a Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. You may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, you may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by you and may not be changed without the consent of the IRS. You should consult a tax advisor before making the above election. In addition to the interest income described above, because the Debt Securities are denominated and interest will be paid in a Foreign Currency, you will be required to recognize currency gain or loss. This gain or loss will be treated as ordinary income or loss. The currency gain or loss will be recognized on the date interest is received or the Debt Securities are disposed of and will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above).

If you purchase a Debt Security with previously owned Foreign Currency, you will recognize currency gain or loss (which will be treated as ordinary income or loss) in an amount equal to the difference, if any, between your tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the Debt Security, determined on the date of purchase.

If you receive Foreign Currency on a sale, exchange, or retirement of a Debt Security, the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the Debt Security). If, however, a Debt Security is traded on an established securities market and you are a cash basis taxpayer (or an accrual basis taxpayer that has made an appropriate election), the U.S. dollar value of the amount realized will be determined by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. Your adjusted tax basis in a Debt Security will equal the amount you paid for the Debt Security, increased by the amounts of any market discount or OID you previously included in income with respect to the Debt Security and reduced by any amortized acquisition or other premium and any principal payments you received in respect of the Debt Security. For purposes of the previous sentence, the amount of any payment in or adjustments measured by Foreign Currency will be equal to the U.S. dollar value of the Foreign Currency on the date of the purchase or adjustment.

Gain or loss realized upon the sale, exchange, or retirement of a Debt Security that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the Debt Security, determined on the date the payment is received or the Debt Security is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the Debt Security, determined on the date you acquired the Debt Security. The Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss you realized on the sale, exchange or retirement of the Debt Security.

You will have a tax basis in any Foreign Currency received as interest or on the sale, exchange, or retirement of a Debt Security equal to the U.S. dollar value of the Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange, or retirement. Any gain or loss realized by you on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase Debt Securities) will be ordinary income or loss.

If you purchase a Debt Security at a premium, because the Debt Securities are denominated in a Foreign Currency, you should calculate the amortization of the premium in the Foreign Currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Currency gain or loss will be realized with respect to amortized premium based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the Debt Security and the exchange rate on the date you acquired the Debt Security.

You must accrue market discount on a Debt Security denominated in a Foreign Currency in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the Debt Security. No part of the accrued market discount will be treated as currency gain or loss. Any accrued market discount on a Debt Security denominated in a Foreign Currency that is currently includable in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion of an accrual period within the holder’s taxable year). Currency gain or loss with respect to accrued market discount currently includable in income is determined in the manner described above with respect to the computation of currency gain or loss on accrued interest.

U.S. Holders – Principal Protected Indexed Notes

The Debt Security you purchase may provide for a payment at maturity, in addition to its principal, that is based on the value, return, appreciation or depreciation of a publicly traded security or index of publicly traded securities, or provide for a payment at maturity equal to the greater of the principal and an amount based on the value, return, appreciation, or depreciation of a publicly traded security or index of publicly traded securities. We refer to these Debt Securities as “Principal Protected Indexed Notes.”

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization, for U.S. federal income tax purposes, of the Principal Protected Indexed Notes or other instruments with terms substantially the same as the Principal Protected Indexed Notes. However, although the matter is not free from doubt, under current law, each Principal Protected Indexed Note should be treated as a debt instrument for U.S. federal income tax purposes. We currently intend to treat the Principal Protected Indexed Notes as debt instruments for U.S. federal income tax purposes and, where required, intend to file information returns with the IRS in accordance with such treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the Principal Protected Indexed Notes. You should be aware, however, that the IRS is not bound by our characterization of the Principal Protected Indexed Notes as indebtedness and the IRS could possibly take a different position as to the proper characterization of the Principal Protected Indexed Notes for U.S. federal income tax purposes. If the Principal Protected Indexed Notes are not in fact treated as debt instruments for U.S. federal income tax purposes, then the U.S. federal income tax treatment of the purchase, ownership, and disposition of the Principal Protected Indexed Notes could differ materially from the treatment discussed below with the result that the timing and character of income, gain, or loss recognized in respect of a Principal Protected Indexed Note could differ materially from the timing and character of income, gain, or loss recognized in respect of a Principal Protected Indexed Note had the Principal Protected Indexed Notes in fact been treated as debt instruments for U.S. federal income tax purposes. The following discussion assumes that the Principal Protected Indexed Notes will be treated as debt instruments for U.S. federal income tax purposes.

A Principal Protected Indexed Note is treated as a “contingent payment debt instrument” for U.S. federal income tax purposes subject to taxation under the “noncontingent bond method.” Under the noncontingent bond method, you would be required to report OID or interest income based on a “comparable yield” and a “projected payment schedule,” as described below, established by us for determining interest accruals and adjustments in respect of a Principal Protected Indexed Note. If you do not use the “comparable yield” and/or follow the “projected payment schedule” to calculate your OID and interest income on the Principal Protected Indexed Note, you must timely disclose and justify the use of other estimates to the IRS.

A “comparable yield” with respect to a contingent payment debt instrument generally is the yield at which we could issue a fixed rate debt instrument with terms similar to those of the contingent payment debt instrument (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt instrument). Notwithstanding the foregoing, a comparable yield must not be less than the applicable federal rate based on the overall maturity of the debt instrument.

A “projected payment schedule” with respect to a contingent payment debt instrument generally is a series of expected payments the amount and timing of which would produce a yield to maturity on that debt instrument equal to the comparable yield. The “comparable yield” and “the projected payment schedule” for a Principal Protected Indexed Note may be obtained by contacting Bank of America Corporation. You should be aware that this information is not calculated or provided for any purposes other than the determination of a holder’s interest accruals and adjustments in respect of the Principal Protected Indexed Note for U.S. federal income tax purposes. We make no representations regarding the actual amounts of payments on the Principal Protected Indexed Note.

Based on the comparable yield and the projected payment schedule of the Principal Protected Indexed Notes, you generally are required (regardless of your accounting method) to accrue as OID the sum of the daily portions of interest on the Principal Protected Indexed Note for each day in the taxable year on which you held the Principal Protected Indexed Note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the Principal Protected Indexed Note, as set forth below. The daily portions of interest in respect of a Principal Protected Indexed Note are determined by allocating to each day in an accrual period the ratable portion of interest on the Principal Protected Indexed Note that accrues in the accrual period. The amount of interest on a Principal Protected Indexed Note that accrues in an accrual period is the product of the comparable yield on the Principal Protected Indexed Note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the Principal Protected Indexed Note at the beginning of the accrual period. The adjusted issue price of a Principal Protected Indexed Note at the beginning of the first accrual period is its issue price and for any subsequent accrual period will be:

•	the sum of the issue price of the Principal Protected Indexed Note and any interest previously accrued thereon by a holder (disregarding any positive or negative adjustments) minus

•	the amount of any projected payments on the Principal Protected Indexed Note for previous accrual periods.

The issue price of each Principal Protected Indexed Note in an issue of Debt Securities is the first price at which a substantial amount of those Debt Securities has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). Because of the application of the OID rules, it is possible that you will be required to include in income OID in excess of actual cash payments received for certain taxable years.

You will be required to recognize interest income equal to the amount of any positive adjustment (i.e., the excess of actual payments over the projected contingent payments) in respect of a Principal Protected Indexed Note for the taxable year in which a contingent payment is paid. A negative adjustment (i.e., the excess of projected contingent payments over actual payments) in respect of a Principal Protected Indexed Note for a taxable year in which a contingent payment is paid:

•	will first reduce the amount of interest in respect of the Principal Protected Indexed Note that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss equal to that portion of the excess as does not exceed the excess of (1) the amount of all previous interest inclusions under the Principal Protected Indexed Note over (2) the total amount of your net negative adjustments treated as ordinary loss on the Principal Protected Indexed Note in prior taxable years.

A net negative adjustment is not subject to the 2% floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the Principal Protected Indexed Note or to reduce the amount realized on a sale, exchange, or retirement of the Principal Protected Indexed Note. If you purchase a Principal Protected Indexed Note at a price other than its adjusted issue price, the difference between your purchase price and the issue price generally will be treated as a positive or negative adjustment, as the case may be, and allocated to the daily portions of interest or projected payments with respect to the Principal Protected Indexed Note. If you purchase a Principal Protected Indexed Note in a transaction after the initial issuance of the Principal Protected Indexed Notes, you should consult your tax advisors for additional guidance in making these adjustments.

If you purchase a Principal Protected Indexed Note for more or less than the Principal Protected Indexed Note’s adjusted issue price, you must reasonably allocate the difference between such adjusted issue price and your basis to daily portions of interest or projected payments on the Principal Protected Indexed Note over its remaining term. If your basis in the Principal Protected Indexed Note exceeds its adjusted issue price, the allocated amounts are treated as a negative adjustment on the date the daily portion accrues or the payment is made and your basis in the Principal Protected Indexed Note is reduced by such negative adjustment. If your basis in the Principal Protected Indexed Note is less than its adjusted issue price, the allocated amounts are treated as a positive adjustment on the date the daily portion accrues or the payment is made and your basis in the Principal Protected Indexed Note is increased by such negative adjustment.

If a contingent payment becomes fixed more than six months prior to maturity, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. A similar adjustment may be appropriate in some circumstances in respect of the Principal Protected Indexed Note. For example, it may be possible to determine, based on the decline of an index of publicly traded securities, that the actual amount payable at maturity will be no more than the minimum amount payable, regardless of subsequent appreciation in that index of publicly traded securities. In such a case, assuming more than six months remain prior to maturity, a negative adjustment would be made to reflect the difference between the present value of the principal amount of the Principal Protected Indexed Notes and the present value of the projected amounts. Moreover, during the term of the debt instrument, it may be possible to determine that the amount payable at maturity will be less than the projected payment amount, even though the actual amount payable on the Principal Protected Indexed Note will not become fixed prior to the maturity date. In that circumstance, the IRS may deem it appropriate to adjust (using the methodology described above or another methodology) the amount of interest income you would be required to recognize in a particular taxable year in respect of a Principal Protected Indexed Note. However, until the IRS sets forth rules dealing with that situation, we do not intend to make these adjustments.

Sale, Exchange, or Retirement

Upon a sale, exchange, or retirement of a Principal Protected Indexed Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize on the sale, exchange, or retirement and your tax basis in the Principal Protected Indexed Note. Your tax basis in a Principal Protected Indexed Note generally will equal the amount you paid for that Principal Protected Indexed Note (taking into account the basis adjustments made if you purchased a Principal Protected Indexed Note for more or less than the Principal Protected Indexed Note’s adjusted issue price), increased by the amount of interest income previously accrued by you in respect of the Principal Protected Indexed Note (disregarding any positive or negative adjustments) and decreased by the amount of all prior projected payments in respect of the Principal Protected Indexed Note. If you purchase a Principal Protected Indexed Note in a transaction after the initial issuance of the Principal Protected Indexed Notes, you should consult your tax advisors regarding your tax basis in the Principal Protected Indexed Notes. You generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss (depending upon your holding period for the Principal Protected Indexed Note). The deductibility of capital losses is subject to limitations.

Alternative Characterization

Principal Protected Indexed Notes may be characterized for U.S. federal income tax purposes under a different approach than that described above. For example, the IRS may contend that our Debt Securities linked to the performance of a reference asset should be treated as an investment unit consisting of either a fixed rate or contingent payment debt instrument and one or more options, or under a different approach. Under these alternative characterizations, the timing and character of income or gain recognized by holders of the Debt Securities and the tax basis of any shares of a reference asset received as a result of an exchange may differ significantly from that described above. Accordingly, prospective investors are urged to consult their own tax advisers concerning the U.S. federal income tax consequences of an investment in our Principal Protected Indexed Notes.

U.S. Holders – Non-Principal Protected Indexed Notes

The Debt Security you purchase may provide for a payment at maturity that is entirely based on the value, return, appreciation or depreciation of a publicly traded security or index of (or basket of indices of) publicly traded securities while not paying any interest. We refer to these Debt Securities as “Non-Principal Protected Indexed Notes.”

Under the terms of Non-Principal Protected Indexed Notes, we and every investor in Non-Principal Protected Indexed Notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat Non-Principal Protected Indexed Notes for all tax purposes as a single financial contract with respect to the underlying security or index (or basket thereof) that (1) requires the investor to pay us at inception an amount equal to the purchase price of Non-Principal Protected Indexed Notes and (2) entitles the investor to receive at maturity an amount in cash based upon the performance of the underlying security or index (or basket thereof). However, this characterization of Non-Principal Protected Indexed Notes is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of Non-Principal Protected Indexed Notes or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities that directly address the terms of Non-Principal Protected Indexed Notes, significant aspects of the U.S. federal income tax consequences of an investment in them are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this section. Accordingly, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of an investment in Non-Principal Protected Indexed Notes, including possible alternative characterizations, and regarding any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction.

On December 7, 2007, the IRS released Notice 2008-2 (“Notice”) seeking comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.”

This Notice addresses instruments such as Non-Principal Protected Indexed Notes. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as Non-Principal Protected Indexed Notes should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of Non-Principal Protected Indexed Notes, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” applies or should apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, legislation recently was introduced in the U.S. Congress which, if enacted, would also impact the taxation of Non-Principal Protected Indexed Notes. Under the proposed legislation, a U.S. Holder that acquires an instrument such as Non-Principal Protected Indexed Notes after the date of enactment of the legislation would be required to include income in respect of Non-Principal Protected Indexed Notes on a current basis. It is not possible to predict whether the legislation will be enacted in its proposed form or whether any other legislative action may be taken in the future that may adversely affect the taxation of instruments such as Non-Principal Protected Indexed Notes. Further, it is possible that any such legislation, if enacted, may apply on a retroactive basis.

We urge you to consult your own tax advisors concerning the impact and the significance of the above considerations. We intend to continue treating Non-Principal Protected Indexed Notes for U.S. federal income tax purposes in the manner described herein and until such time as we determine, or the IRS or Treasury determines, that some other treatment is more appropriate.

Unless otherwise stated, the following discussion is based on the characterization described above. This discussion assumes that there is a significant possibility of a significant loss of principal on an investment in Non-Principal Protected Indexed Notes.

Your tax basis in Non-Principal Protected Indexed Notes will equal the amount paid by you to acquire them.

Upon receipt of the cash payment at maturity, you generally will recognize capital gain or loss equal to the difference between the amount of cash received and your basis in Non-Principal Protected Indexed Notes. This capital gain or loss generally will be long-term capital gain or loss, as the case may be, if you held Non-Principal Protected Indexed Notes for more than one year at maturity. The deductibility of capital losses is subject to limitations under the Code and applicable Treasury regulations.

Upon a sale or exchange of Non-Principal Protected Indexed Notes prior to their maturity, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your basis in Non-Principal Protected Indexed Notes sold or exchanged. This gain or loss generally will be long-term capital gain or loss if you held Non-Principal Protected Indexed Notes for more than one year at the time of disposition. Otherwise, this gain or loss will be short-term capital gain or loss. As discussed above, the deductibility of capital losses is subject to limitations under the Code and applicable Treasury regulations.

Possible Application of Section 1260 of the Code

If the underlying security or index (or basket thereof) is or includes the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-thru entities such as exchange traded funds, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, an investment in Non-Principal Protected Indexed Notes likely will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by you in respect of Non-Principal Protected Indexed Notes will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for you in taxable years prior to the taxable year of the sale, exchange, or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, or settlement).

If an investment in Non-Principal Protected Indexed Notes is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain in respect of Non-Principal Protected Indexed Notes will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of Non-Principal Protected Indexed Notes will equal the excess of (i) any long-term capital gain recognized by you in respect of Non-Principal Protected Indexed Notes and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) you would have had if you had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the Non-Principal Protected Indexed Notes attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets upon the date of sale, exchange, or settlement of Non-Principal Protected Indexed Notes at fair market value. Alternatively, the IRS may contend that the Excess Gain should not be limited to amounts attributable to a Section 1260 Financial Asset, but should instead apply to the entire underlying security or index (or basket thereof). You should consult your tax advisors regarding the potential application of Section 1260 of the Code to an investment in Non-Principal Protected Indexed Notes.

As described above, the IRS, as indicated in the Notice, is considering whether Section 1260 of the Code generally applies or should apply to Non-Principal Protected Indexed Notes, including in situations where the underlying security or index (or basket thereof) is not the type of financial asset described under Section 1260 of the Code.

Possible Alternative Tax Treatments of an Investment in Non-Principal Protected Indexed Notes

Due to the absence of authorities that directly address the proper tax treatment of Non-Principal Protected Indexed Notes, you are urged to consult your tax advisors regarding all possible alternative tax treatments of an investment in Non-Principal Protected Indexed Notes. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning Non-Principal Protected Indexed Notes under Treasury regulations governing contingent payment debt instruments (the “Contingent Payment Regulations”).

If the IRS were successful in asserting that the Contingent Payment Regulations applied to Non-Principal Protected Indexed Notes, the timing and character of income on Non-Principal Protected Indexed Notes would be affected significantly and your investment in Non-Principal

Protected Notes would be treated as discussed above under “U.S. Holders – Principal Protected Notes.”

Even if the Contingent Payment Regulations do not apply to Non-Principal Protected Indexed Notes, other alternative U.S. federal income tax characterizations of Non-Principal Protected Indexed Notes are possible which, if applied, also could affect the timing and the character of the income or loss with respect to them. It is possible, for example, that Non-Principal Protected Indexed Notes could be treated as a unit consisting of a loan and a forward contract, in which case you would be required to accrue interest income or original issue discount on a current basis.

Proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of Non-Principal Protected Indexed Notes.

U.S. Holders – Backup Withholding and Information Reporting

Generally, payments of principal, any premium, and interest, and the accrual of OID, with respect to a Debt Security will be subject to information reporting and possibly to backup withholding. Information reporting means that the payment is required to be reported to the holder of the Debt Security and the IRS. Backup withholding means that we are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf. Under current U.S. federal income tax law, backup withholding will be imposed at a rate of 28% through 2010 and at a rate of 31% thereafter.

Unless you are an exempt recipient such as a corporation, payments of principal, any premium, and interest, and the accrual of OID, with respect to a Debt Security held by you and proceeds from the sale of a Debt Security through the U.S. office of a broker will be subject to backup withholding unless you supply us with a taxpayer identification number and certify that the taxpayer identification number is correct or you otherwise establish an exemption. In addition, backup withholding will be imposed on any payment of principal and interest, and the accrual of OID, with respect to a Debt Security held by you if you have been informed by the U.S. Secretary of the Treasury that you have not reported all dividend and interest income required to be shown on your federal income tax return or you fail to certify that you have not underreported your interest and dividend income.

Payments of the proceeds from the sale of a Debt Security to or through a foreign office of a broker, custodian, nominee, or other foreign agent acting on your behalf will not be subject to information reporting or backup withholding. If, however, the nominee, custodian, agent, or broker is, for U.S. federal income tax purposes, (1) a United States person, (2) the government of the U.S. or the government of any state or political subdivision of any state (or any agency or instrumentality of any of these governmental units), (3) a controlled foreign corporation, (4) a foreign partnership that is either engaged in a U.S. trade or business or whose U.S. partners in the aggregate hold more than 50% of the income or capital interests in the partnership, (5) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (6) a U.S. branch of a foreign bank or foreign insurance company, the payments will be subject to information reporting, unless (a) the custodian, nominee, agent, or broker has documentary evidence in its records that the holder is not a United States person and other conditions are met or (b) the holder otherwise establishes an exemption from information reporting.

If you do not provide us with your correct taxpayer identification number, you may be subject to penalties imposed by the IRS. In addition, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided specified required information is furnished to the IRS.

Non-U.S. Holders – Income Tax Considerations

Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding, principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by you of a trade or business within the U.S., or a permanent establishment maintained in the U.S. if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID and any gain realized on the sale, exchange, or retirement of a Debt Security, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	you actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	you are a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•	the payments on the Debt Securities are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	you do not satisfy the certification requirements described below.

You generally will satisfy the certification requirements if either: (A) you certify to us or our agent, under penalties of perjury, that you are a non-United States person and provide your name and address (which certification may generally be made on an IRS Form W-8BEN, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the Debt Securities certifies to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from you certifying that you are a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if you provide us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that income on the Debt Securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, you must obtain a taxpayer identification number and certify as to your eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

You generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of Debt Securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, and (b) if you are an individual, you are not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the Debt Security. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a Debt Security, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such Debt Security.

If you hold a Debt Security and are engaged in the conduct of a trade or business within the U.S. and if interest (including any OID) on the Debt Security, or gain realized on the sale, exchange, or other disposition of the Debt Security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by you in the U.S.), you, although exempt from U.S. federal withholding tax (provided that the applicable certification requirements are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if you were a U.S. Holder. You should read the material under the heading “U.S. Holders – Fixed and Variable Rate Debt Securities” and “U.S. Holders – Principal Protected Indexed Notes” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of Debt Securities. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of your earnings and profits for the taxable year that are effectively connected with your conduct of a trade or business in the United States, subject to certain adjustments.

Non-U.S. Holders – Backup Withholding and Information Reporting

If you are a Non-U.S. Holder, payments of principal, any premium, and interest, and the accrual of OID, with respect to a Debt Security and proceeds from the sale of a Debt Security will not be subject to information reporting and backup withholding so long as you certify that you are not a United States person and we do not have actual knowledge that the certification is false (or you otherwise establish an exemption). However, if you do not certify that you are not a United States person or we have actual knowledge that the certification is false (and you have not otherwise established an exemption), you will be subject to backup withholding and information reporting in the manner described above in “U.S. Holders – Backup Withholding and Information Reporting.”

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns, maintain records, including lists identifying investors in the transaction, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the Debt Securities. The regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss. In general, a Debt Security denominated in a Foreign Currency will be subject to the rules governing Foreign Currency exchange gain or loss. Therefore, losses realized with respect to a Debt Security which is denominated in a Foreign Currency may constitute a Section 988 transaction, and a holder of those Debt Securities that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Whether an investment in Debt Securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. You should consult your own tax advisors concerning any possible disclosure obligation you may have with respect to your investment in the Debt Securities and should be aware that should any “material advisor” determine that the return filing or investor list maintenance requirements apply to a transaction, you would be required to comply with these requirements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2007;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•	our current reports on Form 8-K filed January 11, 2008, January 22, 2008, January 29, 2008, January 30, 2008, April 15, 2008, April 21, 2008, May 1, 2008, May 23, 2008, May 29, 2008, July 1, 2008, July 21, 2008, July 24, 2008, July 31, 2008, September 15, 2008, September 18, 2008, October 3, 2008, October 6, 2008, October 7, 2008, October 10, 2008, October 21, 2008, October 30, 2008, November 10, 2008 and November 12, 2008 (in each case, other than information that is furnished but deemed not to have been filed).

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

NC1-007-07-13

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could”.

These forward-looking statements are not historical facts, but instead represent our current expectations, intentions or forecasts of future events, circumstances or results. These statements are not guarantees of future results or performance and involve risks, uncertainties and assumptions that are difficult to predict and often are beyond our control. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, and should consider all uncertainties and risks discussed or incorporated by reference in this prospectus, including under the captions “Item 1A. Risk Factors” and “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2007, and “Item 1A. Risk Factors” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report on Form 10-Q for the quarter ended September 30, 2008, which reports are incorporated by reference, and in any of our other subsequent SEC filings. See “Where You Can Find More Information” above for information about how to obtain a copy of our SEC filings.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of the securities being registered has been passed upon by McGuireWoods LLP, Charlotte, North Carolina. McGuireWoods LLP regularly performs legal services for us. Some members of McGuireWoods LLP performing those legal services own shares of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in a Management’s Report on Internal Control over Financial Reporting) of Bank of America Corporation and its subsidiaries incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Merrill Lynch & Co., Inc. incorporated by reference into this prospectus from our Current Report on Form 8-K filed on October 3, 2008, and the effectiveness of Merrill Lynch & Co., Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, incorporated herein by reference (which report on the consolidated financial statements expresses an unqualified opinion and includes explanatory paragraphs regarding (a) the adoption in 2007 of Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115,” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109,” and a change in the method of accounting in 2006 for share-based payments to conform to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” and (b) the restatement discussed in Note 20 to the consolidated financial statements). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information for the three- and six-month periods ended June 27, 2008 and June 29, 2007, and for the three- and nine-month periods ended September 26, 2008 and September 28, 2007, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report dated August 4, 2008 included as an exhibit to Bank of America Corporation’s Current Report on Form 8-K filed on October 3, 2008 (which report includes explanatory paragraphs related to the restatement discussed in Note 16 and the transactions subsequent to the balance sheet date discussed in Note 18 to the unaudited condensed consolidated interim financial statements), and in their report dated November 4, 2008 included as an exhibit to the Bank of America Corporation Current Report on Form 8-K filed on November 12, 2008 (which report includes explanatory paragraphs relating to (1) the agreement and plan of merger with Bank of America Corporation on September 15, 2008 as discussed in Note 1 to the unaudited condensed consolidated interim financial statements, (2) the restatement discussed in Note 16 to the unaudited condensed consolidated interim financial statements, and (3) Merrill Lynch’s securities purchase agreement with the U.S. Treasury pursuant to the Emergency Economic Stabilization Act of 2008, its participation in the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program, and its participation in the Federal Reserve’s Commercial Paper Funding Facility as discussed in Note 18 to the unaudited condensed consolidated interim financial statements), both incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses, other than underwriting or broker-dealer fees, discounts, and commissions, in connection with any secondary market sales are as follows:

Printing and Engraving Expenses	$50,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	10,000
Miscellaneous	5,000

$115,000

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article VIII of the Registrant’s bylaws provides for indemnification to the fullest extent authorized by Delaware law for any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, manager or employee of the Registrant or was serving at the request of the Registrant as a director, officer, manager or employee of any other enterprise. Such indemnification is provided only if the director, officer, manager or employee acted in good faith and in a manner that the director, officer, manager or employee reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law and Article VIII of the bylaws of the Registrant.

Pursuant to the Registrant’s bylaws, the Registrant also maintains a directors’ and officers’ insurance policy which insures the directors and officers of the Registrant against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaws or otherwise.

Item 16. List of Exhibits.

4.1	Indenture dated as of January 1, 1995, between NationsBank Corporation and BankAmerica National Trust Company, as trustee, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 33-57533)
4.2	Successor Trustee Agreement effective December 15, 1995, between NationsBank Corporation and First Trust New York, National Association (now U.S. Bank Trust National Association), as successor trustee to BankAmerica National Trust Company, incorporated herein by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-07229)
4.3	First Supplemental Indenture dated as of September 18, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998
4.4	Second Supplemental Indenture dated as of May 7, 2001, among Bank of America Corporation, U.S. Bank Trust National Association, as Prior Trustee, and The Bank of New York, as Successor Trustee, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed June 5, 2001
4.5

Third Supplemental Indenture dated as of July 28, 2004, between Bank of America Corporation (successor to NationsBank Corporation) and The Bank of New York (successor to U.S. Bank Trust National Association), incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K, filed August 27, 2004

4.6	Fourth Supplemental Indenture dated as of April 28, 2006, between the Registrant and The Bank of New York Trust Company, N.A. (successor to The Bank of New York), incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.7	Indenture dated as of January 1, 1995, between NationsBank Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-3 (Registration No. 33-57533)
4.8	First Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.8 of the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998

4.9	Second Supplemental Indenture dated as of January 25, 2007, incorporated by reference to Exhibit 4.3 of Registrant’s Registration Statement on Form S-4 (Registration No. 333-141361)
4.10	Indenture dated as of November 1, 1992, between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8 Amendment No. 1 to Form 8-K (File No. 1-6523) filed March 1, 1993
4.11	First Supplemental Indenture dated as of July 1, 1993, between NationsBank Corporation and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed July 6, 1993
4.12	Second Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(i) to the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.13	Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 33-30717)
4.14	First Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation (successor to NCNB Corporation), NationsBank (DE) Corporation and The Bank of New York, as Trustee, to the Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(f) to the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.15	Indenture dated as of November 1, 1991, between BankAmerica Corporation and Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.16	First Supplemental Indenture dated as of September 8, 1992, between BankAmerica Corporation and Chemical Trust Company of California (formerly known as Manufacturers Hanover Trust Company of California), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica Corporation and Manufacturer’s Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.17	Second Supplemental Indenture dated as of September 15, 1998, among BankAmerica Corporation, NationsBank (DE) Corporation and J.P. Morgan Trust Company, N.A. (formerly known as Chase Manhattan Bank and Trust Company, N.A. and successor to Chemical Trust Company of California), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica Corporation and Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.18	Indenture dated as of October 1, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-3/A (Registration No. 33-50216) of Fleet Financial Group, Inc.
4.19	First Supplemental Indenture dated as of November 30, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4 to Fleet Financial Group, Inc.’s Current Report on Form 8-K (File No. 1-06366) dated November 30, 1992 and filed December 2, 1992

4.20	Second Supplemental Indenture dated as of March 18, 2004, among FleetBoston Financial Corporation (successor to Fleet Financial Group, Inc.), Bank of America Corporation, and J.P. Morgan Trust Company, N.A. (successor to The First National Bank of Chicago), as Trustee, incorporated herein by reference to Exhibit 4.59 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-112708)
4.21	Indenture dated as of September 29, 1992, between MBNA Corporation and Bankers Trust Company, as Trustee, incorporated herein by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (Registration No. 33-95600) of MBNA Corporation
4.22	First Supplemental Indenture dated as of December 21, 2005, among Bank of America Corporation and Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), as Trustee, incorporated herein by reference to Exhibit 4.32 to the Registrant’s Registration Statement on Form S-3ASR (Registration No. 333-130821)
4.23	Indenture dated as of February 1, 2005, among Countrywide Financial Corporation, Countrywide Home Loans, Inc. and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.58 of Countrywide Financial Corporation’s Quarterly Report on Form 10-Q (File No. 1-8422) for the quarter ended March 31, 2006
4.24	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.2 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-8422) filed July 8, 2008
4.25	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation), Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File
No. 1-6523) filed November 10, 2008
4.26	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.27	Indenture dated as of May 16, 2006, between Countrywide Financial Corporation and The Bank of New York, as Trustee, relating to the 6.25% Subordinated Notes due May 15, 2016, incorporated herein by reference to Exhibit 4.27 to Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-8422) filed on May 16, 2006
4.28	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture between Countrywide Financial Corporation and The Bank of New York, as Trustee, dated as of May 16, 2006, incorporated herein by reference to Exhibit 4.1 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-8422) filed July 8, 2008
4.29	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly The Bank of New York), as Trustee, to the Indenture between Countrywide Financial Corporation and The Bank of

New York, as Trustee, dated as of May 16, 2006, incorporated herein by reference to Exhibit 4.7 to the Registrant’s Current Report on Form 8-K (File No. 1-6523), filed November 10, 2008
4.30	Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File Nos. 33-50661 and 33-50661-01) of Countrywide Home Loans, Inc. and Countrywide Financial Corporation
4.31	Supplemental Indenture No. 1 dated as of June 15, 1995, among Countrywide Home Loans, Inc., Countrywide Financial Corporation, and The Bank of New York, as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.9 to Amendment No. 2 to the Registration Statement on Form S-3 (File Nos. 33-59559 and 33-59559-01) of Countrywide Financial Corporation and Countrywide Home Loans, Inc.
4.32	Second Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, dated as of January 1, 1992, incorporated herein by reference to Exhibit 4.3 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-8422) filed July 8, 2008
4.33	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.11 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.34	Fourth Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.12 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.35	Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.25 to Countrywide Financial Corporation’s Annual Report on Form 10-K (File No. 1-8422) for the year ended December 31, 2003
4.36	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Home Loans, Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York, as Trustee, dated as of December 1, 2001, incorporated herein by reference to Exhibit 4.4 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-8422) filed July 8, 2008

4.37	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated by reference to Exhibit 4.15 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.38	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated by reference to Exhibit 4.16 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.39	Agreement of Appointment and Acceptance dated as of December 29, 2006 between registrant and The Bank of New York Trust Company, N.A., incorporated by reference to Exhibit 4(aaa) of the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2006
5.1	Opinion of McGuireWoods LLP, regarding legality of securities being registered
12.1	Calculation of Ratio of Earnings to Fixed Charges, and Ratio of Earnings to Fixed Charges and Preferred Dividends, incorporated herein by reference to Exhibit 12 of the Registrant’s Current Report on Form 10-Q (File No. 1-6523) for the quarter ended September 30, 2008
15.1	Letter of Deloitte & Touche LLP
23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Deloitte & Touche LLP
24.1	Power of Attorney
24.2	Certified Resolutions
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.1
25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.7
25.3	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.10
25.4	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.13
25.5	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.15
25.6	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.18
25.7	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.23
25.8	Statement of Eligibility of The Bank of New York Mellon, as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.27
25.9	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.30

25.10	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.35
25.11	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Senior Trustee, on Form T-1
99.1	Provisions of the Delaware General Corporation Law, as amended, relating to indemnification of directors and officers, incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-112708)

Item 17. Undertakings.

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment for expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on November 14, 2008.

BANK OF AMERICA CORPORATION

By:	*
Kenneth D. Lewis Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth D. Lewis	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2008

* Joe L. Price	Chief Financial Officer (Principal Financial Officer)	November 14, 2008

* Neil A. Cotty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 14, 2008

* William Barnet, III	Director	November 14, 2008

* Frank P. Bramble, Sr.	Director	November 14, 2008

* John T. Collins	Director	November 14, 2008

* Gary L. Countryman	Director	November 14, 2008

* Tommy R. Franks	Director	November 14, 2008

* Charles K. Gifford	Director	November 14, 2008

* Monica C. Lozano	Director	November 14, 2008

* Walter E. Massey	Director	November 14, 2008

Signature	Title	Date

* Thomas J. May	Director	November 14, 2008

* Patricia E. Mitchell	Director	November 14, 2008

* Thomas M. Ryan	Director	November 14, 2008

* O. Temple Sloan, Jr.	Director	November 14, 2008

* Meredith R. Spangler	Director	November 14, 2008

* Robert L. Tillman	Director	November 14, 2008

* Jackie M. Ward	Director	November 14, 2008

*By:	/S/ TERESA M. BRENNER
Teresa M. Brenner Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Indenture dated as of January 1, 1995, between NationsBank Corporation and BankAmerica National Trust Company, as trustee, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 33-57533)
4.2	Successor Trustee Agreement effective December 15, 1995, between NationsBank Corporation and First Trust New York, National Association (now U.S. Bank Trust National Association), as successor trustee to BankAmerica National Trust Company, incorporated herein by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-07229)
4.3	First Supplemental Indenture dated as of September 18, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998
4.4	Second Supplemental Indenture dated as of May 7, 2001, among Bank of America Corporation, U.S. Bank Trust National Association, as Prior Trustee, and The Bank of New York, as Successor Trustee, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed June 5, 2001
4.5

Third Supplemental Indenture dated as of July 28, 2004, between Bank of America Corporation (successor to NationsBank Corporation) and The Bank of New York (successor to U.S. Bank Trust National Association), incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K, filed August 27, 2004

4.6	Fourth Supplemental Indenture dated as of April 28, 2006, between the Registrant and The Bank of New York Trust Company, N.A. (successor to The Bank of New York), incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.7	Indenture dated as of January 1, 1995, between NationsBank Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-3 (Registration No. 33-57533)
4.8	First Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.8 of the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998
4.9	Second Supplemental Indenture dated as of January 25, 2007, incorporated by reference to Exhibit 4.3 of Registrant’s Registration Statement on Form S-4 (Registration No. 333-141361)
4.10	Indenture dated as of November 1, 1992, between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8 Amendment No. 1 to Form 8-K (File No. 1-6523) filed March 1, 1993
4.11	First Supplemental Indenture dated as of July 1, 1993, between NationsBank Corporation and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed July 6, 1993
4.12	Second Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(i) to the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998

Exhibit Number	Description of Exhibit
4.13	Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 33-30717)
4.14	First Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation (successor to NCNB Corporation), NationsBank (DE) Corporation and The Bank of New York, as Trustee, to the Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(f) to the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.15	Indenture dated as of November 1, 1991, between BankAmerica Corporation and Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.16	First Supplemental Indenture dated as of September 8, 1992, between BankAmerica Corporation and Chemical Trust Company of California (formerly known as Manufacturers Hanover Trust Company of California), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica Corporation and Manufacturer’s Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.17	Second Supplemental Indenture dated as of September 15, 1998, among BankAmerica Corporation, NationsBank (DE) Corporation and J.P. Morgan Trust Company, N.A. (formerly known as Chase Manhattan Bank and Trust Company, N.A. and successor to Chemical Trust Company of California), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica Corporation and Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.18	Indenture dated as of October 1, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-3/A (Registration No. 33-50216) of Fleet Financial Group, Inc.
4.19	First Supplemental Indenture dated as of November 30, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4 to Fleet Financial Group, Inc.’s Current Report on Form 8-K (File No. 1-06366) dated November 30, 1992 and filed December 2, 1992
4.20	Second Supplemental Indenture dated as of March 18, 2004, among FleetBoston Financial Corporation (successor to Fleet Financial Group, Inc.), Bank of America Corporation, and J.P. Morgan Trust Company, N.A. (successor to The First National Bank of Chicago), as Trustee, incorporated herein by reference to Exhibit 4.59 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-112708)
4.21	Indenture dated as of September 29, 1992, between MBNA Corporation and Bankers Trust Company, as Trustee, incorporated herein by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (Registration No. 33-95600) of MBNA Corporation
4.22	First Supplemental Indenture dated as of December 21, 2005, among Bank of America Corporation and Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), as Trustee, incorporated herein by reference to Exhibit 4.32 to the Registrant’s Registration Statement on Form S-3ASR (Registration No. 333-130821)
4.23	Indenture dated as of February 1, 2005, among Countrywide Financial Corporation, Countrywide Home Loans, Inc. and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.58 of Countrywide Financial Corporation’s Quarterly Report on Form 10-Q (File No. 1-8422) for the quarter ended March 31, 2006

Exhibit Number	Description of Exhibit
4.24	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.2 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-8422) filed July 8, 2008
4.25	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation), Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.26	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.27	Indenture dated as of May 16, 2006, between Countrywide Financial Corporation and The Bank of New York, as Trustee, relating to the 6.25% Subordinated Notes due May 15, 2016, incorporated herein by reference to Exhibit 4.27 to Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-8422) filed on May 16, 2006
4.28	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture between Countrywide Financial Corporation and The Bank of New York, as Trustee, dated as of May 16, 2006, incorporated herein by reference to Exhibit 4.1 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-8422) filed July 8, 2008
4.29	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly The Bank of New York), as Trustee, to the Indenture between Countrywide Financial Corporation and The Bank of New York, as Trustee, dated as of May 16, 2006, incorporated herein by reference to Exhibit 4.7 to the Registrant’s Current Report on Form 8-K (File No. 1-6523), filed November 10, 2008
4.30	Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File Nos. 33-50661 and 33-50661-01) of Countrywide Home Loans, Inc. and Countrywide Financial Corporation
4.31	Supplemental Indenture No. 1 dated as of June 15, 1995, among Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York, as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc., Countrywide Financial Corporation, and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.9 to Amendment No. 2 to the Registration Statement on Form S-3 (File Nos. 33-59559 and 33-59559-01) of Countrywide Financial Corporation and Countrywide Home Loans, Inc.

Exhibit Number	Description of Exhibit
4.32	Second Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, dated as of January 1, 1992, incorporated herein by reference to Exhibit 4.3 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-8422) filed July 8, 2008
4.33	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.11 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.34	Fourth Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.12 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.35	Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.25 to Countrywide Financial Corporation’s Annual Report on Form 10-K (File No. 1-8422) for the year ended December 31, 2003
4.36	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Home Loans, Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York, as Trustee, dated as of December 1, 2001, incorporated herein by reference to Exhibit 4.4 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-8422) filed July 8, 2008
4.37	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated by reference to Exhibit 4.15 to the Registrant’s Current Report on Form 8-K (FileNo. 1-6523) filed November 10, 2008
4.38	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated by reference to Exhibit 4.16 to the Registrant’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

Exhibit Number	Description of Exhibit
4.39	Agreement of Appointment and Acceptance dated as of December 29, 2006 between registrant and The Bank of New York Trust Company, N.A., incorporated by reference to Exhibit 4(aaa) of the Registrant’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2006
5.1	Opinion of McGuireWoods LLP, regarding legality of securities being registered
12.1	Calculation of Ratio of Earnings to Fixed Charges, and Ratio of Earnings to Fixed Charges and Preferred Dividends, incorporated herein by reference to Exhibit 12 of the Registrant’s Current Report on Form 10-Q (File No. 1-6523) for the quarter ended September 30, 2008
15.1	Letter of Deloitte & Touche LLP
23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Deloitte & Touche LLP
24.1	Power of Attorney
24.2	Certified Resolutions
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.1
25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.7
25.3	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.10
25.4	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.13
25.5	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.15
25.6	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.18
25.7	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.23
25.8	Statement of Eligibility of The Bank of New York Mellon, as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.27
25.9	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.30
25.10	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.35
25.11	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Senior Trustee, on Form T-1
99.1

Provisions of the Delaware General Corporation Law, as amended, relating to indemnification of directors and officers, incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-3 (Registration

No. 333-112708)